                                                                      EXHIBIT 7




                             DRINKER BIDDLE & REATH
                               REGIONAL PROTOTYPE
                 DEFINED CONTRIBUTION PLAN AND TRUST AGREEMENT





                                   SPONSORED
                                       BY
                             DRINKER BIDDLE & REATH
                           PHILADELPHIA, PENNSYLVANIA





                 [ FUND OFFICE RETIREMENT PROFIT-SHARING PLAN ]
                       NAME OF PLAN OF ADOPTING EMPLOYER





                  [  MUNICIPAL FUND FOR TEMPORARY INVESTMENT ]
                           NAME OF ADOPTING EMPLOYER





(REV. 06/94)

(C)DRINKER BIDDLE & REATH 1995

                               TABLE OF CONTENTS

                                 PART I - PLAN


                                                                                                                     PAGE
                                                                                                                     ----
Article I              DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.1              Accrual Computation Period.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.2              Accrued Benefit.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.3              Adjustment Factor.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.4              Administrative Committee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.5              Adoption Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.6              Affiliated Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.7              Appropriate Form   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.8              Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      1.9              Code   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      1.10             Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      1.11             Computation Period   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      1.12             Controlled Group   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      1.13             Defined Benefit Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      1.14             Defined Contribution Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      1.15             Determination Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      1.16             Determination Period   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      1.17             Disability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      1.18             Early Retirement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      1.19             Earned Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      1.20             Effective Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      1.21             Elective Deferrals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      1.22             Elective Deferral Account(s)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      1.23             Elective Deferral Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      1.24             Eligibility Computation Period(s)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      1.25             Employee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      1.26             Employee Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      1.27             Employee Pension Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      1.28             Employer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      1.29             Employer Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      1.30             Employer Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      1.31             Employer Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      1.32             Employment Commencement Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      1.33             Entry Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      1.34             ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      1.35             Excess Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      1.36             Family Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      1.37             Fiduciary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      1.38             Highly Compensated Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6





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
                                                                                                                     PAGE
                                                                                                                     ----
      1.39             Hour of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
      1.40             Hourly Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      1.41             Inactive Participant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      1.42             Insurance Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      1.43             Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      1.44             Investment Manager   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      1.45             Key Employee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      1.46             Leased Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      1.47             Limitation Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      1.48             Limitation Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      1.49             Matching Account(s)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      1.50             Matching Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      1.51             Non-Highly Compensated Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      1.52             Non-Resident Alien   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      1.53             Normal Retirement Age  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      1.54             Normal Retirement Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      1.55             One-Year Break In Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      1.56             Owner-Employee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      1.57             Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      1.58             Participant Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      1.59             Participant Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      1.60             Permissive Aggregation Group   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      1.61             Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      1.62             Plan Administrator   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      1.63             Plan Sponsor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      1.64             Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      1.65             Prior Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      1.66             Profits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      1.67             QVEC Account(s)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      1.68             Qualified Domestic Relations Order   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      1.69             Qualified Matching Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      1.70             Qualified Nonelective Contribution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      1.71             Qualified Voluntary Employee Contributions   . . . . . . . . . . . . . . . . . . . . . . . . .  16
      1.72             Qualifying Employer Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      1.73             Reemployment Commencement Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      1.74             Required Aggregation Group   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
      1.75             Rollover Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
      1.76             Rollover Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
      1.77             Salaried Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      1.78             Self-Employed Person   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      1.79             Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      1.80             Sponsoring Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      1.81             Spouse or Surviving Spouse   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      1.82             Taxable Wage Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      1.83             Taxable Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      1.84             Top-Heavy Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18





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
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
      1.85             Top-Heavy Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      1.86             Top-Heavy Valuation Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      1.87             Transfer Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      1.88             Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      1.89             Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      1.90             Trust Fund   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      1.91             Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      1.92             Union Employee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      1.93             Valuation Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      1.94             Vested Accrued Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      1.95             Vesting Computation Period   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      1.96             Welfare Benefit Fund   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      1.97             Year of Service for Benefit Accrual  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      1.98             Year of Service for Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      1.99             Year of Service for Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Article II             PARTICIPATION UNDER PLAN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      2.1              Adoption of Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      2.2              Eligibility Requirements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      2.3              Additional Rules Relating to Plan Participation.   . . . . . . . . . . . . . . . . . . . . . .  23
      2.4              Plans Covering Owner-Employees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Article III            CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      3.1              Employer Contributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      3.2              Participant Contributions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      3.3              Qualified Voluntary Employee Contributions.  . . . . . . . . . . . . . . . . . . . . . . . . .  31
      3.4              Elective Deferral Contributions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
      3.5              Matching Contributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
      3.6              Contributions Held in Trust.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
      3.7              Return of Employer Contributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
      3.8              Limitations on Allocations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
      3.9              Rollover Contributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
      3.10             Transfers of Accounts from and to Other
                       Qualified Plans.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
      3.11             Top-Heavy Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

Article IV             ACCOUNTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
      4.1              Separate Accounts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

Article V              ALLOCATION OF CONTRIBUTIONS, EARNINGS AND FORFEITURES  . . . . . . . . . . . . . . . . . . . .  50
      5.1              Allocations of Contributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
      5.2              Advice to Trustee re Allocations of Contributions and Direct Transfers.  . . . . . . . . . . .  51
      5.3              Valuations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
      5.4              Allocation of Increases and Decreases.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
      5.5              Forfeitures.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52





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
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
Article VI             INVESTMENT OF ACCOUNTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
      6.1              Investment of Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
      6.2              Insurance Contracts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
      6.3              Voting and Other Actions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

Article VII            BENEFITS AND DISTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
      7.1              Benefit Determination.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
      7.2              Designation of Beneficiary and Election with Respect to
                       Death Benefit.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
      7.3              Normal Retirement.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
      7.4              Early Retirement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
      7.5              Participation after Normal Retirement Date.  . . . . . . . . . . . . . . . . . . . . . . . . .  59
      7.6              Separation from Service.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
      7.7              Disability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
      7.8              Death.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
      7.9              Commencement of Payments; Deferral of Payments; Minimum
                       Distribution Requirements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
      7.10             Withdrawals during Employment.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
      7.11             Loans.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
      7.12             QVEC Withdrawals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
      7.13             Incidental Benefit Rule.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
      7.14             Joint and Survivor Annuity Requirements.   . . . . . . . . . . . . . . . . . . . . . . . . . .  79
      7.15             Waiver of 30-day Notice Requirements for Certain Distributions   . . . . . . . . . . . . . . .  84

Article VIII           NONALIENATION OF BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
      8.1              Benefits Not Alienable.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
      8.2              Special Provision with Respect to Qualified Domestic Relations
                       Orders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

Article IX             THE ADMINISTRATIVE COMMITTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
      9.1              Structure.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
      9.2              Administrative Committee Action.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
      9.3              Responsibilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
      9.4              Contracting for Service.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
      9.5              Expenses of Administrative Committee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86

Article X              CLAIMS PROCEDURE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
      10.1             Claims for Benefits.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
      10.2             Appeals Procedure.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

Article XI             THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
      11.1             Acceptance of Trust.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
      11.2             Resignation of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
      11.3             Removal of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
      11.4             Appointment of Successor Trustee upon Occurrence of Certain Events . . . . . . . . . . . . . .  88
      11.5             Successor Trustee.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

                                                                                                                     PAGE
                                                                                                                     ----
      11.6             Meetings and Actions of Trustee.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
      11.7             Compensation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
      11.8             Trustee's Liability.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
      11.9             General Powers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
      11.10            Payments to Trustee.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
      11.11            Investment of Trust Fund.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
      11.12            Accounts, Reports and Governmental Filings.  . . . . . . . . . . . . . . . . . . . . . . . . .  90
      11.13            Information to Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
      11.14            Benefit Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
      11.15            Trust Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
      11.16            Participants Exclusively to Benefit.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
      11.17            Employment of Counsel, Agents, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
      11.18            Compromise of Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
      11.19            Suits.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
      11.20            Execution of Documents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
      11.21            No Discrimination.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
      11.22            Decision of Trustee.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
      11.23            Funding Policy.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

Article XII            THE INSURER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
      12.1             Insurer's Liability.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
      12.2             Information to Insurer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
      12.3             Benefit Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
      12.4             Annuities Must be Nontransferable.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
      12.5             Conflicts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
      12.6             Distribution of Insurance Contracts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
      12.7             Conflict with Insurance Contracts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
      12.8             Dividends or Credits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

Article XIII           THE INVESTMENT MANAGER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
      13.1             Appointment.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
      13.2             Responsibility.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
      13.3             Act in Interest of Participants.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
      13.4             Directions from Investment Manager.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

Article XIV            FIDUCIARY RESPONSIBILITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
      14.1             Fiduciary Duties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
      14.2             Allocation of Responsibility.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
      14.3             Exclusive Responsibility.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
      14.4             Transfer or Maintenance of Indicia of Ownership of Plan
                       Assets Outside United States Prohibited.   . . . . . . . . . . . . . . . . . . . . . . . . . .  94
      14.5             Liability of Fiduciary for Breach of Co-Fiduciary.   . . . . . . . . . . . . . . . . . . . . .  94
      14.6             Prohibited Transactions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94

                                                                                                                     PAGE
                                                                                                                     ----
Article XV             PLAN AMENDMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
      15.1             Amendment.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
      15.2             Limitations upon Amendment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
      15.3             Rights of Trustee upon Amendment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
      15.4             Significant Reduction in Rate of Future Benefit Accruals.  . . . . . . . . . . . . . . . . . .  98

Article XVI            PLAN TERMINATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
      16.1             Right to Discontinue Contributions and/or to Terminate Plan and Trust.   . . . . . . . . . . .  99
      16.2             Termination of Plan on Happening of Certain Events.  . . . . . . . . . . . . . . . . . . . . .  99
      16.3             Continuance of Trust after Complete Discontinuance of
                       Contributions to Plan.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
      16.4             Distribution of Trust Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
      16.5             Distributees whose Whereabouts are Unknown.  . . . . . . . . . . . . . . . . . . . . . . . . . 100

Article XVII           SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLAN   . . . . . . . . . . . . . . . . . . . 100
      17.1             Successor to Employer under Plan and Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . 100
      17.2             Merger or Consolidation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

Article XVIII          MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
      18.1             No Right to Employment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
      18.2             Gender and Number.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
      18.3             Bonding.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
      18.4             Agent for Service of Legal Process.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
      18.5             Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
      18.6             Unclaimed Benefits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
      18.7             Reports Furnished to Participants.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
      18.8             Reports Available to Participant and Beneficiaries.  . . . . . . . . . . . . . . . . . . . . . 102
      18.9             Reports upon Request.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
      18.10            Controlled Group Employees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
      18.11            Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
      18.12            Insurance and Indemnification for Liability.   . . . . . . . . . . . . . . . . . . . . . . . . 103
      18.13            No Retention of Interest in Trust Fund.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
      18.14            Termination of Plan and Trust under Rule Against Perpetuities.   . . . . . . . . . . . . . . . 103
      18.15            Notice to Interested Parties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
      18.16            Effective Date of Adoption of Plan and Trust Agreement.  . . . . . . . . . . . . . . . . . . . 104
      18.17            Restatement of Existing Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
      18.18            Individual Provisions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
      18.19            Failure of Qualification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104

Article XIX            ADOPTION OF PLAN BY AFFILIATED EMPLOYERS   . . . . . . . . . . . . . . . . . . . . . . . . . . 104
      19.1             Adoption of Plan and Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
      19.2             Withdrawal from Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
      19.3             Exclusive Purpose of Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
      19.4             Application of Withdrawal Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
      19.5             Single Plan.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106

                                                                                                                     PAGE
                                                                                                                     ----
      19.6             Adopting Employer Appointed Agent of Adopting Affiliated Employers . . . . . . . . . . . . . . 106

PART II - ADOPTION AGREEMENTS

PROFIT-SHARING (401(K)) PLAN (REGIONAL PROTOTYPE PLAN NUMBER 001)
ADOPTION AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

MONEY PURCHASE PLAN (REGIONAL PROTOTYPE PLAN NUMBER 002) ADOPTION
AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1

                                     PART I
                             DRINKER BIDDLE & REATH
                               REGIONAL PROTOTYPE
                 DEFINED CONTRIBUTION PLAN AND TRUST AGREEMENT

                                   ARTICLE I
                                  DEFINITIONS

                 The following words and phrases, as used in the Plan and Adoption Agreement, shall have the following meanings unless the context clearly indicates otherwise:

         1.1 ACCRUAL COMPUTATION PERIOD. "ACCRUAL COMPUTATION PERIOD" shall mean the Plan Year except as otherwise elected in the applicable Adoption Agreement.

         1.2 ACCRUED BENEFIT. "ACCRUED BENEFIT" shall mean the amounts credited to a Participant's Employer, Elective Deferral, Matching, Participant, Rollover, Transfer and QVEC Accounts and other accounts (e.g., Qualified Matching Contribution and Qualified Nonelective Contribution accounts) including the proceeds of Insurance Contracts, if any, on the life of the Participant.

         1.3 ADJUSTMENT FACTOR. "ADJUSTMENT FACTOR" shall mean the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

         1.4 ADMINISTRATIVE COMMITTEE. "ADMINISTRATIVE COMMITTEE" shall mean the committee appointed by the Employer to administer the Plan. The name(s) of the member(s) of the Administrative Committee and his (their) address(es) shall be indicated in the Adoption Agreement.

         1.5 ADOPTION AGREEMENT. "ADOPTION AGREEMENT" shall mean the document executed by the Employer and the Trustee under which the Employer has elected to establish or continue a qualified retirement plan and trust under the terms of this Plan and Trust Agreement. If the Employer desires to establish a profit-sharing or a profit-sharing 401(k) plan, the Employer shall adopt the Profit-Sharing (401(k)) Plan Adoption Agreement. If the Employer desires to establish a money purchase plan, the Employer shall adopt the Money Purchase Plan Adoption Agreement.

         1.6 AFFILIATED EMPLOYER. "AFFILIATED EMPLOYER" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code.

         1.7 APPROPRIATE FORM. "APPROPRIATE FORM" shall mean the form prescribed or provided by the Administrative Committee for the particular purpose.





(C) DRINKER BIDDLE & REATH 1995

         1.8 BENEFICIARY. "BENEFICIARY" shall mean the Surviving Spouse of a Participant, but if there is no Surviving Spouse, or, if the Surviving Spouse previously consented in a manner conforming to a qualified election as provided in Article VII, then such other person or persons or legal entity as may be designated by the Participant to receive benefits payable under the Plan after the Participant's death, or the personal or legal representative of a deceased Participant. Prior to August 23, 1984, "Beneficiary" shall mean such person or persons or legal entity as may be designated by the Participant to receive benefits payable under the Plan after the Participant's death, or the personal or legal representative of a deceased Participant.

         1.9 CODE. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         1.10 COMPENSATION. "COMPENSATION" shall mean Limitation Compensation as that term is defined in Section 1.47. For any Self-Employed Person covered under the Plan, Compensation shall mean Earned Income. Compensation shall include only that compensation which is actually paid to the Participant during the determination period. Except as provided elsewhere in the Plan, the determination period is the Accrual Computation Period elected by the Employer in the Adoption Agreement. If no election is made, the determination period is the Plan Year.

         Notwithstanding the above, if elected by the Employer in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

                 (A) LIMITATION FOR PLAN YEARS BEGINNING BEFORE JANUARY 1, 1994. Effective for Plan Years beginning on or after January 1, 1989, and before January 1, 1994, the annual compensation of each Participant taken into account for determining all benefits provided under the Plan for any plan year shall not exceed $200,000, as adjusted by the Adjustment Factor except that the dollar increase in effect on January 1 of any calendar year is effective for plan years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990. If the period for determining compensation used in calculating an Employee's allocation for a determination period is a short plan year (i.e., shorter than 12 months) the annual compensation limit is an amount equal to the otherwise applicable compensation limit multiplied by the fraction, the numerator of which is the number of months in the short plan year, and the denominator of which is 12.

                 If Compensation for any prior determination period is taken into account in determining an Employee's allocations or benefits for the current determination period, the compensation for such prior period is subject to the applicable annual compensation limit in effect for that prior period. For this purpose, for periods beginning before January 1, 1990, the applicable annual compensation limit is $200,000.

                 (B) LIMITATION FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provisions of the Plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each Participant taken into account for determining all benefits provided under the Plan for any plan year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

                 If a determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

                 For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                 If compensation for any prior determination period is taken into account in determining a Participant's allocations for the current Plan Year, the compensation for such prior determination period is subject to applicable annual compensation limit in effect for that prior determination period. For this purpose, in determining allocations in plan years beginning on or after January 1, 1989, the annual compensation limit in effect for determination periods beginning before that date is $200,000. In addition, in determining allocations in plan years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning before that date is $150,000.

         In determining the Compensation of a Participant for purposes of the limitations of Section 1.10(A) and (B), the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted annual compensation limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this
Section 1.10 prior to the application of this limitation.

         1.11 COMPUTATION PERIOD. "COMPUTATION PERIOD" shall mean any 12 consecutive month period.

         1.12 CONTROLLED GROUP. "CONTROLLED GROUP" shall mean a group of employers, of which the Employer is a member and which group constitutes:

                 (A) A controlled group of corporations (as defined in section 414(b) of the Code);

                 (B) Trades or businesses (whether or not incorporated) which are under common control (as defined in section 414(c) of the Code);

                 (C) Trades or businesses (whether or not incorporated) which constitute an affiliated service group (as defined in section 414(m) of the Code); or

                 (D) Any other entity required to be aggregated with the Employer pursuant to section 414(o) of the Code and the Treasury regulations thereunder.

         Solely for the purpose of applying Section 3.8, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in section 1563(a)(1) of the Code.

         If the Employer adopting the Plan is a member of a Controlled Group, the Employer shall so indicate in the Adoption Agreement.

         1.13 DEFINED BENEFIT PLAN. "DEFINED BENEFIT PLAN" shall mean any Employee Pension Benefit Plan which is not a Defined Contribution Plan.

         1.14 DEFINED CONTRIBUTION PLAN. "DEFINED CONTRIBUTION PLAN" shall mean any Employee Pension Benefit Plan which provides for an individual account for each Participant and for benefits based solely upon the amount contributed to the Participant's account and any income, expenses, gains and losses, and any forfeitures of accounts of other Participants which may be allocated to such Participant's account.

         1.15 DETERMINATION DATE. "DETERMINATION DATE" shall mean, with respect to any Employee Pension Benefit Plan, except as otherwise provided in Treasury regulations, the last day of the preceding plan year or, in the case of the first plan year of any plan, the last day of such plan year.

         1.16 DETERMINATION PERIOD. "DETERMINATION PERIOD" shall mean the Plan Year containing the Determination Date and the four preceding Plan Years.

         1.17 DISABILITY. "DISABILITY" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued or indefinite duration. The permanence and degree of such impairment shall be supported by medical evidence satisfactory to the Administrative Committee. If elected by the Employer in the Adoption Agreement, nonforfeitable contributions shall be made to the Plan on behalf of each disabled Participant who is a Non-Highly Compensated Employee.

         1.18 EARLY RETIREMENT DATE. "EARLY RETIREMENT DATE" shall mean the date, if any, specified in the Adoption Agreement.

         1.19 EARNED INCOME. "EARNED INCOME" shall mean the net earnings of a Self-Employed Person from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the Self-Employed Person are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings shall be reduced by contributions by the Employer to a qualified plan to the extent deductible under section 404 of the Code.

         Net earnings shall be determined with regard to the deduction allowed to the taxpayer by section 164(f) of the Code for Taxable Years beginning after December 31, 1989.

         1.20 EFFECTIVE DATE. "EFFECTIVE DATE" shall mean the date on which the Employer's Plan becomes effective, as indicated in the Adoption Agreement.

         1.21 ELECTIVE DEFERRALS. "ELECTIVE DEFERRALS" shall mean contributions made to the Plan during the Plan Year by the Employer, at the election of the Participant, in lieu of cash compensation and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. Moreover, with respect to any taxable year of a Participant, such Participant's Elective Deferral is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in section 402(h)(l)(B) of the Code, any eligible deferred compensation plan under section 457 of the Code, any plan as described under section 501(c)(18) of the Code, and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under section 403(b) of the Code pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

         1.22 ELECTIVE DEFERRAL ACCOUNT(S). "ELECTIVE DEFERRAL ACCOUNT(S)" shall mean the account established by the Administrative Committee with the Trustee for each Participant, which account shall be invested as provided in
Article VI on behalf of the Participant for whom such Elective Deferral Account has been established, and to which Elective Deferral Contributions on behalf of such Participant, and the earnings and losses thereon, shall be allocated.

         1.23 ELECTIVE DEFERRAL CONTRIBUTIONS. "ELECTIVE DEFERRAL CONTRIBUTIONS" shall mean Employer contributions through salary reduction under
Section 3.4.

         1.24 ELIGIBILITY COMPUTATION PERIOD(S). "ELIGIBILITY COMPUTATION PERIOD(S)" shall mean the Computation Period(s) determined under (A) or (B) below.

                 (A) NORMAL RULE. Unless the Adoption Agreement provides otherwise, the Eligibility Computation Period(s) shall be the Computation Period(s) commencing on an Employee's Employment Commencement Date and the anniversaries of the Employee's Employment Commencement Date.

                 (B) ALTERNATE RULE. If the Adoption Agreement so provides, the initial Eligibility Computation Period shall be the Computation Period commencing on an Employee's Employment Commencement Date and the succeeding Eligibility Computation Period(s) shall commence with the first Plan Year which begins prior to the first anniversary of the Employee's Employment Commencement Date regardless of whether the Employee is entitled to be credited with the number of Hours of Service required by the Adoption Agreement (not to exceed 1,000 Hours of Service) during the initial Eligibility Computation Period. An Employee who is credited with the number of Hours of Service required by the Adoption Agreement (not to exceed 1,000 Hours of Service) in both the initial Eligibility Computation Period and the first Plan Year which commences prior to the first anniversary of the Employee's initial Eligibility Computation Period shall be credited with two Years of Service for Eligibility for purposes of participation in the Plan.

         Years of Service for Eligibility and One-Year Breaks In Service for eligibility shall be measured by the same Eligibility Computation Periods. This provision is not applicable if the elapsed time method is selected in Section A.2.2(B)(2) of the Adoption Agreement.

         1.25 EMPLOYEE. "EMPLOYEE" shall mean any employee of the Employer or of any other employer required to be aggregated with such Employer under sections 414(b), (c), (m) or (o) of the Code and shall also include any Leased Employee deemed to be an employee of any employer described in the preceding clause as provided in sections 414(n) or (o) of the Code.

         1.26 EMPLOYEE CONTRIBUTIONS. "EMPLOYEE CONTRIBUTIONS" shall mean contributions to the Plan made by a Participant during the Plan Year.

         1.27 EMPLOYEE PENSION BENEFIT PLAN. "EMPLOYEE PENSION BENEFIT PLAN" shall mean any plan described in section 415(k)(1) of the Code.

         1.28 EMPLOYER. "EMPLOYER" shall mean the adopting individual(s) or business entity(ies). For purposes of applying the provisions of sections 401, 410, 411, 415 and 416 of the Code, all employees of a Controlled Group shall be treated as employed by a single employer.

         1.29 EMPLOYER ACCOUNT. "EMPLOYER ACCOUNT" shall mean the account established by the Administrative Committee with the Trustee for each Participant, which shall be invested as provided in Article VI on behalf of the Participant for whom such Employer Account has been established, and to which the Employer Contributions on behalf of such Participant and the earnings and losses thereon shall be allocated.

         1.30 EMPLOYER CONTRIBUTIONS. "EMPLOYER CONTRIBUTIONS" shall mean Employer contributions under Section 3.1 of the Plan.

         1.31 EMPLOYER SECURITY. "EMPLOYER SECURITY" shall mean an employer security (as such term is defined in section 407(d)(1) of ERISA) issued by an Employer or other Controlled Group member.

         1.32 EMPLOYMENT COMMENCEMENT DATE. "EMPLOYMENT COMMENCEMENT DATE" shall mean the date on which an Employee first performs an hour of service. For purposes of this Section 1.32, hour of service shall mean each hour for which an Employee is paid or is entitled to payment for the performance of services for the Employer.

         1.33 ENTRY DATE. "ENTRY DATE" shall mean the date designated in the Adoption Agreement as the date on which an Employee shall become an active Participant in the Plan.

         1.34 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         1.35 EXCESS COMPENSATION. "EXCESS COMPENSATION" shall mean Compensation in excess of the lesser of:

                 (A)      The Taxable Wage Base; or

                 (B)      The dollar amount set forth in the Adoption Agreement.

         1.36 FAMILY MEMBER. "FAMILY MEMBER" shall mean an individual described in section 414(q)(6)(B) of the Code.

         1.37    FIDUCIARY.  "FIDUCIARY" shall mean any person who:

                 (A) Exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets;

                 (B) Renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan or has authority or responsibility to do so; or

                 (C) Has any discretionary authority or discretionary responsibility in administering the Plan.

         1.38 HIGHLY COMPENSATED EMPLOYEE. "HIGHLY COMPENSATED EMPLOYEE" shall mean highly compensated active Employees and highly compensated former Employees.

                 (A)  ACTIVE EMPLOYEES.

                          (1) A highly compensated active Employee includes any Employee who performs services for the Employer during the determination year and who, during the look-back year:

                                  (a)      Received Compensation from the
                 Employer in excess of $75,000 (as adjusted by the Adjustment Factor);

                                  (b)      Received Compensation from the
                 Employer in excess of $50,000 (as adjusted by the Adjustment Factor) and was a member of the top-paid group for such year; or

                                  (c)      Was an officer of the Employer and
                 received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under section 415(b)(l)(A) of the Code. If elected by the Employer in the Adoption Agreement, Section 1.38(A)(1)(a) shall be modified by substituting $50,000 for $75,000 and Section 1.38(A)(1)(b) shall be disregarded. This simplified definition of Highly Compensated Employee shall apply only to Employers that maintain significant business activities (and employ Employees) in at least two significantly separate geographic areas.

                          (2) A highly compensated active Employee also includes any Employee who would be described in Section 1.38(A)(1)(a),
         (b) or (c), if the term "determination year" were substituted for the term "look-back year" and the Employee was one of the 100 Employees who received the most Compensation from the Employer during the determination year.

                          (3) A highly compensated active Employee also includes any Employee who is a five-percent owner at any time during the look-back year or determination year.

                 If elected by the Employer in the Adoption Agreement, Section 1.38(A)(1)(a) and (b) shall be modified by substituting $50,000 for $75,000 in Section 1.38(A)(1)(a) and by disregarding Section 1.38(A)(1)(b). This simplified definition of Highly Compensated Employee shall apply only to employers that maintain significant business activities (and employ employees) in at least two significantly separate geographic areas.

                 If no officer has satisfied the Compensation requirement of
   Section 1.38(A)(1)(c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated Employee.

                 For purposes of this Section 1.38, the determination year shall be the Plan Year and the look-back year shall be the 12-month period immediately preceding the determination year. However, the Employer may elect, in the applicable Adoption Agreement, to make the look-back year calculation for a determination year on the basis of the calendar year ending with or within the applicable determination year (or, in the case of a determination year that is shorter than 12 months, the calendar year ending with or within the 12-month period ending with the end of the applicable determination year). In such case, the Employer must make the determination year calculation for the determination year on the basis of the period (if any) by which the applicable determination year extends beyond such calendar year (i.e., the lag period). If the Employer elects to make the calendar year calculation election with respect to one plan, entity or arrangement, such election must apply to all plans, entities and arrangements of the Employer and such election must be provided for in the plan. This election and the calculation are subject to the requirements and provisions of Treas. Reg. Section 1.414(q)-1T Q- and A-14, as modified by Proposed Treas. Reg. Section 1.414(q)-1T.

                 (B) FORMER EMPLOYEES. A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

                 If an Employee is, during a determination year or look-back year, a Family Member of either a five-percent owner who is an active or former Employee or a highly compensated Employee who is one of the ten most highly compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the Family Member and the five-percent owner or top-ten highly compensated Employee shall be aggregated. In such case, the Family Member and five-percent owner or top-ten highly compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the Family Member and five-percent owner or top-ten highly compensated Employee.

                 The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, shall be made in accordance with section 414(q) of the Code and the Treasury regulations thereunder.

         1.39 HOUR OF SERVICE. "HOUR OF SERVICE" shall mean an hour of service determined as follows:

                 (A)      An "Hour of Service" shall mean:

                          (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer;

                          (2) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; and

                          (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer, provided that the same Hours of Service shall not be credited under
         Section 1.39(A)(1) or Section 1.39(A)(2) and under Section 1.39(A)(3).

                 (B) Effective for Plan Years beginning after December 31, 1984, solely for purposes of determining whether a One-Year Break In Service, as defined in Section 1.55, for participation and vesting purposes has occurred in a Computation Period, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such Hours of Service cannot be determined, eight Hours of Service per day of such absence. For purposes of this Section 1.39(B), an absence from work for maternity or paternity reasons means an absence:

                          (1)     By reason of the pregnancy of the Employee;

                          (2) By reason of the birth of a child of the Employee;

                          (3) By reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or

                          (4) For purposes of caring for such child for a period beginning immediately following such birth or placement.

   The Hours of Service credited under this Section 1.39(B) shall be credited
   (i) in the Computation Period in which the absence begins if the crediting is necessary to prevent a One-Year Break In Service in that Computation Period, or (ii) in all other cases, in the following Computation Period.

                 (C)      Notwithstanding Section 1.39(A)(2),

                          (1) No more than 501 Hours of Service shall be credited under Section 1.39(A)(2) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Computation Period);

                          (2)     Hours of Service shall not be credited under
         Section 1.39(A)(2) to an Employee for payments made or due under a plan maintained solely for the purpose of complying with any applicable workers' compensation, unemployment compensation or disability insurance laws;

                          (3)     Hours of Service shall not be credited under
         Section 1.39(A)(2) to an Employee for any payment which solely reimburses him for medical or medically related expenses he has incurred; and

                          (4)     Hours of Service shall not be credited under
         Section 1.39(A)(2) to an Employee for any payments made or due to him under this Plan or any other pension or profit-sharing plan maintained by the Employer.

                 (D) In the case of a payment which is made, or due, on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service under Section 1.39(A)(2), or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period described in Section 1.39(A)(2), the number of Hours of Service to be credited shall be determined in accordance with 29 CFR Section 2530.200b-2(b).

                 (E) Hours of Service described in Section 1.39(A)(1) shall be credited to the Employee for the Computation Period in which the duties are performed. Hours of Service under Section 1.39(A)(2) shall be calculated and credited to service Computation Periods in accordance with 29 CFR Section 2530.200b-2 which is incorporated herein by this reference. Hours of Service under Section 1.39(A)(3) shall be credited to the Employee for the Computation Period(s) to which the award or agreement pertains rather than to the Computation Period in which the award, agreement or payment is made.

                 (F) This Section 1.39 shall not be construed so as to alter, amend, modify, invalidate, impair or supersede any law of the United States or any rule or regulation issued under any such law. The nature and extent of credit for Hours of Service recognized under this Section 1.39 shall be determined under such law.

                 (G) In the case of an Employee who is on leave of absence for service on active duty in the Armed Forces of the United States, such Employee shall receive upon return to the service of the Employer, in addition to credit for Hours of Service to which such Employee is entitled under this Section 1.39, such other credit as may be prescribed by Federal laws relating to military service and veterans' reemployment rights.

                 (H) Hours of Service shall be credited for employment with other members of an affiliated service group (under section 414(m) of the Code) and of other members of a Controlled Group of which the adopting Employer is a member. Hours of Service shall also be credited for any individual required under section 414(n) of the Code to be considered an Employee of any employer aggregated under sections 414(b), 414(c), or 414(m) of the Code or section 414(o) of the Code and the Treasury regulations thereunder.

                 (I) Except as otherwise provided in Section 1.39(B), the number of Hours of Service to be credited to an Employee in a Computation Period shall be determined in the following manner:

                          (1) In the case of an Employee for whom the Employer maintains records of his hours worked and hours for which payment is made or due, the number of Hours of Service to be credited to such Employee in a Computation Period shall be determined from such records.

                          (2) In the case of an Employee for whom the Employer does not maintain records of his hours worked and hours for which payment is made or due, the number of Hours of Service to be credited to such Employee in a Computation Period shall be determined on the basis of periods of employment which shall be the payroll periods of the Employer applicable to such Employee. An Employee shall be credited with a number of Hours of Service, determined in accordance with the following table, for each of his payroll periods in which he actually has at least one Hour of Service:

                             PAYROLL PERIOD             HOURS OF SERVICE CREDITED
                             --------------             -------------------------
                                  Daily                              10

                                  Weekly                             45

                                  Semi-monthly                       95

                                  Monthly                           190

         1.40 HOURLY EMPLOYEE. "HOURLY EMPLOYEE" shall mean any Employee who is compensated by the Employer on an hourly-rated basis.

         1.41 INACTIVE PARTICIPANT. "INACTIVE PARTICIPANT" shall mean any Employee or former Employee who has ceased to be a Participant and on whose behalf an account is maintained under the Plan.

         1.42 INSURANCE CONTRACTS. "INSURANCE CONTRACTS" shall mean fixed or variable annuities, endowments and any other form or type of life insurance contract or combination thereof issued by an Insurer. Each Insurance Contract shall be held and owned by the Trustee in accordance with the terms of the Plan.

         1.43 INSURER. "INSURER" shall mean any life insurance company which is licensed to do business in the State where the Employer's principal office is located.

         1.44 INVESTMENT MANAGER. "INVESTMENT MANAGER" shall mean the investment manager, if any, appointed by the Employer to manage and invest all or any portion of the assets of the Plan. Such Investment Manager shall:

                 (A) Have the power to manage, acquire or dispose of any Plan assets committed to it;

                 (B) Be registered as an investment adviser under the Investment Advisers Act of 1940; and

                 (C) Have acknowledged in writing that it is a Fiduciary with respect to the Plan and that it is bonded as required by ERISA.

                 The name(s) and address(es) of any Investment Manager(s) shall be indicated in the Adoption Agreement.

         1.45 KEY EMPLOYEE. "KEY EMPLOYEE" shall mean any Employee or former Employee of the Employer who, at any time during the Determination Period, is:

                 (A) An officer of the Employer having an annual compensation which exceeds 50 percent of the dollar limitation under section 415(b)(1)(A) of the Code;

                 (B) An owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in the Employer if such individual's compensation from the Employer exceeds 100 percent of the dollar limitation under section 415(c)(1)(A) of the Code;

                 (C)      A five-percent owner of the Employer; or

                 (D) A one-percent owner of the Employer having annual compensation from the Employer of more than $150,000.

                 For the purposes of this Section 1.45, Key Employees shall also include their beneficiaries.

                 Compensation means compensation as defined in Section A.1.47 of the Adoption Agreement, but including amounts contributed by the Employer pursuant to a salary reduction arrangement which are excludable from the Employee's gross income under sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

                 For purposes of Section 1.45(A), no more than 50 Employees (or, if less, the greater of three or ten percent of the Employees) shall be treated as officers.

                 For purposes of Section 1.45(B), if two Employees have the same interest in the Employer, the Employee having the greater amount of compensation from the Employer shall be treated as having the larger interest.

                 The determination of who is a Key Employee shall be made in accordance with section 416(i)(l) of the Code and the Treasury regulations thereunder.

         1.46 LEASED EMPLOYEE. "LEASED EMPLOYEE" shall mean any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, provided such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

         A Leased Employee shall not be considered an employee of the recipient if:

                 (A) Such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least ten percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, section 402(e)(3), section 402(h)(1)(B) or section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and

                 (B) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

         1.47 LIMITATION COMPENSATION. "LIMITATION COMPENSATION" shall mean one of the following, as elected by the Employer in the Adoption Agreement:

                 (A) INFORMATION REQUIRED TO BE REPORTED UNDER SECTIONS 6041, 6051, AND 6052 OF THE CODE (WAGES, TIPS AND OTHER COMPENSATION AS REPORTED ON FORM W-2). Limitation Compensation shall mean wages within the meaning of section 3401(a) of the Code and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under sections 6041(d), 6051(a)(3), and 6052 of the Code. Limitation Compensation must be determined without regard to any rules under section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code).

                 (B) SECTION 3401(A) WAGES. Limitation Compensation shall mean wages as defined in section 3401(a) of the Code for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code).

                 (C) 415 SAFE-HARBOR COMPENSATION. Limitation Compensation shall mean wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as described in Treas. Reg. Section 1.62-2(c)) and excluding the following:

                          (1)     Employer contributions to a deferred
         compensation plan which are not includible in the Employee's gross income for the taxable year in which contributed or Employer contributions made on behalf of the Employee to a simplified employee pension plan to the extent such contributions are deductible by the Employee or any distributions from a deferred compensation plan;

                          (2) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                          (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                          (4) Other amounts which receive special tax benefits, or Employer contributions (whether or not under a salary reduction agreement) toward the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

         For any Self-Employed Person, individual compensation shall mean Earned Income.

         Notwithstanding the above, Limitation Compensation for a Participant in a Defined Contribution Plan who is permanently and totally disabled (as defined in section 22(e)(3) of the Code) is the Limitation Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Limitation Compensation paid immediately before becoming permanently and totally disabled; such imputed Limitation Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

         For purposes of this Section 1.47, Limitation Compensation shall only include compensation actually paid or made available during the applicable Limitation Year. Notwithstanding the preceding sentence, an Employer may include in Limitation Compensation amounts earned but not paid in a Limitation Year because of the timing of pay periods and pay days if these amounts are paid during the first few weeks of the next Limitation Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Participants, and no compensation is included in more than one limitation period.

         1.48 LIMITATION YEAR. "LIMITATION YEAR" shall mean the calendar year unless another Computation Period is designated pursuant to a written resolution adopted by the Employer.

         1.49 MATCHING ACCOUNT(S). "MATCHING ACCOUNT(S)" shall mean the account established by the Administrative Committee with the Trustee for each Participant, which account shall be invested as provided in Article VI on behalf of the Participant for whom such Matching Account has been established and to which Matching Contributions on behalf of such Participant and the earnings and losses thereon shall be allocated.

         1.50 MATCHING CONTRIBUTION. "MATCHING CONTRIBUTION" shall mean any contribution to the Plan made by the Employer for the Plan Year and allocated to a Participant's Matching Account by reason of the Participant's Participant Contributions or other Employee Contributions and/or by reason of the Participant's Elective Deferral Contributions.

         1.51 NON-HIGHLY COMPENSATED EMPLOYEE. "NON-HIGHLY COMPENSATED EMPLOYEE" shall mean an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

         1.52 NON-RESIDENT ALIEN. "NON-RESIDENT ALIEN" shall mean any non-resident alien (within the meaning of section 7701(b)(1)(B) of the Code) who receives no earned income (within the meaning of section 911(d)(2) of the Code), which constitutes United States source income (within the meaning of section 861(a)(3) of the Code).

         1.53 NORMAL RETIREMENT AGE. "NORMAL RETIREMENT AGE" shall mean the age (not less than age 62 nor more than age 65) and/or time specified in the Adoption Agreement.

         1.54 NORMAL RETIREMENT DATE. "NORMAL RETIREMENT DATE" shall mean the Valuation Date coincident with, or immediately following, the date on which a Participant attains his Normal Retirement Age.

         1.55 ONE-YEAR BREAK IN SERVICE. "ONE-YEAR BREAK IN SERVICE" shall mean a one-year break in service computed under the regular method or the elapsed time method, as defined below, based on the election made in the Adoption Agreement.

                 (A) REGULAR METHOD. A One-Year Break In Service shall mean a Computation Period during which the Employee has not completed more than the number of Hours of Service (not to exceed 500 Hours of Service) indicated in the Adoption Agreement.

                 (B) ELAPSED TIME METHOD. A One-Year Break In Service shall mean a one-year period of severance in which an Employee does not have one Hour of Service.

                          (1) GENERAL RULES. For purposes of determining an Employee's initial or continued eligibility to participate in the Plan or the nonforfeitable interest in the Participant's account balance derived from Employer contributions (except for "Periods of Service" (as defined in Section 1.97(B)(4)) which may be disregarded on account of the "rule of parity" described in Section 2.3 and Section A.7.6(B) of the Adoption Agreement), an Employee shall receive credit for the aggregate of all time period(s) commencing with the Employee's Employment or Reemployment Commencement Date and ending on the date a break in service begins. An Employee shall also receive credit for any "Period of Severance" (as defined in Section 1.97(B)(6)) of less than 12 consecutive months. Fractional periods of a year shall be expressed in terms of days.

                          Each Employee shall share in Employer contributions for the period beginning on the date the Employee commences participation under the Plan and ending on the date on which such Employee severs employment with the Employer or is no longer a member of an eligible class of Employees.

                 If the Employer is a member of an affiliated service group (under section 414(m) of the Code), a controlled group of corporations (under section 414(b) of the Code), a group of trades or businesses under common control (under section 414(c)of the Code), or any other entity required to be aggregated with the Employer pursuant to section 414(o) of the Code, service shall be credited for any employment for any period of time for any other member of such group. Service shall also be credited for any individual required under section 414(n) of the Code or section 414(o) of the Code to be considered an Employee of any Employer aggregated under section 414(b), (c), or (m) of the Code.

                          For purposes of this Section 1.55(B), a One-Year Break In Service occurs if:

                                  (a)      An Employee severs service and does
                 not return within 12 months from the date of severance (e.g., the date on which he quits, is discharged or retires); or

                                  (b)      An Employee is absent from service
                 (e.g., by reason of Disability (except as otherwise provided in the Plan), vacation, or leave of absence) and severs employment during such absence (e.g., he quits, is discharged or retires) and does not return to service on or before the first anniversary of the date on which the Employee was first absent.

                          (2) EXCEPTION FOR MATERNITY OR PATERNITY LEAVE. In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a One-Year Break In Service.

         For purposes of this Section 1.55(B)(2), an absence from work for maternity or paternity reasons means an absence:

                                  (a)      By reason of the pregnancy of an
                 individual;

                                  (b) By reason of the birth of a child of the individual;

                                  (c)      By reason of the placement of a
                 child with the individual in connection with the adoption of such child by such individual; or

                                  (d)      For purposes of caring for such
                 child for a period beginning immediately following such birth or placement.

         In the case of a leave of absence due to service in the Armed Forces or the United States, the Employee must return to active employment with the Employer within the period prescribed under the reemployment provisions of the Title 38, Chapter 43 of the United States Code. Any leave of absence authorized by the Employer shall be granted under uniform rules so that all Participants under similar circumstances shall be treated alike.

         1.56 OWNER-EMPLOYEE. "OWNER-EMPLOYEE" shall mean a Self-Employed Person who is a sole proprietor, or who is a partner owning more than ten percent of either the capital or profits interest of the partnership.

         1.57 PARTICIPANT. "PARTICIPANT" shall mean any Employee who, on the first applicable Entry Date, has met the requirements for participation in the Plan as provided in Article II.

         1.58 PARTICIPANT ACCOUNT. "PARTICIPANT ACCOUNT" shall mean the account established by the Administrative Committee with the Trustee for each Participant, which shall be invested as provided in Article VI on behalf of the Participant for whom such Participant Account has been established, and to which the Participant Contributions and the earnings or losses thereon shall be allocated.

         1.59 PARTICIPANT CONTRIBUTIONS. "PARTICIPANT CONTRIBUTIONS" shall mean Participant contributions under Section 3.2.

         1.60 PERMISSIVE AGGREGATION GROUP. "PERMISSIVE AGGREGATION GROUP" shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

         1.61 PLAN. "PLAN" shall mean the Employer's Defined Contribution Plan and Trust Agreement as set forth in this document and in the applicable Adoption Agreement, and as it may be amended from time to time. As adopted by the Employer, the Plan shall be a profit-sharing plan, a profit-sharing 401(k) plan or a money purchase plan, as indicated in the applicable Adoption Agreement.

         1.62 PLAN ADMINISTRATOR. "PLAN ADMINISTRATOR" shall mean the Administrative Committee.

         1.63 PLAN SPONSOR. "PLAN SPONSOR" shall mean the sponsor of the Plan as designated in the Adoption Agreement.

         1.64 PLAN YEAR. "PLAN YEAR" shall mean the Computation Period indicated in the Adoption Agreement. Plan Year shall also include any such period completed before the Effective Date of the Plan.

         1.65 PRIOR PLAN. "PRIOR PLAN" shall mean a prior qualified plan of the Employer which is amended and restated into the Plan under the Adoption Agreement applicable to such Employer.

         1.66 PROFITS. "PROFITS" shall mean, in the case of a for-profit Employer, the earnings and profits of the Employer for the Taxable Year but before provision for income taxes (Federal, State and local) and before deduction of Employer contributions hereunder or under any other pension or profit-sharing plan of the Employer and/or accumulated earnings and profits as computed by the Employer in accordance with generally accepted accounting principles. Profits shall mean, in the case of a not-for-profit Employer, the excess of such Employer's receipts over expenditures, whether such excess results from the performance of such Employer's functions for which it is recognized as exempt from Federal income tax, or from investments or other business activity.

         1.67 QVEC ACCOUNT(S). "QVEC ACCOUNT(S)" shall mean the account(s) established by the Administrative Committee with the Trustee for each Participant who has made Qualified Voluntary Employee Contributions to the Plan, which QVEC Account(s) shall be invested as provided in Article VI on behalf of the Participant for whom such QVEC Account(s) has (have) been established, and to which the Participant's Qualified Voluntary Employee Contributions have been and the earnings or losses thereon shall be, allocated.

         1.68 QUALIFIED DOMESTIC RELATIONS ORDER. "QUALIFIED DOMESTIC RELATIONS ORDER" shall mean a qualified domestic relations order as described in section 414(p) of the Code.

         1.69 QUALIFIED MATCHING CONTRIBUTION. "QUALIFIED MATCHING CONTRIBUTION" shall mean a Matching Contribution which is subject to the distribution and nonforfeitability requirements of section 401(k) of the Code when made. Any Qualified Matching Contribution to the Plan shall be credited to a separate Qualified Matching Contribution account maintained for the Participant on whose behalf such Qualified Matching Contribution is made.

         1.70 QUALIFIED NONELECTIVE CONTRIBUTION. "QUALIFIED NONELECTIVE CONTRIBUTION" shall mean a contribution (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participant may not elect to receive in cash until distributed from the Plan; that are 100 percent vested and nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions; Qualified Nonelective Contributions to the Plan shall be credited to a separate Qualified Nonelective Contribution account maintained for the Participant on whose behalf such Qualified Nonelective Contribution is made.

         1.71 QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS. "QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS" shall mean qualified voluntary employee contributions within the meaning of section 219(e)(2) of the Code.

         1.72 QUALIFYING EMPLOYER SECURITY. "QUALIFYING EMPLOYER SECURITY" shall mean an Employer Security which is stock or a marketable obligation as provided in sections 407(d)(5) and 407(e) of ERISA. The classes of Employer Securities which are to be considered Qualifying Employer Securities may be limited in the Adoption Agreement.

         1.73 REEMPLOYMENT COMMENCEMENT DATE. "REEMPLOYMENT COMMENCEMENT DATE" shall mean the first day, following a separation from service, on which an Employee performs an hour of service. For purposes of this Section 1.73, an hour of service shall mean each hour for which an Employee is paid or is entitled to payment for the performance of services for the Employer.

         1.74 REQUIRED AGGREGATION GROUP. "REQUIRED AGGREGATION GROUP" shall mean:

                 (A) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the Plan has terminated);and

                 (B) Any other qualified plan of the Employer which enables a plan described in Section 1.74(A) to meet the requirements of sections 401(a)(4) or 410 of the Code.

         1.75 ROLLOVER ACCOUNT. "ROLLOVER ACCOUNT" shall mean the account established by the Administrative Committee with the Trustee for each Participant or other Employee who has made a Rollover Contribution to the Plan, which Rollover Account shall be invested as provided in Article VI on behalf of the Participant or other Employee for whom such Rollover Account has been established and to which the Participant's or other Employee's Rollover Contributions and the earnings and losses thereon shall be allocated.

         1.76 ROLLOVER CONTRIBUTIONS. "ROLLOVER CONTRIBUTIONS" shall mean, on or before December 31, 1992, "rollover amounts" which are contributed to the Trustee on or before the 60th day immediately following the day the contributing Participant or other Employee receives such "rollover amount".
The term "rollover amount" means:

                 (A) The entire amount (including money and any other property) in an Individual Retirement Account or Individual Retirement Annuity (as defined in section 408 of the Code) maintained for the benefit of the Participant or other Employee making the Rollover Contribution, which amount has been distributed from such individual retirement account or individual retirement annuity; or

                 (B) Part or all of the amount received by such Participant or other Employee from an employee's trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code.

                 Such amount shall, however, only constitute a "rollover amount" if the amount described in Section 1.76(A) or 1.76(B) is solely attributable to a plan termination distribution, as that term is described in section 402(a)(5) of the Code, or to a lump-sum distribution, as defined in section 402(e)(4)(A) of the Code, or to an accumulated deductible employee contribution distribution, as described in section 402(a)(5) of the Code, from either a trust described in section 401(a) of the Code or from an annuity plan described in section 403(a) of the Code, plus the earnings thereon. For purposes of rolling-over property other than money under this Section 1.76, the transfer of an amount equal to any portion of the proceeds from the sale of property received in the distribution, including any excess in fair market value of property on sale over the fair market value on distribution, shall constitute a "rollover amount".

         Effective January 1, 1993, "Rollover Contributions" shall mean eligible rollover distributions within the meaning of section 402(c)(4) or section 402(f)(2) of the Code, as in effect on and after January 1, 1993, provided such eligible rollover distributions are transferred to the Plan within 60 days of the date received by the Participant or other Employee. Effective January 1, 1993, "Rollover Contributions" shall also mean such eligible rollover distributions within the meaning of section 402(f)(2)(A) and which are made in the form of a direct trustee-to-trustee transfer described in section 401(a)(31) of the Code as in effect on and after January 1, 1993.

         1.77 SALARIED EMPLOYEE. "SALARIED EMPLOYEE" shall mean any Employee who is not an Hourly Employee.

         1.78 SELF-EMPLOYED PERSON. "SELF-EMPLOYED PERSON" shall mean an individual who has earned income for the Taxable Year from the trade or business for which the Plan is established or an individual who would have had earned income but for the fact the trade or business had no Profits for the Taxable Year.

         1.79 SERVICE. "SERVICE" shall mean service with the Employer or any related employer who adopts this Plan. If the Employer adopting the Plan is maintaining the Plan of a predecessor employer, then service for such predecessor shall be treated as Service for the Employer. Service for a predecessor employer shall otherwise be treated as Service for the Employer only to the extent provided in Section 2.2 and in the Adoption Agreement.

         In the event the Plan is an amendment and restatement of a Prior Plan in accordance with Section 18.17, if the Prior Plan credited service for eligibility, and/or vesting on the basis of the elapsed time method (as described in Treas. Reg. Section 1.410(a)-7), unless and to the extent the Employer continues to use the elapsed time method under this Plan, a Participant shall receive Service credit as of the effective date of the amendment, for a number of Years of Service for Eligibility and/or Years of Service for Vesting (as applicable) equal to the number of 1-year periods of service credited to the Participant under the Prior Plan as of the effective date of the amendment. In addition, if the effective date of the amendment is a date other than the first day of a Computation Period, a Participant shall receive credit, in the Computation Period, which includes the effective date of the amendment, for a number of Hours of Service determined under one of the equivalencies set forth in Section 1.39(I) (unless the Employer maintains records for the Participant on an hourly basis, in which case actual hours shall be credited) for the fractional part of a period of service credited to the Participant under the elapsed time method as of the effective date of the amendment. The equivalency to be used for this purpose shall be selected by the Employer in the Adoption Agreement.

         1.80 SPONSORING ORGANIZATION. "SPONSORING ORGANIZATION" shall mean DRINKER BIDDLE & REATH, a law firm which has its principal office at Philadelphia National Bank Building, 1345 Chestnut Street, Philadelphia, PA 19107-3496.

         1.81 SPOUSE or SURVIVING SPOUSE. "SPOUSE" or "SURVIVING SPOUSE" shall mean the spouse or surviving spouse of a Participant, provided that a former spouse shall be treated as the spouse or surviving spouse and a current spouse shall not be treated as the spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order.

         1.82 TAXABLE WAGE BASE. "TAXABLE WAGE BASE" shall mean, with respect to any Plan Year, the maximum amount of earnings which on the first day of such Plan Year may be considered wages for such Plan Year under section 3121(a)(1) of the Code.

         1.83 TAXABLE YEAR. "TAXABLE YEAR" shall mean the fiscal period adopted by the Employer for filing its Federal income tax returns.

         1.84 TOP-HEAVY PLAN. "TOP-HEAVY PLAN" shall mean this Plan if, for any Plan Year beginning after December 31, 1983, any of the following conditions exists:

                 (A) If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group;

                 (B) If this Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60 percent.

                 (C) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

         1.85 TOP-HEAVY RATIO. "TOP-HEAVY RATIO" shall mean a fraction determined as follows:

                 (A) If the Employer maintains one or more Defined Contribution Plans (including any simplified employee pension plan) and the Employer has not maintained any Defined Benefit Plan which, during the Determination Period, has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the Determination Period), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the Determination Period), both computed in accordance with section 416 of the Code and the Treasury regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under section 416 of the Code and the Treasury regulations thereunder.

                 (B) If the Employer maintains one or more Defined Contribution Plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the Determination Period has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated Defined Contribution Plan or Plans for all Key Employees, determined in accordance with Section 1.85(A) above, and the present value of accrued benefits under the aggregated Defined Benefit Plan or Plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan or Plans for all Participants, determined in accordance with Section 1.85(A) above, and the present value of accrued benefits under the Defined Benefit Plan or Plans for all Participants as of the Determination Date(s), all determined in accordance with section 416 of the Code and the Treasury regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the Determination Period.

                 For purposes of Section 1.85(A) and Section 1.85(B) above, the value of account balances and the present value of accrued benefits shall be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in section 416 of the Code and the Treasury regulations thereunder for the first and second plan years of a Defined Benefit Plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one hour of service with any Employer maintaining the plan at any time during the Determination Period shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with section 416 of the Code and the Treasury regulations thereunder. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy

Ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

                 The accrued benefit of a Participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

                 Present value shall be determined in accordance with the mortality and interest assumptions set forth in the Adoption Agreement.

         1.86 TOP-HEAVY VALUATION DATE. "TOP-HEAVY VALUATION DATE" shall mean the date selected by the Employer in the Adoption Agreement as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

         1.87 TRANSFER ACCOUNT. "TRANSFER ACCOUNT" shall mean the account established by the Administrative Committee with the Trustee for each Participant who has had transferred to the Plan assets from another qualified plan pursuant to Section 3.10, which Transfer Account shall be invested as provided in Article VI on behalf of the Participant for whom such Transfer Account was established and the assets and the earnings and losses thereon have been allocated.

         1.88 TRUST. "TRUST" shall mean the legal entity established by this Plan and Trust Agreement and by the Adoption Agreement by which the Plan contributions shall be received, held, invested and disbursed to, or for the benefit of, Participants or Beneficiaries of Participants, or both.

         1.89 TRUST AGREEMENT. "TRUST AGREEMENT" shall mean the Trust Agreement as set forth in this document and as it may be amended from time to time.

         1.90 TRUST FUND. "TRUST FUND" shall mean all funds received by the Trustee and the property in which said funds shall be invested, together with all income, profits and increments thereon less any withdrawals and losses incurred thereon.

         1.91 TRUSTEE. "TRUSTEE" shall mean the individual trustee(s) (subject to the requirements of any applicable Federal Securities laws) or corporate trustee(s) designated by the Employer in the Adoption Agreement.

         1.92 UNION EMPLOYEE. "UNION EMPLOYEE" shall mean any Employee who is included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between the Employer and a bargaining representative of such person, if there is evidence that retirement benefits were the subject of good faith bargaining between such bargaining representative and the Employer.

         1.93 VALUATION DATE. "VALUATION DATE" shall mean the last day of each Plan Year and such other date or dates as may be provided for in the applicable Adoption Agreement.

         1.94 VESTED ACCRUED BENEFIT. "VESTED ACCRUED BENEFIT" shall mean that portion of a Participant's Accrued Benefit which has become nonforfeitable under the Plan.

         1.95 VESTING COMPUTATION PERIOD. "VESTING COMPUTATION PERIOD" shall mean the Computation Period measured by the Plan Year. Years of Service for Vesting and One-Year Breaks In Service for vesting shall be measured by the Vesting Computation Period.

         1.96 WELFARE BENEFIT FUND. "WELFARE BENEFIT FUND"shall mean a welfare benefit fund as defined in section 419(e) of the Code.

         1.97 YEAR OF SERVICE FOR BENEFIT ACCRUAL. "YEAR OF SERVICE FOR BENEFIT ACCRUAL" shall mean any Year of Service for Benefit Accrual computed under the regular method or the elapsed time method, as defined below, based on the election made in the Adoption Agreement.

                 (A) REGULAR METHOD. A Year of Service for Benefit Accrual shall mean any Accrual Computation Period during which a Participant has completed not less than the number of Hours of Service (not to exceed 1,000 Hours of Service) with the Employer indicated in the Adoption Agreement. If the Participant has completed a Year of Service for Benefit Accrual but is not in the service of the Employer at the end of the Accrual Computation Period, a Year of Service for Benefit Accrual shall be credited except to the extent otherwise provided in Section 2.3(G), Section 3.11 and in the Adoption Agreement.

                 (B) ELAPSED TIME METHOD. A Year of Service for Benefit Accrual shall mean a "Period of Service," as defined below, (which shall be the equivalent of a Year of Service for Benefit Accrual under the regular method) with the Employer based on a Participant's actual period of employment with the Employer, irrespective of the number of hours actually worked during such period and during which the Participant completes 12 "Months of Service" as defined below. All periods of employment with the Employer, including "Periods of Severance," as defined below, of less than 12 consecutive months shall be aggregated unless there is a "One-Year Period of Severance". A "Period of Service" shall be credited for each completed 12 months of service (365 days) with the Employer, which need not be consecutive. A partial Year of Service for Benefit Accrual shall be credited for any "Period of Service" with the Employer of less than 12 months calculated to the nearest 1/12th based on a fraction, where the numerator shall be the actual "Months of Service" and the denominator shall be 12 "Months of Service". For purposes of determining "Periods of Service" under the elapsed time method, the following terms shall apply:

                          (1) "DATE OF SEVERANCE (TERMINATION)" shall mean the earlier of:

                                  (a) The actual date a Participant quits, is discharged, dies or retires; or

                                  (b)      The first anniversary of the date a
                 Participant is absent from work with the Employer (with or without pay) for any other reason.

                          (2) "ELAPSED TIME" shall mean the total "Period of Service" which has elapsed between a Participant's Employment Commencement Date or Reemployment Commencement Date with the Employer and "Date of Severance (Termination)" by the Employer, including "Periods of Severance" where a "One-Year Period of Severance" does not occur.

                          (3) "HOUR OF SERVICE" shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

                          (4) "PERIOD OF SERVICE" shall mean each completed 12 "Months of Service" (whether or not consecutive) during the total "Elapsed Time" while a Participant is employed by the Employer, regardless of the number of hours worked.

                          (5) "MONTH OF SERVICE" shall mean 30 days of "Elapsed Time".

                          (6) "PERIOD OF SEVERANCE" shall mean the time between the actual "Date of Severance (Termination)" by the Employer, as defined above, and the subsequent date, if any, on which the Participant performs an "Hour of Service", as defined above, with the Employer.

                          (7) "ONE-YEAR PERIOD OF SEVERANCE" shall mean a 12-month period following a Participant's "Date of Severance (Termination)", as defined above, in which a Participant does not have one "Hour of Service" with the Employer.

         1.98 YEAR OF SERVICE FOR ELIGIBILITY. "YEAR OF SERVICE FOR ELIGIBILITY" shall mean any Eligibility Computation Period in which a Participant has completed not less than the number of Hours of Service (not to exceed 1,000 Hours of Service) indicated in the Adoption Agreement. For purposes of this Section 1.98, Service with a Predecessor Employer shall be included to the extent provided in Sections 1.79 and 2.2 and in the applicable Adoption Agreement. If less than one Year of Service for Eligibility is required for participation in the Plan, the eligibility period shall be computed without regard to the number of Hours of Service completed. This provision is not applicable if the elapsed time method is selected in Section A.2.2(B)(2) of the Adoption Agreement.

         1.99 YEAR OF SERVICE FOR VESTING. "YEAR OF SERVICE FOR VESTING" shall mean any Year of Service for Vesting computed under the regular method or the elapsed time method, as defined below, based on the election made in the Adoption Agreement.

                 (A) REGULAR METHOD. A Year of Service for Vesting shall mean any Vesting Computation Period indicated in the Adoption Agreement during which an Employee has completed not less than the number of Hours of Service (not to exceed 1,000 Hours of Service) with the Employer indicated in the Adoption Agreement.

                 (B) ELAPSED TIME METHOD. A Year of Service for Vesting shall mean a "Period of Service", as defined in Section 1.97(B)(4), (which shall be the equivalent of a Year of Service for Vesting under the regular method) with the Employer based on an Employee's actual period of employment with the Employer, irrespective of the number of hours actually worked during such period and during which the Employee has completed 12 "Months of Service" as defined in Section 1.97(B)(5) with the Employer. All periods of employment with the Employer, including "Periods of Severance", as defined in Section 1.97(B)(6), of less than 12 consecutive months shall be aggregated unless there is a "One-Year Period of Severance", as defined in
   Section 1.97(B)(7). A "Period of Service" shall be credited for each completed 12 "Months of Service" (365 days) with the Employer, which need not be consecutive. A partial Year of Service for Vesting shall be credited for any "Period of Service" with the Employer of less than 12 months calculated to the nearest 1/12th based on a fraction, where the numerator shall be the actual "Months of Service" and the denominator shall be 12 "Months of Service". For purposes of this Section 1.99, Service with a predecessor employer shall be included to the extent provided in Sections
   1.79 and 2.2 and in the Adoption Agreement.

                                   ARTICLE II
                            PARTICIPATION UNDER PLAN

         2.1 ADOPTION OF PLAN. An Employer shall adopt the Plan by executing the Adoption Agreement.

         2.2 ELIGIBILITY REQUIREMENTS. To be eligible for participation in the Plan, an Employee must satisfy both of the following eligibility requirements:

                 (A) The Employee must be a member of an eligible class of Employees as specified by the Employer in the Adoption Agreement; and

                 (B) The Employee must have completed the period of Service and attained the age specified by the Employer in the Adoption Agreement.

         Upon satisfaction of the requirements of Sections 2.2(A) and 2.2(B) as specified in the Adoption Agreement, an Employee shall become a Participant in the Plan on the Entry Date specified in the Adoption Agreement, unless the Employee separated from service with the Employer before the Entry Date. An Employee who has met all the requirements for eligibility, as set forth in this
Article II and in the Adoption Agreement, but who separates from service with the Employer before the Entry Date and has not been rehired before the Entry Date, shall become a Participant in the Plan on his Reemployment Commencement Date. In the case of any such eligible Employee who is rehired before the Entry Date, such eligible Employee shall become a Participant on such Entry Date. Employees who have completed such requirements prior to the Effective Date shall become Participants as of the Effective Date. Except as otherwise provided in Section 1.79, service with a predecessor employer shall be included as Service with the Employer for purposes of eligibility to participate under the Plan only to the extent provided in the Adoption Agreement and to the extent required by the Secretary of the Treasury or his delegate.

         2.3 ADDITIONAL RULES RELATING TO PLAN PARTICIPATION. The following additional rules relating to the Plan Participation apply:

                 (A) EMPLOYEES REQUIRED TO COMPLETE MORE THAN ONE YEAR OF SERVICE FOR ELIGIBILITY. If an Employee who is required to complete more than one Year of Service for Eligibility as an eligibility requirement has a One-Year Break In Service before satisfying such requirement, Service prior to such Break shall be disregarded.

                 (B) REHIRED FORMER PARTICIPANTS WITH NONFORFEITABLE RIGHTS. A former Participant shall become a Participant immediately upon his return to the employ of the Employer, if such former Participant had a nonforfeitable right to all or a portion of his Employer Account at the time of his termination.

                 (C) REHIRED FORMER PARTICIPANTS WITHOUT NONFORFEITABLE RIGHTS. A former Participant who did not have a nonforfeitable right to any portion of his Employer Account at the time of his termination shall be considered, upon his reemployment, a new Employee for eligibility purposes, if the number of consecutive One-Year Breaks In Service equals or exceeds the greater of (1) five or (2) the aggregate number of Years of Service for Eligibility before such Breaks. If such former Participant's Years of Service for Eligibility before his termination may not be disregarded pursuant to the preceding sentence, such former Participant shall participate immediately upon his reemployment.

                 (D) PARTICIPANTS WHO BECOME INELIGIBLE EMPLOYEES. In the event a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, but has not incurred a One-Year Break In Service, such Employee shall participate immediately upon his return to an eligible class of Employees. If such Participant incurs a One-Year Break In Service, his eligibility to participate shall be determined pursuant to Section 2.3(B) or 2.3(C).

                 (E) INELIGIBLE EMPLOYEES WHO BECOME ELIGIBLE. In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately, if such Employee has satisfied the minimum age and service requirements and would have previously become a Participant had he been in the eligible class.

                 (F) DURATION OF PARTICIPATION. After an Employee becomes a Participant in the Plan, the Employee's active participation shall continue until the earlier of the Participant's death, retirement, Disability, or termination of employment with the Employer. However, except as otherwise provided in Section 3.11 and in the Adoption Agreement, no Participant shall share in Employer Contributions in any Plan Year in which such Participant does not complete a Year of Service for Benefit Accrual and meet the other eligibility requirements of Sections 2.2 and 2.3.

                 (G) PARTICIPANTS WHO SEPARATE BEFORE END OF PLAN YEAR. Subject to Section 3.11, a Participant whose employment is terminated before the end of a Plan Year but after he has completed the number of Hours of Service required for a Year of Service for Benefit Accrual shall share in Employer contributions for such Plan Year only if the Adoption Agreement so provides.

                 (H)      LEASED EMPLOYEES.

                          (1)     GENERAL.  If the Employer has Leased
         Employees, such Leased Employees shall participate in the Plan only if, and to the extent, provided in the Adoption Agreement of such Employer.

                          (2) SAFE-HARBOR. Notwithstanding any other provisions of the Plan, for purposes of determining the number or identity of Highly Compensated Employees or for purposes of the pension requirements of section 414(n)(3) of the Code, the Employees of the Employer shall include individuals defined as Employees in
         Section 1.25.  This provision was effective December 31, 1986.

         2.4 PLANS COVERING OWNER-EMPLOYEES. If this Plan, as adopted by the applicable Adoption Agreement, provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan, as adopted by the applicable Adoption Agreement, is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy sections 401(a) and (d) of the Code for the employees of this and all other trades or businesses.

If the Plan, as adopted by the applicable Adoption Agreement, provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

For purposes of this Section 2.4, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

                 (A) Own the entire interest in an unincorporated trade or business; or

                 (B) In the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.


                                  ARTICLE III
                                 CONTRIBUTIONS

         3.1 EMPLOYER CONTRIBUTIONS. Employer Contributions shall be determined as follows:

                 (A) MONEY PURCHASE PLAN. If the Plan is a money purchase plan, this Section 3.1(A) applies and the Employer Contribution shall be determined in accordance with the applicable Money Purchase Plan Adoption Agreement.

                 (B) PROFIT-SHARING OR PROFIT-SHARING 401(K) PLAN. If the Plan is a profit-sharing plan or a profit-sharing 401(k) plan, the Profit-Sharing (401(k)) Adoption Agreement applies and contributions shall be made in accordance with such Adoption Agreement and this Section 3.1(B).

                          (1)     AMOUNT.  Except as otherwise provided in
         Section 3.11(G), for each Plan Year during the continuance of the Plan, the Employer shall contribute to the Trustee such amount as shall be authorized by the Employer, in its sole discretion, provided that the amount of the Employer Contribution for any Plan Year shall not exceed the lesser of:

                                  (a) The amount allowable as a deduction, if the Employer is a for-profit organization, for computing Federal income tax under the applicable provisions of the Code for the Taxable Year which ends with or within such Plan Year or, if the Employer is a not-for-profit organization, an amount not in excess of reasonable compensation for services rendered by the Participants for the Employer for the Taxable Year which ends with or within such Plan Year; or

                                  (b)      The limitations set forth in Section
                 3.8 below.

                          (2) PROFITS NOT REQUIRED. Unless the Adoption Agreement provides otherwise, effective for Plan Years beginning after December 31, 1985, the Employer shall, notwithstanding any other provision of the Plan, make all contributions to the Plan without regard to current or accumulated Profits for the Taxable Year or Years ending with or within such Plan Year. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit-sharing plan for purposes of sections 401(a), 402, 412 and 417 of the Code.

                          (3) QUALIFIED NONELECTIVE CONTRIBUTIONS AND QUALIFIED MATCHING CONTRIBUTIONS.

                                  (a)      ELECTION.  If the Plan provides for
                 Elective Deferral Contributions, the Employer may elect to make Qualified Nonelective Contributions and/or Qualified Matching Contributions under the Plan on behalf of Employees as provided in the Adoption Agreement.

                                  In addition, in lieu of distributing "Excess
                 Contributions" as provided in Section 3.4(B)(4), or "Excess Aggregate Contributions" as provided in Section 3.2(G), and to the extent elected by the Employer in the Adoption Agreement, the Employer may make Qualified Nonelective Contributions and/or Qualified Matching Contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy either the "Actual Deferral Percentage" (ADP) (as defined in Section 3.4(B)) test or the "Average Contribution Percentage" (ACP) (as defined in Section 3.2(F)) test, or both, pursuant to Treasury regulations under the Code.

                                  (b)      VESTING AND ACCOUNTS.  The
                 Participant's Accrued Benefit derived from Qualified Nonelective Contributions and Qualified Matching Contributions and the earnings thereon shall be nonforfeitable at all times. Separate accounts for Qualified Nonelective Contributions and Qualified Matching Contributions shall be maintained for each Participant on whose behalf such contributions are made. Each account shall be credited with the applicable contributions and earnings or losses thereon.

                 (C) TIME AND TYPE OF CONTRIBUTIONS. Employer Contributions, for any Plan Year, shall be paid to the Trustee if the Employer's Plan is a profit-sharing or profit-sharing 401(k) plan, no later than the due date (including extensions of time) for filing the Employer's Federal income tax return for the Taxable Year which ends with or within such Plan Year or if the Employer's Plan is a money purchase plan no later than the time required by the rules of section 412(m) of the Code but in no event later than the due date (including extensions of time) for filing the Employer's Federal income tax return for the Taxable Year which ends with or within such Plan Year.

         3.2 PARTICIPANT CONTRIBUTIONS. Participant Contributions shall be determined as follows:

                 (A) AMOUNT. Unless this Plan is a profit-sharing 401(k) plan, this Plan shall not accept Employee Contributions and Matching Contributions for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer. Employee Contributions for Plan Years beginning after December 31, 1986, together with any Matching Contributions as defined in section 401(m) of the Code, shall be limited so as to meet the nondiscrimination test of section 401(m) of the Code. Participant Contributions on or after such date are only permitted or required if the Plan is a profit-sharing 401(k) plan. In such case, Participants are not required to make Participant Contributions under the Plan, unless the Adoption Agreement provides otherwise. If, however, the Plan is a profit-sharing 401(k) plan and the Employer has elected in the Adoption Agreement to permit Participant Contributions, a Participant may, subject to the limitations of Section 3.2 and Section 3.8, make cash contributions under the Plan in any Plan Year in any amount up to ten percent of the aggregate Compensation (as defined in Section 1.10 before any modifications thereto in the Adoption

   Agreement) received by such Participant for all periods of participation in the Plan reduced by any Participant Contributions made by such Participant under this Plan during such period. This limitation applies in the aggregate to voluntary contributions by any Participant to two or more qualified plans maintained by the same Employer. Mandatory Participant Contributions are subject to the requirements of the Adoption Agreement.

                 (B) PARTICIPANT CONTRIBUTIONS AND EARNINGS THEREON NONFORFEITABLE. The interest of each Participant in his Participant Contributions and the earnings thereon shall be nonforfeitable at all times.

                 (C) MANNER OF MAKING CONTRIBUTIONS. Participant Contributions shall be made in cash and paid to the Employer. Participant Contributions may be made by regular payroll deductions from his Compensation, if the Adoption Agreement so provides, or in any other way approved by the Employer. For a Participant Contribution to be deemed to be credited to a Participant's Participant Account for any particular Limitation Year, such Participant Contribution must be made to the Plan not later than 30 days following the end of such Limitation Year. Participant Contributions shall be paid to the Trustee by the Employer as soon as is administratively possible after receipt by the Employer.

                 (D) CHANGE OF PARTICIPANT CONTRIBUTION RATE. If the Adoption Agreement provides for Participant Contributions by regular payroll deductions from the Participant's Compensation, a Participant, by 30 days' written notice to the Administrative Committee, may elect to change his Participant Contribution rate (but not retroactively) within the limits specified herein, to discontinue making Participant Contributions, or to resume Participant Contributions.

                 (E) RESPONSIBILITY OF TRUSTEE. The Trustee shall be accountable for Participant Contributions received by it, but shall have no duty to require any Participant Contributions to be delivered to it nor to determine that the Participant Contributions received are of the correct amount or are correctly attributed by the Administrative Committee to the Participants who made them.

                 (F) LIMITATIONS ON EMPLOYEE CONTRIBUTIONS AND MATCHING CONTRIBUTIONS - AVERAGE CONTRIBUTION PERCENTAGE TEST REQUIREMENT.

                          (1)     TEST.  The "Average Contribution Percentage"
         (ACP) for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following two tests:

                                  (a)      The ACP for Participants who are
                 Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                                  (b)      The ACP for Participants who are
                 Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by two, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

                          (2) SPECIAL RULES. The following special rules apply:

                                  (a) MULTIPLE USE. If one or more Highly Compensated Employees participate in both a cash or deferred arrangement (CODA) and a plan subject to the ACP test maintained by the Employer and the sum of the "Actual Deferral Percentage" (ADP), as defined below in Section 3.4(B), and the ACP of those Highly Compensated Employees subject to either or both tests exceeds the "Aggregate Limit," then the "Contribution Percentages" of those Highly Compensated Employees who also participate in a CODA shall be reduced (beginning with such Highly Compensated Employee whose "Contribution Percentage" is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's "Contribution Percentage Amount" is reduced shall be treated as an "Excess Aggregate Contribution." The ADP and ACP of the Highly Compensated Employees shall be determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees do not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

                                  (b)      MULTIPLE PLANS.  For purposes of
                 this Section 3.2(F), the "Contribution Percentage" for any Participant who is a Highly Compensated Employee and who is eligible to have "Contribution Percentage Amounts" allocated to his account under two or more plans described in section 401(a) of the Code, or CODAs that are maintained by the Employer, shall be determined as if the total of such "Contribution Percentage Amounts" were made under each plan. If a Highly Compensated Employee participates in two or more CODAs that have different plan years, all CODAs ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated pursuant to Treasury regulations under section 401(m) of the Code.

                                  (c) AGGREGATION. In the event that this Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 3.2(F) shall be applied by determining the ACP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same plan year.

                                  (d) FAMILY AGGREGATION. For purposes of determining the "Contribution Percentage" of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the "Contribution Percentage Amounts" and "Applicable Compensation" of such Participant shall include the "Contribution Percentage Amounts" and "Applicable Compensation" for the Plan Year of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the ACP both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

                                  (e)      TIMING.  For purposes of the ACP
                 test, "Employee Contributions" are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions shall be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

                                  (f)      RECORDS.  The Employer shall
                 maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

                                  (g)      OTHER REQUIREMENTS.  The
                 determination and treatment of the "Contribution Percentage" of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                          (3)     DEFINITIONS.  The following definitions apply:

                                  (a) "AGGREGATE LIMIT" shall mean the sum of (i) 125 percent of the greater of (AA) the ADP of the Non-Highly Compensated Employees eligible under the CODA for the Plan Year or (BB) the ACP of Non-Highly Compensated Employees eligible under the Plan subject to section 401(m) of the Code for the Plan Year beginning with or within the Plan Year of the CODA, and (ii) two plus the lesser of (AA) or (BB) above, but in no event shall this amount exceed 200 percent of the lesser of (AA) or (BB) above. However, the "Aggregate Limit," for Plan Years beginning before the later of January 1, 1992, or the date that is 60 days after publication of final Treasury regulations under section 401(m) of the Code, shall be the greater of (aa) the "Aggregate Limit," as calculated under the preceding sentence, or (bb) the sum of
                 (AAA) 125 percent of the lesser of (AAAA) the ADP of the Non-Highly Compensated Employees eligible under the CODA for the Plan Year, or (BBBB) the ACP of the Non-Highly Compensated Employees eligible under the Plan subject to section 401(m) of the Code for the Plan Year beginning with or within the Plan Year of the CODA, and (BBB) two plus the greater of (AAAA) or
                 (BBBB) above, but in no event shall this amount exceed 200 percent of the greater of (AAAA) or (BBBB) above.

                                  (b)      "AVERAGE CONTRIBUTION PERCENTAGE
                 (ACP)" shall mean the average of the "Contribution Percentages" of the "Eligible Participants" in a group.

                                  (c) "CONTRIBUTION PERCENTAGE" shall mean the ratio (expressed as a percentage) of the Participant's "Contribution Percentage Amounts" to the Participant's "Applicable Compensation" for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

                                  (d)      "CONTRIBUTION PERCENTAGE AMOUNTS"
                 shall mean the sum of the "Employee Contributions", Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct "Excess Aggregate Contributions" as defined below, or because the contributions to which they relate are "Excess Elective Deferrals" under Section 3.4, "Excess Contributions" under
                 Section 3.4, or "Excess Aggregate Contributions" under this
                 Section 3.2. If so elected in the Adoption Agreement, the Employer may include Qualified Nonelective Contributions in the "Contribution Percentage Amounts." The Employer also may elect to use Elective Deferrals in the "Contribution Percentage Amounts" so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

                                  (e)      "ELIGIBLE PARTICIPANT" shall mean
                 any Employee who is eligible to make an "Employee Contribution" or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the "Contribution Percentage"), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an "Employee Contribution" is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such an "Employee Contribution" shall be treated as an "Eligible Participant" on behalf of whom no "Employee Contributions" are made.

                                  (f)      "EMPLOYEE CONTRIBUTION" shall mean
                 any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the Plan Year in which made and that is maintained under a separate account to which earnings and losses are allocated.

                                  (g) "APPLICABLE COMPENSATION" shall mean compensation (i) within the meaning of section 414(s)(1) of the Code for the Plan Year for which a determination under this Section 3.2(F) is being made, plus (ii) any amount contributed by the Employer for such Plan Year pursuant to a salary reduction agreement and which is not includible in gross income under section 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

                 (G)      DISTRIBUTION OF "EXCESS AGGREGATE CONTRIBUTIONS".

                          (1) IN GENERAL. Notwithstanding any other provision of this Plan, "Excess Aggregate Contributions", plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or, if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such "Excess Aggregate Contributions" were allocated for the preceding Plan Year. If such "Excess Aggregate Contributions" are distributed more than two and one-half months after the last day of the Plan Year in which such "Excess Aggregate Contributions" arose, a ten percent excise tax will be imposed on the Employer maintaining the plan with respect to such "Excess Aggregate Contributions". Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the "Excess Aggregate Contributions" attributable to each of such Employees. "Excess Aggregate Contributions" of Participants who are subject to the Family Member aggregation rules of section 414(q)(6) of the Code shall be allocated among the Family Members in proportion to the "Employee Contributions" and Matching Contributions (or amounts treated as Matching Contributions) of each Family Member that is combined to determine the combined ACP. "Excess Aggregate Contributions" shall be treated as "Annual Additions" (within the meaning of Section 3.8(D)(1)) under the Plan.

                          (2) DETERMINATION OF INCOME OR LOSS. "Excess Aggregate Contributions" shall be adjusted for any income or loss.
         The income or loss allocable to "Excess Aggregate Contributions" is the income or loss allocable to the Participant's "Employee Contribution" account, Matching Contribution account, Qualified Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution account and Elective Deferral account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's "Excess Aggregate Contributions" for the Plan Year and the denominator of which is the Participant's account balance(s) attributable to "Contribution Percentage Amounts" without regard to any income or loss occurring during such Plan Year. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded in determining income or loss.

                          (3)     FORFEITURES OF "EXCESS AGGREGATE
         CONTRIBUTIONS". Forfeitures of "Excess Aggregate Contributions" may either be reallocated to the accounts of Non-Highly Compensated Employees or applied to reduce Employer contributions, as elected by the Employer in the Adoption Agreement with respect to Matching Contributions.

                          (4)     ACCOUNTING FOR "EXCESS AGGREGATE
         CONTRIBUTIONS". "Excess Aggregate Contributions" shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's "Employee Contribution" account, Matching Contribution account and Qualified Matching Contribution account (and, if applicable, the Participant's Qualified Nonelective Contribution account or Elective Deferral account, or both).

                          (5)     DEFINITIONS.  The following definitions apply:

                                  (a)      "EXCESS AGGREGATE CONTRIBUTIONS"
                 shall mean, with respect to any Plan Year, the excess of:

                                        (i)     The aggregate "Contribution
                          Percentage Amounts" actually taken into account in computing the ACP of Highly Compensated Employees for such Plan Year, over

                                        (ii)    The maximum "Contribution
                          Percentage Amounts" permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their "Contribution Percentages" beginning with the highest of such percentages).

                          Such determination shall be made after first
                 determining "Excess Elective Deferrals" under Section 3.4 and then determining "Excess Contributions" under Section 3.4.

                          (6) VESTING AND ACCOUNTS. The Participant's Accrued Benefit derived from Employee Contributions shall be nonforfeitable at all times. Separate accounts for Employee Contributions shall be maintained for each Participant. Each account shall be credited with the applicable contributions and earnings thereon.

         3.3 QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS. The rules relating to Qualified Voluntary Employee Contributions are as follows:

                 (A) NOT PERMITTED AFTER DECEMBER 31, 1986. No Qualified Voluntary Employee Contributions shall be permitted after December 31, 1986. Contributions made prior to that date shall be maintained in separate accounts. Such accounts shall share in gains or losses of the Trust in the manner described in Article V. No part of such accounts shall be used to purchase life insurance. Withdrawals from such accounts are provided for in Sections 7.10(B) and 7.12.

                 (B) QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTION AND EARNINGS THEREON VESTED AT ALL TIMES. The interest of each Participant in any Qualified Voluntary Employee Contributions made on his behalf before January 1, 1987, and the earnings thereon shall be nonforfeitable at all times.

                 (C) RESPONSIBILITY OF TRUSTEE. The Trustee shall be accountable for Qualified Voluntary Employee Contributions received by it, but shall have no duty to determine that the Qualified Voluntary

   Employee Contributions received are of the correct amount or are correctly allocated by the Employer to the Participants who made them.

         3.4 ELECTIVE DEFERRAL CONTRIBUTIONS. The rules relating to Elective Deferral Contributions are as follows:

                 (A) AMOUNT. If the Adoption Agreement provides for Elective Deferral Contributions, the Employer shall make an Elective Deferral Contribution to the Plan on behalf of each Participant who has elected to defer a portion of the Compensation otherwise payable for the Plan Year and have it contributed to the Plan. Such an election may only be made pursuant to a written salary reduction agreement between the Employer and the Participant. The agreement shall be on the Appropriate Form prescribed by the Administrative Committee, and the agreement shall specify the percentage or amount of Compensation that the Participant desires to defer (but in no event may Elective Deferral Contributions exceed for any Plan Year, after taking into account any Employer Contributions for such Plan Year under this Plan and under any other qualified profit-sharing or qualified stock-bonus plan the amount allowable under Section 3.1(B)(1) for the Taxable Year which ends with or within such Plan Year, or the limitations set forth in Section 3.8 below). A Participant shall not be permitted to enter into more than one salary reduction agreement in the periods specified in the Adoption Agreement, and the agreement for any such period must be entered into before the first day of such period. The Elective Deferral Contribution made for a Participant shall be in an amount equal to the amount specified in the Participant's salary reduction agreement; provided, however, that the Elective Deferral Contribution otherwise to be made for a Participant shall be reduced if and to the extent necessary to comply with the limitations of Section 3.4(B). An Elective Deferral Contribution made for a Participant shall be allocated to his Elective Deferral Account pursuant to Section 5.1(D). In the event the requirements of Section 3.4(B) would not otherwise be met, but only if the Adoption Agreement so provides, the Employer may make, on behalf of Non-Highly Compensated Employees, for any Plan Year, such Qualified Nonelective Contributions as are necessary to meet the requirements of
   Section 3.4(B). Such Employer Qualified Nonelective Contributions must be made by the Employer no later than 30 days after the end of the Plan Year. Such Employer Qualified Nonelective Contributions shall be separately accounted for and no portion of such Employer Qualified Nonelective Contributions attributable to Plan Years beginning after December 31, 1988, may be withdrawn upon hardship of the Participant. Moreover, such Employer Qualified Nonelective Contributions must satisfy all other requirements relating to Qualified Nonelective Contributions as set forth in Section
   1.70.  The CODA provisions may not be integrated with social security.

                 (B)      ELECTIVE DEFERRALS.

                          (1) MAXIMUM AMOUNT OF ELECTIVE DEFERRALS. Effective as of January 1, 1987, no Employee shall be permitted to have Elective Deferrals made under this Plan during the taxable year of such Employee in excess of $7,000 multiplied by the Adjustment Factor as provided by the Secretary of the Treasury and as in effect at the beginning of such taxable year of the Employee. The foregoing limit shall not apply to Elective Deferrals of amounts attributable to service performed in 1986 and described in section 1105(c)(5) of the Tax Reform Act of 1986.

                          (2)     "ACTUAL DEFERRAL PERCENTAGE" TEST
         REQUIREMENT. The "Actual Deferral Percentage" (ADP) for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                                  (a)      The ADP for Participants who are
                 Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                                  (b)      The ADP for Participants who are
                 Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

                          (3) SPECIAL RULES. The following special rules apply:

                                  (a) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his accounts under two or more cash or deferred arrangements described in section 401(k) of the Code (CODAs), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single CODA. If a Highly Compensated Employee participates in two or more CODAs that have different Plan Years, all CODAs ending with or within the same calendar year shall be treated as a single CODA. Notwithstanding the foregoing, certain CODAs shall be treated as separate CODAs if mandatorily disaggregated pursuant to regulations under section 401(k) of the Code.

                                  (b)      In the event that this Plan
                 satisfies the requirements of section 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.

                                  (c)      For purposes of determining the ADP
                 of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and "Applicable Compensation" of such a Participant shall include the Elective Deferrals (and, if applicable, Qualified Nonelective Contributions and Qualified Matching Contributions, or both) and "Applicable Compensation" for the Plan Year of Family Members of such Participant. Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

                                  (d)      For purposes of determining the ADP
                 test, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which the contributions relate.

                                  (e)      The Employer shall maintain records
                 sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

                                  (f)      The determination and treatment of
                 the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                          (4)     DEFINITIONS.  The following definitions apply:

                                  (a)      "ACTUAL DEFERRAL PERCENTAGE" shall
                 mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (ii) the Participant's "Applicable Compensation" for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). Employer contributions on behalf of any Participant shall include any Elective Deferrals made pursuant to the Participant's deferral election (including "Excess Elective Deferrals" of Highly Compensated Employees), but excluding "Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the plan or plans of the Employer and excluding Elective Deferrals that are taken into account in the "Contribution Percentage" test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals) and, at the election of the Employer, Qualified Nonelective Contributions and Qualified Matching Contributions. For purposes of computing "Actual Deferral Percentages", an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

                                  (b) "APPLICABLE COMPENSATION" shall have the meaning set forth in Section 3.2(F)(3)(g).

                          (5)     DISTRIBUTION OF "EXCESS ELECTIVE DEFERRALS".

                                  (a)      IN GENERAL.  A Participant may
                 assign to this Plan any "Excess Elective Deferrals" made during such Participant's taxable year by notifying the Plan Administrator, in accordance with Section 3.4(B)(5)(c) of the amount of the "Excess Elective Deferrals" to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any "Excess Elective Deferrals" that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Employer.

                                  Notwithstanding any other provision of the
                 Plan, "Excess Elective Deferrals" plus any income and minus any loss allocable thereto shall be distributed no later than April 15 to any Participant to whose account "Excess Elective Deferrals" were assigned for the preceding taxable year of such Participant and who claims "Excess Elective Deferrals" for such taxable year of the Participant.

                                  (b)      DEFINITION.  For purposes of the
                 Plan, "EXCESS ELECTIVE DEFERRALS" shall mean those Elective Deferrals that are includible in a Participant's gross income under section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. "Excess Elective Deferrals" shall be treated as "Annual Additions" (within the meaning of Section 3.8(D)(1)) under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

                                  (c)      CLAIMS.  The Participant's claim
                 shall be in writing; shall be submitted to the Plan Administrator no later than March 1; shall specify the Participant's "Excess Elective Deferral" for the preceding taxable year of such Participant (which shall not exceed the amount of the Participant's Elective Deferral under this Plan for such taxable year); and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such "Excess Elective Deferral", when added to other Elective Deferrals exceeds the limit imposed on the Participant by section 402(g) of the Code for the taxable year of the Participant in which the Elective Deferral occurred.

                                  (d)      DETERMINATION OF INCOME OR LOSS.
                 "Excess Elective Deferrals" shall be adjusted for income or loss. The income or loss allocable to "Excess Elective Deferrals" is the income or loss allocable to the Participant's Elective Deferrals for the year multiplied by a fraction, the numerator of which is such Participant's "Excess Elective Deferrals" for the year and the denominator of which is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year. Income or loss allocable to the period between the end of the taxable year of the Participant and the date of the distribution shall be disregarded in determining income or loss.

                          (6)     DISTRIBUTION OF "EXCESS CONTRIBUTIONS".

                                  (a)  IN GENERAL.  Notwithstanding any other
                 provision of the Plan, "Excess Contributions", plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year beginning after December 31, 1987, to Participants to whose accounts such "Excess Contributions" were allocated for the preceding Plan Year. If such "Excess Contributions" are distributed more than two and one-half months after the last day of the Plan Year in which such "Excess Contributions" arose, a ten percent excise tax will be imposed on the Employer maintaining the plan with respect to such "Excess Contributions". Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the "Excess Contributions" attributable to each of such Employees.
                 "Excess Contributions" of Participants who are subject to the Family Member aggregation rules of section 414(q)(6) of the Code shall be allocated among the Family Members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each Family Member that is combined to determine the combined ADP. "Excess Contributions" shall be treated as "Annual Additions" (within the meaning of Section 3.8(D)(1)) under the Plan.

                                  (b) DETERMINATION OF INCOME OR LOSS. "Excess Contributions" shall be adjusted for any income or loss. The income or loss allocable to "Excess Contributions" is the income or loss allocable to the Participant's Elective Deferral account (and, if applicable, the Qualified Nonelective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's "Excess Contributions" for the Plan Year and the denominator of which is the Participant's account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year. Income or loss allocable to the period between the end of the Plan Year and the date of the distribution shall be disregarded in determining income or loss.

                                  (c)  ACCOUNTING FOR "EXCESS CONTRIBUTIONS".
                 "Excess Contributions" shall be distributed from the Participant's Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. "Excess Contributions" shall be distributed from the Participant's Qualified Nonelective Contribution account only to the extent that such "Excess Contributions" exceed the balance in the Participant's Elective Deferral account and Qualified Matching Contribution account.

                                  (d)  DEFINITION. "EXCESS CONTRIBUTION" shall
                 mean, with respect to any Plan Year, the excess of:

                                        (i)     The aggregate amount of
                          Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

                                        (ii)    The maximum amount of such
                          contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ratios used in determining the ADP of Highly Compensated Employees, beginning with the highest of such ratios).

                                  (e)      REDUCTION FOR "EXCESS ELECTIVE
                 DEFERRALS" DISTRIBUTED. The "Excess Contributions" which would otherwise be distributed to the Participant shall be reduced, in accordance with regulations, by the amount of "Excess Elective Deferrals" distributed to the Participant.

                 (C) VESTING AND ACCOUNTS. The interest of each Participant in his Accrued Benefit derived from such Participant's Elective Deferral Contributions and the earnings thereon shall be nonforfeitable at all times. Separate accounts for Elective Deferral Contributions shall be maintained for each Participant. Each account shall be credited with the applicable contributions and earnings thereon.

                 (D) MANNER OF MAKING ELECTIVE DEFERRAL CONTRIBUTION. The Employer shall contribute the Elective Deferral Contributions to the Plan within the earlier of (1) 30 days following the pay period to which such Elective Deferral Contributions relate, or (2) 30 days following the end of the Plan Year for which such Elective Deferral Contributions are being made.

                 (E) RESPONSIBILITY OF TRUSTEE. The Trustee shall be accountable for Elective Deferral Contributions received by it, but shall have no duty to determine that the Elective Deferral Contributions received are of the correct amount or are correctly allocated by the Administrative Committee to the Participant on whose behalf such Elective Deferral Contributions were made.

         3.5 MATCHING CONTRIBUTIONS. The rules relating to Matching Contributions are as follows:

                 (A) AMOUNT. If the Adoption Agreement provides for Matching Contributions, the Employer shall make a Matching Contribution on behalf of each Participant who has elected to make Elective Deferral Contributions or Participant Contributions to the Plan in the amounts set forth in the Adoption

   Agreement. The amount of the Matching Contribution shall be the amount selected by the Employer in the Adoption Agreement to match such Elective Deferral Contributions and/or Participant Contributions. A Matching Contribution for a Participant shall be allocated to his Matching Account pursuant to Section 5.1(E). The Employer may also make Qualified Matching Contributions to the extent permitted by the applicable Adoption Agreement.

                 (B) TIME. Matching Contributions, for any Plan year, shall be paid to the Trustee no later than the due date (including extensions of time) for filing the Employer's Federal income tax return for the Taxable Year which ends with or within such Plan Year.

                 (C) RESPONSIBILITY OF TRUSTEE. The Trustee shall be accountable for Matching Contributions received by it, but shall have no duty to determine that the Matching Contributions are of the correct amount or are correctly allocated by the Administrative Committee to the Participant on whose behalf such Matching Contributions were made.

                 (D) LIMITATIONS. All Matching Contributions are subject to the requirements of Sections 3.2(F) and 3.2(G).

                 (E) VESTING AND ACCOUNTS. Matching Contributions shall be vested in accordance with Section A.3.5(F) of the Adoption Agreement. In any event, Matching Contributions shall be fully vested at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer contributions. Qualified Matching Contributions shall be vested when made.

                 Forfeitures of Matching Contributions, other than "Excess Aggregate Contributions" (within the meaning of Section 3.2(G)) shall be made in accordance with Sections 5.5 and 7.6(C) and Section A.7.6(C) of the Adoption Agreement.

                 Separate accounts for Matching Contributions shall be maintained for each Participant. Each account shall be credited with the applicable contributions and earnings thereon.

                 Notwithstanding the foregoing, Matching Contributions (including Qualified Matching Contributions) shall be forfeited if the contributions to which they relate are "Excess Deferrals", "Excess Contributions", or "Excess Aggregate Contributions". [SEE TREAS. REG. Section 1.401(A)(4)-11(G)(6) EXAMPLE 8]

         3.6 CONTRIBUTIONS HELD IN TRUST. The Trustee covenants and agrees that it holds, and will hold, all sums (including any Employer Contributions, any Elective Deferral Contributions, any Matching Contributions, any Participant Contributions, any Qualified Matching Contributions, any Qualified Nonelective Contributions and, if applicable, prior Qualified Voluntary Employee Contributions) which, from time to time, have been, or may be, paid to it as Trustee hereunder, in trust, subject to the provisions of the Plan, for the purposes and upon the terms, conditions and powers set forth in this Plan and Trust Agreement.

         3.7 RETURN OF EMPLOYER CONTRIBUTIONS. The rules relating to the return of Employer Contributions are as follows:

                 (A) EXCLUSIVE BENEFIT RULE AND EXCEPTIONS THERETO. The Trust Fund shall be held by the Trustee for the exclusive purpose of providing benefits to Participants in the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan. No part of the Trust Fund shall at any time inure to the benefit of the Employer; provided, however, that Employer Contributions and/or Elective Deferral

   Contributions and/or Matching Contributions to the Trust Fund shall be refunded to the Employer, to the extent such refunds do not, in themselves, deprive the Plan of its qualified status, under the following circumstances and subject to the following limitations:

                          (1) MISTAKE OF FACT. In the case of Employer Contributions and/or Elective Deferral Contributions and/or Matching Contributions which are made, in whole or in part, by reason of a mistake of fact (as for example, incorrect information as to the eligibility or Compensation of a Participant, or a mathematical error), so much of such Employer Contributions and/or Elective Deferral Contributions and/or Matching Contributions as is attributable to the mistake of fact shall be returned to the Employer on demand, upon presentation to the Trustee of evidence of the mistake of fact and calculations as to the impact of such mistake. Demand and repayment must be effected within one year after the date of payment of the Employer Contributions and/or Elective Deferral Contributions and/or Matching Contributions to which the mistake applies.

                          (2) DISALLOWANCE OF DEDUCTION. In the event the deduction of the contribution made by the Employer is disallowed under section 404 of the Code, such contribution (to the extent disallowed) shall be returned to the Employer within one year of the disallowance of the deduction.

                          (3) INITIAL DISQUALIFICATION. If any Employer and/or Elective Deferral Contributions and/or Matching Contributions to the Plan are conditioned on initial qualification of the Plan under section 401 of the Code and if the Plan receives an adverse determination with respect to its initial qualification, any such Employer Contributions and/or Elective Deferral Contributions and/or Matching Contributions shall be returned to such Employer within one year after such adverse determination but only if the application for determination is made by the time prescribed by law for filing the Employer's Federal income tax return for the Taxable Year in which such Plan was adopted or such later date as the Secretary of the Treasury shall provide.

                 (B) REFUND TO BE DEDUCTED AS INVESTMENT LOSS WITH CERTAIN EXCEPTIONS. In the event that any refund is paid to the Employer hereunder, such refund shall be made without interest and shall be deducted from the Employer Accounts and/or Elective Deferral Accounts and/or Matching Accounts of the Participants as an investment loss except to the extent that the amount of the refund can be attributed to one or more specific Participants (as in the case of certain mistakes of fact and disallowances of Compensation resulting in reduction of deductible Employer Contributions) in which case the amount of the refund attributable to each such Participant's Employer Account and/or Elective Deferral Account and/or Matching Account shall be deducted directly from such Employer Account and/or Elective Deferral Account and/or Matching Account.

                 (C) LIMITATIONS ON REFUNDS. Notwithstanding any other provisions of this Section 3.7, no refund shall be made to the Employer:

                          (1) To the extent such refund is specifically chargeable to the Employer Account(s) and/or Elective Deferral Account(s) and/or Matching Account(s) of any Participant(s) in excess of 100 percent of the amount in such Account(s);

                          (2) If the amount otherwise subject to refund hereunder has been distributed to Participants and/or their Beneficiaries (in which case the Employer shall have a claim directly against the distributees to the extent of the refund to which it is entitled);

                          (3) To the extent the amount is not in excess of the amount which would have been contributed had no mistake of fact or mistake in determining the deduction occurred (in which case the amount subject to refund shall be limited to the excess of (a) the amount of the Employer Contribution and/or Elective Deferral Contribution and/or Matching Contribution over (b) the amount that the Employer would have contributed, had there not occurred a mistake of fact or a mistake in determining the amount of the deduction);

                          (4) Of earnings attributable to the excess Employer Contribution and/or Elective Deferral Contribution and/or Matching Contribution;

                          (5) To the extent there are losses attributable to the amount subject to refund (in which case the losses shall reduce the amount to be returned); and

                          (6) To the extent the amount subject to refund would cause the balance of the Employer Account and/or Elective Deferral Account and/or Matching Account of any Participant to be reduced to less than the balance which would have been in such Employer Account and/or Elective Deferral Account and/or Matching Account had the amount subject to refund not been contributed (in which case the amount to be refunded to the Employer shall be limited so as to avoid such reduction).

                 (D) FURTHER LIMITATIONS ON REFUNDS. All refunds under this Section 3.7 shall be limited in amount, circumstance and timing to the provisions of section 403(c) of ERISA, and no such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified plan under section 401(a) of the Code or to meet the requirements of section 401(k) of the Code.

         3.8 LIMITATIONS ON ALLOCATIONS. The limitations relating to allocations under the Plan are as follows:

                 (A) LIMITATION APPLICABLE WHERE NO OTHER EMPLOYEE PENSION BENEFIT PLAN OR WELFARE BENEFIT FUND OR INDIVIDUAL MEDICAL BENEFIT ACCOUNT MAINTAINED.

                          (1) BASIC LIMITATION. If the Participant does not participate in, and has never participated in, any other Employee Pension Benefit Plan maintained by the "Employer" (as defined in Section 3.8(D)(5)) or Welfare Benefit Fund maintained by the "Employer" or individual medical benefit account (as defined in section 415(l)(2) of the Code) maintained by the "Employer" and which provides an "Annual Addition" (as defined in Section 3.8(D)(1)) by the "Employer", the amount of the "Annual Additions" which may be allocated under this Plan to such Participant's accounts during any Limitation Year shall not exceed the lesser of the "Maximum Permissible Amount" (as defined in Section 3.8(D)(8)) or any other limitation contained in the Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the "Annual Additions" for the Limitation Year to exceed the "Maximum Permissible Amount", the amount contributed or allocated shall be reduced so that the "Annual Additions" for the Limitation Year will equal the "Maximum Permissible Amount".

                          (2) ESTIMATION OF LIMITATION COMPENSATION. Prior to determining the Participant's actual Limitation Compensation for the Limitation Year, the Employer may determine the "Maximum Permissible Amount" for a Participant on the basis of a reasonable estimation of the Participant's Limitation Compensation for the Limitation Year, uniformly determined for Participants similarly situated.

                          (3) DETERMINATION OF ACTUAL LIMITATION COMPENSATION. As soon as is administratively feasible after the end of the Limitation Year, the "Maximum Permissible Amount" for the Limitation Year shall be determined on the basis of the Participant's actual Limitation Compensation for the Limitation Year.

                          (4) DISPOSITION OF "EXCESS AMOUNTS". If, pursuant to Section 3.8(A)(3), or as a result of the allocation of forfeitures or under other limited facts and circumstances satisfactory to the Commissioner of Internal Revenue there is an "Excess Amount" (as defined in Section 3.8(D)(6)) with respect to a Participant for a Limitation Year, such "Excess Amount" shall be disposed of as follows:

                                  (a)      First, any Participant
                 Contributions, to the extent their return would reduce the "Excess Amount", shall be paid to the Participant as soon as is administratively feasible. The Administrative Committee shall certify to the Trustee the amount of any such reduction to be returned to any Participant and the name and address of the Participant.

                                  (b)      Second, if, after the application of
                 Section 3.8(A)(4)(a), an "Excess Amount" still exists, and the Participant is covered by the Plan at the end of a Limitation Year, the "Excess Amount"in the Participant's account shall be used to reduce Employer contributions (including any allocation of forfeitures), for such Participant in the next Limitation Year (and for each succeeding Limitation Year as necessary).

                                  (c) If, after the application of Section 3.8(A)(4)(a) an "Excess Amount" still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the "Excess Amount" shall be held unallocated in a suspense account. The suspense account shall be applied in the next Limitation Year (and succeeding Limitation Years, as necessary) to reduce Employer contributions for all remaining Participants.

                                  (d) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section 3.8(A)(4), it shall not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any "Employer" contributions or any Employee contributions may be made to the Plan for that Limitation Year. "Excess Amounts" may not be distributed to Participants or former Participants. In the event the Plan of an adopting "Employer" is terminated and any portion of the "Excess Amount" cannot be allocated to Participants under this Section 3.8(A)(4), such portion of such "Excess Amount" shall revert to such adopting "Employer".

                 (B) MULTI-PLAN LIMITATIONS FOR ADDITIONAL REGIONAL PROTOTYPE DEFINED CONTRIBUTION PLANS AND/OR WELFARE BENEFIT FUNDS AND/OR INDIVIDUAL MEDICAL BENEFIT ACCOUNTS.

                          (1) LIMITATION. This Section 3.8(B) applies, if, in addition to this Plan, the Participant is covered under another qualified "Regional Prototype Plan" which is a Defined Contribution Plan maintained by the "Employer" and/or a Welfare Benefit Fund maintained by the "Employer" and/or an individual medical benefit account (as defined in section 415(l)(2) of the Code) maintained by the "Employer" which provides an "Annual Addition", during any Limitation Year. The "Annual Additions" which may be credited under this Plan to a Participant's account for any such Limitation Year shall not exceed the lesser of:

                                  (a)      The "Maximum Permissible Amount"
                 reduced by the sum of any "Annual Additions" credited to such Participant's accounts under such other Defined Contribution Plan or Plans and under such other Welfare Benefit Fund or Funds and under such individual medical benefit account or accounts for the same Limitation Year; or

                                  (b)      Any other limitation contained in
                 this Plan.

                          If the "Annual Additions" with respect to the Participant under other Defined Contribution Plans and Welfare Benefit Funds maintained by the Employer are less than the "Maximum Permissible Amount" and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the "Annual Additions" for the Limitation year to exceed this limitation, the amount contributed or allocated shall be reduced so that the "Annual Additions" under all such plans and funds for the Limitation Year will equal the "Maximum Permissible Amount". If the "Annual Additions" with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit Funds in the aggregate are equal to or greater than the "Maximum Permissible Amount", no amount shall be contributed or allocated to the Participant's account under this Plan for the Limitation Year.

                          (2) ESTIMATION OF LIMITATION COMPENSATION. Prior to determining the Participant's actual Limitation Compensation for the Limitation Year, the Employer may determine the "Maximum Permissible Amount" for a Participant in the manner described in
         Section 3.8(A)(2).

                          (3)     DETERMINATION OF ACTUAL LIMITATION
         COMPENSATION. As soon as is administratively feasible after the end of the Limitation Year, the "Maximum Permissible Amount" for the Limitation Year shall be determined on the basis of the Participant's actual Limitation Compensation for the Limitation Year.

                          (4) ORDER OF DETERMINING "EXCESS AMOUNTS". If pursuant to Section 3.8(B)(3) or as a result of the allocation of forfeitures, a Participant's "Annual Additions" under this Plan and such other plans would result in an "Excess Amount" for a Limitation Year, the "Excess Amount" shall be deemed to consist of the "Annual Additions" last allocated, except that "Annual Additions" attributable to a Welfare Benefit Fund or to an individual medical benefit account shall be deemed to have been allocated first regardless of the actual allocation date.

                          (5) SIMULTANEOUS ALLOCATION OF "EXCESS AMOUNTS". If an "Excess Amount" was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the "Excess Amount" attributed to this Plan shall be the product of:

                                  (a)      The total "Excess Amount" allocated
                 as of such date; times

                                  (b)      The ratio of (i) the "Annual
                 Additions" allocated to the Participant for the Limitation Year as of such date under this Plan, to (ii) the total "Annual Additions" allocated to the Participant for the Limitation Year as of such date under this and all the other qualified "Regional Prototype Plans" maintained by the "Employer" which are Defined Contribution Plans.

                          (6) DISPOSITION OF "EXCESS AMOUNTS". Any "Excess Amounts" attributed to this Plan shall be disposed of in accordance with Section 3.8(A)(4).

                          (7) LIMITATION WHERE PARTICIPANT COVERED BY NON-REGIONAL PROTOTYPE DEFINED CONTRIBUTION PLAN. If the Participant is covered under another qualified Defined Contribution Plan maintained by the "Employer" which is not a "Regional Prototype Plan" (as defined in Section 3.8(D)(10)), "Annual Additions" which may be credited to the Participant's account under this Plan for any Limitation Year shall be limited in accordance with Sections 3.8(B)(1) through 3.8(B)(6) as though the other plan were a "Regional Prototype Plan" unless the "Employer" provides other limitations in Section A.3.8.(B) of the Adoption Agreement.

                 (C) MULTI-PLAN LIMITATIONS FOR ADDITIONAL PLAN WHICH IS A DEFINED BENEFIT PLAN.

                          (1) LIMITATION. If, in addition to this Plan, the "Employer" maintains or has maintained another plan which is a Defined Benefit Plan covering any Participant in this Plan, the sum of the Participant's "Defined Benefit Plan Fraction" and "Defined Contribution Plan Fraction" shall not exceed 1.0 in any Limitation Year. The "Annual Additions" which may be credited to the Participant's accounts under this Plan for any Limitation Year shall be limited as elected in Section A.3.8(C) of the Adoption Agreement.

                          (2) ELECTION OF PLAN LIMITATION. If Section A.3.8(C)(1) of the Adoption Agreement is checked, the "Annual Additions" which may be credited to a Participant's accounts shall be reduced to the extent necessary so that they shall not exceed the limitations in Sections 3.8(A) and 3.8(B) and, in addition, shall be reduced to the extent necessary to prevent the decimal equivalent of the sum of the "Defined Benefit Plan Fraction" (as defined in Section 3.8(D)(2)) and of the "Defined Contribution Plan Fraction" (as defined in Section 3.8(D)(4)) for any Limitation Year beginning after December 31, 1982, with respect to such Participant, from exceeding 1.0.

                          (3) ORDER OF "ANNUAL ADDITIONS" REDUCTIONS. If, as a result of Section 3.8(C)(2), the amount of the "Annual Additions" which may be allocated to the accounts of any Participant under this Plan is reduced for any Limitation Year, such reduction shall be made as follows:

                                  (a) The Participant Contribution portion of such "Annual Additions" of such Participant for such Limitation Year shall be reduced; and

                                  (b)      If the "Annual Additions" allocable
                 to such Participant Contributions are required to be reduced to zero, then any Matching Contributions and Employer Contributions (in that order) on behalf of such Participant for such Limitation Year shall be reduced; and

                                  (c)      If the "Annual Additions" allocable
                 to Participant Contributions, Matching Contributions and Employer Contributions are required to be reduced to zero, then the Elective Deferral Contributions on behalf of such Participant for such Limitation Year shall be reduced.

                          (4) TREATMENT OF "ANNUAL ADDITIONS" REDUCTIONS. If as a result of Section 3.8(C)(2), the amount of the "Annual Additions" which may be allocated under this Plan to any Participant's accounts for any Limitation Year is reduced, such reduction shall be treated as follows:

                                  (a)      The amount of such reduction
                 consisting of Participant Contributions shall be paid to the Participant as soon as is administratively feasible; and

                                  (b)      The amount of such reduction
                 consisting of Employer Contributions, Matching Contributions and Elective Deferral Contributions shall be treated as an "Excess Amount" and disposed of in accordance with Section 3.8(A)(4).

                 (D) DEFINITIONS. For purposes of this Article III, the following terms shall be defined as follows:

                          (1) "ANNUAL ADDITIONS" shall mean, with respect to any Participant, the amounts allocated to such Participant's accounts during the Limitation Year that constitute:

                                  (a)      "Employer" contributions;

                                  (b)      Employee contributions;

                                  (c)      Forfeitures;

                                  (d)      Amounts allocated, after March 31,
                 1984, to an individual medical benefit account, as defined in section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the "Employer";

                                  (e)      Amounts derived from contributions
                 paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, under a Welfare Benefit Fund, maintained by the "Employer"; and

                                  (f)      Any "Excess Amount" applied under
                 Sections 3.8(A) or 3.8(B) or 3.8(C) (if applicable), in the Limitation Year to reduce "Employer" contributions for such Limitation Year.

                          (2) "DEFINED BENEFIT PLAN FRACTION" shall mean a fraction, the numerator of which is the sum of the Participant's "Projected Annual Benefits" (as defined in Section 3.8(D)(9)) under all the Defined Benefit Plans (whether or not terminated) maintained by the "Employer", and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under sections 415(b) and (d) of the Code or 140 percent of the Participant's "Highest Average Compensation" (as defined in Section 3.8(D)(7)), including any adjustments under section 415(b) of the Code.

                          Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the "Employer" which were in existence on May 6, 1986, the denominator of this fraction shall not be less than 125 percent of the sum of the annual benefits under such Plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Defined Benefit Plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of section 415 of the Code for all Limitation Years beginning before January 1, 1987.

                          (3) "DEFINED CONTRIBUTION DOLLAR LIMITATION" shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code as in effect for the Limitation Year.

                          (4) "DEFINED CONTRIBUTION PLAN FRACTION" shall mean a fraction, the numerator of which is the sum of the "Annual Additions" to the Participant's account under all the Defined Contribution Plans (whether or not terminated) maintained by the "Employer" for the current and all prior Limitation Years (including the "Annual Additions" attributable to the Participant's nondeductible employee contributions to all Defined Benefit Plans, whether or not terminated, maintained by the "Employer", and the "Annual Additions" attributable to all Welfare Benefit Funds, and individual medical benefit accounts (as defined in section 415(l)(2) of the Code) maintained by the "Employer"), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the "Employer" (regardless of whether a Defined Contribution Plan was maintained by the "Employer"). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under sections 415(b) and 415(d) of the Code in effect under section 415(c)(1)(A) of the Code or 35 percent of the Participant's Limitation Compensation for such Limitation Year.

         If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans maintained by the "Employer" which were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the "Defined Benefit Plan Fraction" (as defined in Section 3.8(D)(2)) would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (a) the excess of the sum of the fractions over 1.0 times (b) the denominator of this fraction, shall be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                          The "Annual Addition" for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as "Annual Additions".

                          (5) "EMPLOYER" shall mean the Employer that adopts the Plan, and all members of a controlled group of corporations (as defined in section 414(b) of the Code as modified by section 415(h) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code as modified by section 415(h) of the Code) or affiliated service groups (as defined in section 414(m) of the Code) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to Treasury regulations under section 414(o) of the Code.

                          (6) "EXCESS AMOUNT" shall mean the excess of the Participant's "Annual Additions" for the Limitation Year over the "Maximum Permissible Amount", less loading and other administrative charges allocable to such excess.

                          (7) "HIGHEST AVERAGE COMPENSATION" shall mean the average compensation for the three consecutive Accrual Computation Periods with the "Employer" that produces the highest average.

                          (8) "MAXIMUM PERMISSIBLE AMOUNT" shall mean the maximum "Annual Addition" that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year which maximum is the lesser of:

                                  (a)      The "Defined Contribution Dollar
                Limitation" (as defined in Section 3.8(D)(3)); or

                                  (b)      25 percent of the Participant's
                Limitation Compensation for the Limitation Year.

                          If a short Limitation Year is created because of an amendment changing the Limitation Year to a different Computation Period, the "Maximum Permissible Amount" shall not exceed the "Defined Contribution Dollar Limitation" multiplied by the following fraction:

                                  NUMBER OF MONTHS IN THE SHORT LIMITATION YEAR
                                  ---------------------------------------------
                                                                    12

                          (9) "PROJECTED ANNUAL BENEFIT" shall mean the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:

                                  (a)      The Participant will continue
                 employment until normal retirement age under the plan (or current age, if later), and

                                  (b)      The Participant's compensation for
                 the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

                          (10) "REGIONAL PROTOTYPE PLAN" shall mean a plan the form of which is the subject of a favorable notification letter from the Internal Revenue Service.

                 (E) SPECIAL RULE. The compensation limitation referred to in Section 3.8(D)(8)(b) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an "Annual Addition" under section 415(l)(1) or section 419A(d)(2) of the Code.

         3.9 ROLLOVER CONTRIBUTIONS. The rules relating to Rollover Contributions are as follows:

                 (A) GENERAL. If permitted by the Adoption Agreement, any Participant may, with the approval of the Administrative Committee, make a Rollover Contribution. The Trustee shall credit the amount of any Rollover Contribution to the Participant's Rollover Account as of the date the Rollover Contribution is made. A Rollover Contribution shall be fully vested on the date of contribution. The limitations of Section 3.8 shall not apply to Rollover Contributions. All Rollover Contributions shall be in cash and/or other property acceptable to the Trustee. If permitted by the Adoption Agreement, Employees other than Participants may be permitted to make Rollover Contributions to the Plan.

                 (B) TRUSTEE-TO-TRUSTEE TRANSFERS OF ROLLOVER CONTRIBUTIONS TO PLAN. Effective January 1, 1993, if the Adoption Agreement provides for Rollover Contributions and, if the Participant or other Employee eligible to make a Rollover Contribution to the Plan (1) elects to have such Rollover Contribution paid directly to the Plan, and (2) specifies the Plan as the plan to which such Rollover Contribution is to be paid (in such form and at such time as the Administrative Committee may prescribe), such Rollover Contribution shall be made in the form of a direct trustee-to-trustee transfer as described in section 401(a)(31) of the Code, as in effect on and after January 1, 1993.

                 (C)      ELIGIBLE ROLLOVER DISTRIBUTIONS FROM PLAN.  This
   Section 3.9(C) applies to distributions made on or after January 1, 1993.

                          (1) ELECTION OF DIRECT ROLLOVER. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a "Distributee's" election under this Section 3.9(C), a "Distributee" may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "Eligible Rollover Distribution" that is equal to at least $500 paid directly to an "Eligible Retirement Plan" specified by the "Distributee" in a "Direct Rollover".

                          (2)     DEFINITIONS.

                                  (a)      "ELIGIBLE ROLLOVER DISTRIBUTION".
                 An "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the "Distributee", except that an "Eligible Rollover Distribution" does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the "Distributee" or the joint lives (or joint life expectancies) of the "Distributee" and the "Distributee's" designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

                                  (b)      "ELIGIBLE RETIREMENT PLAN".  An
                 "Eligible Retirement Plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, that accepts the "Distributee's" "Eligible Rollover Distribution". However, in the case of an "Eligible Rollover Distribution" to the surviving spouse, an "Eligible Retirement Plan" is an individual retirement account or individual retirement annuity.

                                  (c)      "DISTRIBUTEE".  A "Distributee"
                 includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in section 414(p) of the Code, are "Distributees" with regard to the interest of the spouse or former spouse.

                                  (d)      "DIRECT ROLLOVER".  A "Direct
                 Rollover" is a payment by the Plan to the "Eligible Retirement Plan" specified by the "Distributee".

         3.10 TRANSFERS OF ACCOUNTS FROM AND TO OTHER QUALIFIED PLANS. The rules relating to transfers of accounts are as follows:

                 (A)      TRANSFER OF ACCOUNTS FROM OTHER QUALIFIED PLANS.

                          (1) GENERAL RULES. If permitted by the Adoption Agreement, Participants may have the assets in their accounts in other plans transferred to this Plan provided:

                                  (a)      The other plan is a plan which
                 formerly covered the Participant and is qualified under
                 section 401(a) of the Code but is not a Defined Benefit Plan or a money purchase pension plan (including a target benefit plan) or a plan which provided for distribution or should have provided for distribution in the form of qualified joint and survivor annuities or a direct or indirect transferee from any such plan unless the Plan adopted hereunder by the Employer is a money purchase plan;

                                  (b)      The Administrative Committee
                 approves such transfer;

                                  (c)      The Trustee accepts such transfer;
                 and

                                  (d)      The transferred assets consist
                 solely of cash and/or other property acceptable to the Trustee.

         The Trustee shall credit the fair market value of such transferred assets to the Transfer Account of the Participant on whose behalf such assets were transferred as of the date of the transfer. The interest of a Participant in his Transfer Account shall be fully vested on the date of the transfer. The limitations of Section 3.8 shall not apply to such transfers. If permitted by the Adoption Agreement, Employees other than Participants may be permitted to make direct transfers to the Plan.

                          (2) LIMITATIONS APPLICABLE TO TRANSFERS FROM PLANS COVERING CERTAIN KEY EMPLOYEES AND FIVE-PERCENT OWNERS. In the event assets are transferred from a qualified plan covering Key Employees in a Top-Heavy Plan, or five-percent owners (within the meaning of section 416(i)(1) of the Code) of their former employer, the following restrictions apply:

                                  (a)      Separate Transfer Accounts must be
                 maintained for the assets transferred by each of the former Key Employees or five-percent owners;

                                  (b)      The former five-percent owners or
                 the former Key Employees (if they were five-percent owners of their former employer) may, subject to the terms of the Plan, receive benefits from such separate Transfer Accounts before they attain age 59 1/2 or become disabled, but subject to any penalties provided by the Code for such distributions; and

                                  (c)      The former five-percent owners or
                 the former Key Employees (if they were five-percent owners of their former employer) must commence receiving benefits from such separate Transfer Accounts not later than the April 1 of the calendar year following the calendar year in which they attain age 70 1/2.

                 (B) TRANSFERS OF ACCOUNTS TO OTHER QUALIFIED PLANS. Upon the request of a Participant who has terminated his services with the Employer or whose coverage under this Plan has terminated, but only with the approval of the Administrative Committee, the Trustee shall transfer all amounts held in the Plan for the account of such Participant to another plan or plans (including another qualified plan of the Employer) provided such other plan or plans meet the requirements of section 401(a) of the Code and such other plan or plans are maintained by the employer of such Participant (or the Employer) and any required governmental notifications have been made and further provided that any request is accompanied by an acceptance letter from the trustee of the transferee plan or plans. Neither the Trustee nor the Administrative Committee shall have any further liability under this Plan with respect to amounts so transferred.

         3.11 TOP-HEAVY PROVISIONS. If the Plan is or becomes top-heavy in any Plan Year beginning after December 31, 1983, the provisions of this Section
3.11 shall supersede any conflicting provisions in the Plan or in the Adoption Agreement. The following provisions shall be effective with respect to any adopting Employer in any Plan Year in which the Plan, with respect to such adopting Employer, is determined to be a Top-Heavy Plan.

                 (A)      MINIMUM ALLOCATION.

                          (1)     GENERAL.  Except as otherwise provided in
         Section 3.11(A)(4), the Employer contributions and forfeitures allocated for any Plan Year in which the Plan is a Top-Heavy Plan on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant's "Compensation" (as defined in Section 3.11(A)(3)) for such Plan Year or, in the case where the Employer has no Defined Benefit Plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Employer contributions and forfeitures, as a percentage of the Key Employee's "Compensation", as limited by section 401(a)(17) of the Code, allocated on behalf of any Key Employee for that Plan Year. The minimum allocation shall be determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation in the Plan Year because:

                                  (a) The Participant failed to complete 1,000
                 Hours of Service (or any equivalent provided in the Plan);

                                  (b) The Participant failed to make mandatory
                 employee contributions to the Plan; or

                                  (c) The Participant's "Compensation" was less
                 than a stated amount.

                          (2) NONFORFEITABILITY OF MINIMUM ALLOCATION. The minimum allocation required (to the extent required to be nonforfeitable under section 416(b) of the Code) may not be forfeited under section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

                          (3) DEFINITION OF "COMPENSATION". For purposes of computing the minimum allocation, "Compensation" shall mean Limitation Compensation, as defined in Section A.1.47 of the Adoption Agreement as limited by section 401(a)(17) of the Code.

                          (4)     EXCEPTIONS.

                                  (a)      LAST DAY OF PLAN YEAR RULE.  The
         provisions in Section 3.11(A)(1) shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

                                  (b)      MINIMUM ALLOCATION OR BENEFIT
                 PROVIDED UNDER OTHER PLAN. The provisions in Section 3.11(A)(1) shall not apply to any Participant to the extent the Participant is covered under any other Employee Pension Benefit Plan(s) of the Employer and the Employer has provided in Section A.3.11(A)(2) of the Adoption Agreement that the minimum allocation or benefit requirements applicable to Top-Heavy Plans shall be met in the other Employee Pension Benefit Plan(s). [NOTE: THIS PROVISION MAY CAUSE THE PLAN TO FAIL TO SATISFY THE UNIFORMITY REQUIREMENT OF TREAS. REG.
                 Section 1.401(A)(4)-2(B)(2)(II) FOR PLANS USING A DESIGN-BASED SAFE HARBOR, EVEN THOUGH ALL OTHER REQUIREMENTS OF THE SAFE HARBOR ARE MET.]

                          (5)     ELECTIVE DEFERRALS AND MATCHING
         CONTRIBUTIONS. Neither Elective Deferrals nor Matching Contributions may be taken into account for the purpose of satisfying the minimum top-heavy contribution requirement under Section 3.11(A)(1).

                 (B) VESTING. For any Plan Year in which this Plan is a Top-Heavy Plan, one of the minimum vesting schedules as elected by the Employer in the Adoption Agreement shall automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of section 416 of the Code and benefits accrued before the Plan became a Top-Heavy Plan. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. However, this Section 3.11(B) does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan and such Employee's account balance attributable to Employer contributions and forfeitures shall be determined without regard to this Section 3.11(B).

                 Notwithstanding the above, in the event the vesting schedule selected under Section 7.6 provides for more rapid vesting than the vesting schedule selected under this Section 3.11(B), the vesting schedule selected under this Section 3.11(B) shall be superseded by the vesting schedule under
   Section 7.6 but only to the extent more rapid vesting is provided in such schedule.

                 The Participant shall at all times have a nonforfeitable right to all of his Accrued Benefit under the Plan attributable to Elective Deferral Contributions, Participant Contributions and Qualified Voluntary Employee Contributions.


                                   ARTICLE IV

                                    ACCOUNTS

         4.1 SEPARATE ACCOUNTS. The Administrative Committee shall maintain or cause to be maintained, for each Participant, in accordance with the provisions of this Section 4.1, a separate Employer Account and, if Matching Contributions are permitted in accordance with Section 3.5, a separate Matching Account, and if

Elective Deferral Contributions are permitted in accordance with Section 3.4, a separate Elective Deferral Account, and if Participant Contributions are permitted in accordance with Section 3.2, a separate Participant Account, and, if Rollover Contributions are made on behalf of a Participant, a separate Rollover Account, and, if direct transfers are made to the Plan on behalf of a Participant pursuant to Section 3.10, a separate Transfer Account, and, if Qualified Voluntary Employee Contributions have been permitted in accordance with Section 3.3, a separate QVEC Account, to which Employer, Matching, Elective Deferral, Participant and Rollover Contributions and direct transfers and Qualified Voluntary Employee Contributions, respectively, shall be credited. The Administrative Committee shall also maintain or cause to be maintained, for each such Participant, in accordance with the provisions of this Section 4.1, a record of the value of the Participant's Employer, Matching, Elective Deferral, Participant, Rollover, Transfer and QVEC Accounts, which shall represent the interest of such Participant in the assets of the accounts maintained by the Trustee for his benefit. Separate accounts shall also be maintained, in accordance with Section 3.1(B)(3)(b) for any Qualified Matching Contributions and/or Qualified Nonelective Contributions made to the Plan on behalf of any Participant.


                                   ARTICLE V

             ALLOCATION OF CONTRIBUTIONS, EARNINGS AND FORFEITURES

         5.1 ALLOCATIONS OF CONTRIBUTIONS. The rules relating to allocations of contributions are as follows:

                 (A) EMPLOYER CONTRIBUTIONS. The Administrative Committee shall allocate the Employer Contribution for each Plan Year for which an Employer Contribution is made among the Employer Accounts of each Participant entitled to receive an allocation, in accordance with the terms of the Adoption Agreement. Each such allocation shall be effective as of the last day of the Plan Year, except as otherwise specified in the Plan or Adoption Agreement.

                 (B) PARTICIPANT CONTRIBUTIONS. The Trustee, upon instructions from the Administrative Committee, shall, as of the date received from the Employer, allocate any amounts contributed by a Participant, in accordance with Section 3.2, to the Participant Account of such Participant.

                 (C) QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS. No Qualified Voluntary Employee Contributions are permitted after December 31, 1986.

                 (D) ELECTIVE DEFERRAL CONTRIBUTIONS. The Trustee, upon instructions from the Administrative Committee, shall, as of the date received from the Employer, allocate any Elective Deferral Contributions made on behalf of any Participant in accordance with Section 3.4, to the Elective Deferral Account of such Participant.

                 (E) MATCHING CONTRIBUTIONS. The Trustee, upon instructions from the Administrative Committee, shall, as of the date received from the Employer, allocate any Matching Contributions made on behalf of any Participant, in accordance with Section 3.5 and the Adoption Agreement, to the Matching Account of such Participant.

                 (F) ROLLOVER CONTRIBUTIONS. The Trustee, upon instructions from the Administrative Committee, shall as of the date received from the Employer or as of the date received in a trustee-to-trustee transfer under Section 3.9(B), allocate any amounts contributed by a Participant or transferred to the Trustee on his behalf under Section 3.9(B), in accordance with Section 3.9, to the Rollover Account of such Participant.

                 (G) DIRECT TRANSFERS. The Trustee shall, as of the date received from another qualified plan, pursuant to instructions of the Administrative Committee, allocate any amounts transferred on behalf of a Participant pursuant to Section 3.10, to the Transfer Account of such Participant.

                 (H) QUALIFIED MATCHING AND QUALIFIED NONELECTIVE CONTRIBUTIONS. The Trustee, upon instructions from the Administrative Committee, shall, as of the date received from the Employer, allocate any Qualified Matching and/or Qualified Nonelective Contribution made on behalf of any Participant, to the separate account or accounts of such Participant in accordance with Section 3.1(B)(3)(b).

         5.2 ADVICE TO TRUSTEE RE ALLOCATIONS OF CONTRIBUTIONS AND DIRECT TRANSFERS. The Administrative Committee shall, at the time contributions or direct transfers are transmitted to the Trustee, deliver to the Trustee a schedule showing the amounts allocated to the Employer, the Matching, the Elective Deferral, the Participant, the Rollover, the Transfer and the QVEC Accounts and the Qualified Matching Contribution account and the Qualified Nonelective Contribution account of each Participant and, if Section 6.1(B) is applicable to this Plan, indicating the manner in which the Participant has directed that such contributions or direct transfers be invested.

         5.3 VALUATIONS. The Trustee, as of each Valuation Date, shall cause a valuation to be made of the assets of the Trust Fund and of each Employer, Matching, Elective Deferral, Participant, Rollover, Transfer and QVEC Account and of each Qualified Matching Contribution account and Qualified Nonelective Contribution account in such Fund at their current fair market value. In each such valuation, the Trustee shall credit all income and profits realized since the preceding Valuation Date in accordance with Section 5.4 and shall deduct all losses, costs, charges and expenses of administering the Trust Fund since the preceding Valuation Date.

         The Trustee shall furnish the Administrative Committee with a report of each such valuation of the Trust Fund.

         5.4 ALLOCATION OF INCREASES AND DECREASES. As of each Valuation Date, in determining the valuation of each Employer, Matching, Elective Deferral, Participant, Rollover, Transfer and QVEC Account and of each Qualified Matching Contribution account and Qualified Nonelective Contribution account under Section 5.3, upon receipt of the Trustee's report, the Administrative Committee shall allocate the increase or decrease in the fair market value of the assets of the Trust Fund, after reduction for any forfeitures under Section 7.6, and any interim Employer, Matching, Elective Deferral, Participant, Rollover and Qualified Voluntary Employee Contributions and direct transfers and Qualified Matching and Qualified Nonelective Contributions to the Employer, Matching, Elective Deferral, Participant, Rollover and QVEC Accounts and Transfer Account and Qualified Matching Contribution and Qualified Nonelective Contribution accounts of each Participant in the proportion that the amount in the Employer, Matching, Elective Deferral, Participant, Rollover and QVEC Accounts and Transfer Account and Qualified Matching Contribution and Qualified Nonelective Contribution accounts of each Participant bears respectively to the total amount in the Employer, Matching, Elective Deferral, Participant, Rollover and QVEC Accounts and Transfer Accounts and Qualified Matching Contribution and Qualified Nonelective Contribution accounts of all Participants, all as determined on the first day or last day (as specified in the Adoption Agreement) of the period in which the Valuation Date occurs (except that the last day of the period shall be used for the initial allocation for any Employer). At the discretion of the Administrative Committee, in allocating increases and decreases, the Administrative Committee may take into account on a uniform and nondiscriminatory basis contributions and forfeitures allocated during the period in which the Valuation Date occurs. For purposes of this Section 5.4, in the event the Adoption Agreement provides for

Participant directed investments pursuant to Section 6.1(B), each Account (and each other account) subject to such Participant directed investments shall be treated as a separate Trust Fund.

         5.5 FORFEITURES. All amounts forfeited by separated Participants of an adopting Employer in accordance with Section 7.6 shall be debited to the Employer and/or Matching Accounts of the respective Participants employed by such adopting Employer who are subject to such forfeitures. Subject to Section
3.8 and, except as otherwise provided in the Adoption Agreement, forfeitures shall be aggregated with Employer, and/or Matching Contributions for the Plan Year and shall be allocated to the Accounts of the remaining Participants employed by such adopting Employer in the same manner as is provided for the allocation of Employer, and/or Matching Contributions under Section 5.1. Such allocation shall be effected as of the date specified in the Adoption Agreement. Notwithstanding the foregoing, the forfeited amounts may first be used to restore a rehired Participant's non-vested account that was forfeited, as provided in Section 7.6(C).


                                   ARTICLE VI

                             INVESTMENT OF ACCOUNTS

         6.1 INVESTMENT OF ACCOUNTS. The Employer shall indicate in the Adoption Agreement whether the Trustee, the Participant (or Beneficiary, if applicable) and/or an Investment Manager shall have the power to direct investment of Employer, Matching, Elective Deferral, Participant, Rollover, Transfer and/or QVEC Accounts and/or of any other account (e.g., Qualified Matching Contribution account and Qualified Nonelective Contribution account) under the Plan. To the extent the Participant (or Beneficiary, if applicable) does not have the power to direct the investment of his accounts under the Plan, such Participant (or Beneficiary, if applicable) shall have a ratable interest in all assets of the Trust.

                 (A) INVESTMENT BY TRUSTEE AND/OR INVESTMENT MANAGER. If the Trustee or an Investment Manager is selected to direct investment of Employer and/or Matching and/or Elective Deferral and/or Participant and/or Rollover and/or Transfer and/or QVEC Accounts and/or Qualified Matching Contribution account and/or Qualified Nonelective Contribution account and/or other accounts, the Trustee, subject to the requirements set forth in
   Article X, or, if an Investment Manager has been selected to direct investments, the Trustee, subject to the directions of the Investment Manager and subject to the requirements set forth in Articles X and XII, shall have full discretion and authority to invest and reinvest the principal and income of that portion of the Trust Fund committed to it for investment in any form of property not prohibited by law (without restriction to investments authorized by State law for fiduciaries). Consistent with this authority, but not by way of limitation, the Trustee is hereby specifically empowered with respect to that portion of the Trust Fund committed to it:

                          (1) To invest any part or all of the assets in any common stocks, bonds, insurance contracts, mortgages, notes or other property of any kind, real or personal. All such investments shall be diversified as provided by law, unless it is clearly prudent not to do so;

                          (2) To invest any part or all of the assets in any common, collective, pooled or group trust fund meeting the requirements of Rev. Rul. 81-100, 1981-1 CB 326 and operated by a bank or similar financial institution (even if such bank or other institution serves as Trustee) supervised by the United States or any State, provided such investments are available only to pension and profit-sharing trusts which meet the requirements of section 401(a) and related Code sections. So long as any portion of the Trust Fund is so invested, the instrument establishing such common, collective, pooled or group trust fund shall constitute an integral part of this Plan and Trust Agreement;

                          (3) To invest all or part of the assets in deposits which bear a reasonable interest rate, including certificates of deposit, in any bank, savings or similar financial institution (even if such bank or other institution serves as Trustee) supervised by the United States or any State;

                          (4) To hold cash uninvested for a reasonable period of time and to deposit such sums in an account of any banking, savings, or similar financial institution (even if such bank or other institution serves as Trustee) supervised by the United States or any State;

                          (5) To manage, purchase, grant options to purchase, dispose of, abandon, improve, repair, insure, lease for any future or present term or otherwise deal with all property, real or personal, on such terms and conditions as the Trustee shall decide, without liability on the purchasers to see to the application of the purchase money or to the propriety of any such disposition;

                          (6) To borrow money or assume indebtedness, for the purposes of the Plan, upon such terms as the Trustee deems advisable. All or part of the assets may be pledged as security for such loans or mortgages and no person lending to the Trustee need see to the application of money lent or the propriety of borrowing. Notwithstanding anything in this Section 6.1(A)(6) to the contrary, in the event the Trustee borrows against the loan values of Insurance Contracts purchased under the terms of the Plan, the amounts so borrowed must be borrowed on a pro rata basis under each Insurance Contract held by the Trustee;

                          (7) To extend mortgages or to invest in loans to a Participant in accordance with, and as provided by, Section 7.11;

                          (8) To join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, including those in which it is interested as Trustee, upon such terms as deemed appropriate;

                          (9) To hold investments in nominee or bearer form, provided the requirements of section 403(a) of ERISA are not violated by so registering and so holding such investments;

                          (10)    To give proxies;

                          (11) To provide benefits by annuity contracts issued by an Insurer, if so instructed by the Administrative Committee;

                          (12) To deduct from and charge against the Trust Fund any taxes paid by it, which may be imposed upon the Trust Fund or the income thereof, or which the Trustee is required to pay with respect to the interest of any person therein;

                          (13) To receive and withdraw from the Trust Fund reasonable compensation for the Trustee's services (unless the Trustee is a full-time employee of the Employer in which case no additional compensation shall be paid to the Trustee) and expenses hereunder, including the compensation of an Investment Manager and legal fees, and charge the Trust Fund, upon approval by the Administrative Committee, for the compensation and expenses of any independent accountant or actuary who may be employed from time to time by the Trustee, Employer or Administrative Committee in connection with this Plan and Trust Agreement;

                          (14) To invest Trust assets allocable to Employer contributions in Qualifying Employer Securities but only to the extent the Plan and Adoption Agreement so provide and only if such Employer contributions are not subject to Participant directed investment and, if the Plan, as adopted by the Employer, is a money purchase plan, only if immediately after the acquisition of such Qualifying Employer Securities, the aggregate fair market value of such Qualifying Employer Securities does not exceed ten percent of the fair market value of Plan assets. In no event shall Trust assets be invested in employer real property. In no event shall Employer contributions subject to Participant directed investment or Participant, Matching, Qualified Matching, Elective Deferral, Rollover or Qualified Voluntary Employee Contributions or direct transfers be invested in Qualifying Employer Securities unless such investment is in compliance with applicable Federal and state securities laws and, if the Plan, as adopted by the Employer, is a money purchase plan, is in compliance with the ten percent limit described above;

                          (15) If the Trustee is a bank, to invest any part or all of the assets in a common trust fund of said Trustee bank provided such common trust fund is described in section 584 of the Code; and

                          (16)    If a bank, to accept employment and
         thereafter act as agent for the Employer or Administrative Committee to perform multiple or ancillary services for the Plan, its Participants and Beneficiaries and to receive and withdraw from the Trust Fund reasonable compensation therefor. Nothing done by the Trustee as agent shall enlarge or increase in any manner the responsibilities or liabilities of the Trustee hereunder which shall be governed solely by the terms of the Plan and by applicable law.

                 (B) INVESTMENT BY PARTICIPANT OR BENEFICIARY. If the Participant or Beneficiary (if applicable) is selected to direct investment of his Employer and/or Matching and/or Elective Deferral and/or Participant and/or Rollover and/or Transfer and/or QVEC Accounts and/or Qualified Matching Contribution accounts and/or Qualified Nonelective Contribution accounts and/or other accounts, the investment of all sums in the Employer and/or Matching and/or Elective Deferral and/or Participant and/or Rollover and/or Transfer and/or QVEC Accounts and/or Qualified Matching Contribution accounts and/or Qualified Nonelective Contribution accounts and/or other accounts of any Participant or Beneficiary (if applicable) shall be directed, subject to any limitations on investments indicated in the Adoption Agreement, by such Plan Participant or Beneficiary (if applicable), as provided in Section 6.1(B)(1) below:

                          (1) Participant or Beneficiary investment instructions shall be made in writing on the Appropriate Form or otherwise as determined by the Administrative Committee. Such instructions, whether in writing or as otherwise determined by the Administrative Committee, shall be given to the Administrative Committee or its agent who, in turn, shall notify the Trustee of the instructions contained therein. The Trustee may, in his or its discretion, require written confirmation of such instructions from the Administrative Committee. In any case, the Participant or Beneficiary shall be given the opportunity to obtain written confirmation from the Administrative Committee or its agent of the Participant's or Beneficiary's investment instructions.

                          (2) No Fiduciary, including, but not limited to, the Administrative Committee and the Trustee, shall be liable for any loss or by reason of any breach which results from the Participant's or Beneficiary's exercise of control as provided in this Section 6.1(B). It is the intent that any Plan subject to this Section 6.1(B) shall constitute a plan described in section 404(c) of ERISA and 29 CFR Section 2550.404c-1.

                          (3) Any sums for which no adequate Participant or Beneficiary investment instructions have been received by the Trustee, in accordance with this Section 6.1(B), shall be deposited in an interest bearing passbook account of any banking, savings, or similar financial institution supervised by the United States or any State until such Participant or Beneficiary investment instructions have been received.

                          (4) Notwithstanding any other provision in the Plan to the contrary, the Participant or Beneficiary may not direct the investment of his Employer and/or Matching and/or Elective Deferral and/or Participant and/or Rollover and/or Transfer and/or QVEC Accounts and/or Qualified Matching Contribution and/or Qualified Nonelective Contribution accounts and/or other accounts in:

                                   (a)     Qualifying Employer Securities
                 unless such investment is in compliance with applicable Federal and state securities laws and, if the Plan, as adopted by the Employer, is a money purchase plan, is in compliance with the ten percent limit described above;

                                   (b) "Collectibles"; "collectibles" include
                 any work of art, rug, antique, gem, stamp, coin, alcoholic beverage, or any other item of tangible personal property specified by the Secretary of the Treasury pursuant to section 408(m) of the Code;

                                  (c) Any investment which would result in a prohibited transaction described in section 406 of ERISA or section 4975 of the Code; or

                                  (d)      Any investment which would generate
                 income that would be taxable to the Plan.

         6.2 INSURANCE CONTRACTS. The rules relating to Insurance Contracts are as follows:

                 (A) INVESTMENT IN INSURANCE CONTRACTS. The Trustee or the Investment Manager, if appropriate, if the Trustee or an Investment Manager has been selected to direct investment of Employer and/or Matching Accounts and/or Participant Accounts and/or Elective Deferral Accounts and/or Rollover Accounts and/or Qualified Matching Contribution accounts and/or Qualified Nonelective Contribution accounts under the Adoption Agreement, may direct that Employer and/or Participant and/or Elective Deferral and/or Rollover and/or Matching Contributions and/or Qualified Matching Contributions and/or Qualified Nonelective Contributions made on behalf of Participants be used to pay premiums on Insurance Contracts. If the Participant or Beneficiary has been selected to direct investment of his Employer and/or Matching Accounts and/or Participant Accounts and/or Elective Deferral Accounts and/or Rollover Accounts and/or Qualified Matching Contribution accounts and/or Qualified Nonelective Contribution accounts under the Adoption Agreement, the Participant or Beneficiary (if applicable) may direct, on the Appropriate Form furnished by, and returned to, the Administrative Committee, that Employer and/or Matching and/or Participant and/or Elective Deferral and/or Rollover Contributions and/or Qualified Matching Contributions and/or Qualified Nonelective Contributions made on his behalf be used to pay premiums on Insurance Contracts. Any death benefit payable under any non-transferable annuity or endowment policies thereunder shall not exceed 100 times the anticipated monthly annuity to be provided thereby. Moreover, the portion of any Employer,

   Elective Deferral and/or Matching and/or Qualified Matching and/or Qualified Nonelective Contributions, if used to purchase:

                          (1) Ordinary life insurance, shall not exceed one-half of such Employer, Elective Deferral, Matching, Qualified Matching and Qualified Nonelective Contributions;

                          (2) Term or universal life insurance, shall not exceed one-quarter of such Employer, Elective Deferral, Matching, Qualified Matching and Qualified Nonelective Contributions; or

                          (3) Both ordinary life and term or universal life insurance, shall not exceed, after adding the term insurance premium to one-half of the ordinary life insurance premium, one-quarter of such Employer, Elective Deferral, Matching, Qualified Matching and Qualified Nonelective Contributions.

                 The Trustee shall purchase only such Insurance Contracts from an Insurer as shall conform with the requirements of the Plan. In the event of any conflict between the provisions of the Plan and the terms of any Insurance Contract issued thereunder, the Plan provisions shall control.

                 All Insurance Contracts other than annuity policies shall provide settlement options for conversion into annuity policies, either directly or through conversion into cash and thereupon purchase of annuity policies, in accordance with the terms of the Plan. When benefits become payable, the Trustee shall direct the Insurer to convert such policies to cash or distribute them, in accordance with the provisions of the Plan, to a Participant. All Employer, Participant, Elective Deferral, Rollover, Matching, Qualified Matching and Qualified Nonelective Contributions applied to purchase Insurance Contracts shall be credited to the Participant's Employer, Participant, Elective Deferral, Rollover, Matching, Qualified Matching Contribution and Qualified Nonelective Contribution accounts and shall be held by the Trustee until distributed in accordance with the terms of the Plan. No direct transfers may be used to purchase any type of life insurance.

                 (B) INSURANCE CONTRACTS TO BE HELD AND OWNED BY TRUSTEE. The Trustee shall apply for, hold and own each Insurance Contract purchased pursuant to the Plan. The Trustee shall exercise any right contained in the Insurance Contract. The Insurance Contracts shall provide that the proceeds shall be payable to the Trustee. The Trustee, however, shall be required to pay over all proceeds of the Insurance Contract(s) to the Participant's designated Beneficiary in accordance with the distribution provisions of the Plan. A Participant's Spouse shall be the designated Beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Section 7.2(B). Under no circumstances shall the Trust retain any part of the proceeds. If, upon the Disability, retirement or termination of employment of the Participant, or upon the termination of the Plan, if earlier, the Insurance Contract is not converted into cash, it shall, subject to the terms of the Plan, be delivered to the Participant covered thereunder.

         6.3 VOTING AND OTHER ACTIONS. The rules pertaining to voting of securities and other related rules are as follows:

                 (A) TRUSTEE AND/OR INVESTMENT MANAGER DIRECTED INVESTMENTS. If the Trustee and/or an Investment Manager is selected to direct investment of Employer and/or Matching and/or Elective Deferral and/or Participant and/or Rollover and/or Transfer and/or QVEC Accounts and/or Qualified Matching Contribution and/or Qualified Nonelective Contribution accounts and/or other accounts under the Adoption Agreement, the Trustee shall have, with respect to the accounts committed to it for investment, all of the rights of an individual owner, including the power to vote stock held in such accounts, to give proxies, to participate

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   in any voting trusts, mergers, consolidations or liquidations and to receive or sell stock subscriptions or conversion rights. Moreover, the Trustee may hold any securities in its or its nominee's name, or in another form as is deemed appropriate. This may be done with or without disclosing the trust relationship.

                 (B) PARTICIPANT OR BENEFICIARY DIRECTED INVESTMENTS. If the Participant or Beneficiary is selected to direct investment of his Employer and/or Matching and/or Elective Deferral and/or Participant and/or Rollover and/or Transfer and/or QVEC Accounts and/or Qualified Matching Contribution and/or Qualified Nonelective Contribution accounts and/or other accounts under the Adoption Agreement, the Participant or Beneficiary shall be accorded all rights and powers described in Section 6.3(A) above with respect to such accounts.


                                  ARTICLE VII

                           BENEFITS AND DISTRIBUTIONS

         7.1 BENEFIT DETERMINATION. The rules pertaining to benefit determinations and certain other related matters are as follows:

                 (A) AMOUNT OF BENEFITS. The amount of any benefits payable under this Article VII shall be determined as of the Valuation Date coincident with, or if the Valuation Date does not coincide with the benefit commencement date, the Valuation Date immediately preceding the benefit commencement date. Except as otherwise provided in Section 7.9, all amounts then credited to such Participant's Employer, Matching, Elective Deferral, Participant, Rollover and/or QVEC Accounts and/or Transfer Account and/or Qualified Matching Contribution and/or Qualified Nonelective Contribution accounts and/or other account, including any Employer, Matching, Elective Deferral, Participant, Rollover, QVEC, Qualified Matching Contribution and Qualified Nonelective Contribution and other Employer contribution and direct transfer not yet paid by the Employer to the Trustee but due the Participant, shall be paid to the Participant in accordance with the provisions of this Article VII.

                 (B)      MANNER OF DISTRIBUTION.

                          (1) PROFIT-SHARING OR PROFIT-SHARING 401(K) PLAN. Except as otherwise provided in this Article VII, if the Plan, as adopted by the Employer, is a profit-sharing or profit-sharing 401(k) plan, benefits shall be paid in one lump sum to the Participant unless the Participant elects, no later than 30 days prior to the Valuation Date immediately preceding the benefit commencement date, to receive his benefits in equal or substantially equal monthly, quarterly, semi-annual or annual installment payments over a period certain specified by the Participant in such election, but in no event may such period
         (a) extend beyond the life expectancy of the Participant or the joint life expectancies of the Participant and his Beneficiary, provided such Beneficiary is an individual or (b) violate the requirements of
         Section 7.13. If a Participant's Accrued Benefit is to be paid in installments, the Administrative Committee, in its sole discretion, may direct the Trustee to segregate such Accrued Benefit from other Trust assets and place it in a separate account. Such separate account shall, until final payment to the Participant is made, be invested in one or more accounts in one or more Federally insured banks or saving institutions or a similar interest bearing account allowing periodic withdrawals without penalty, as determined by the Trustee, with all interest earned on such investment(s) credited to such separate account and all disbursements charged thereto. Interest earned during any period shall be paid with the next scheduled installment payment. The installment election shall not be available to any Participant whose Accrued

         Benefit is not more than $3,500. In such case the Participant shall only be entitled to receive a lump sum payment of his Accrued Benefit.

                          (2) MONEY PURCHASE PLAN. Except as otherwise provided in this Article VII, if the Plan, as adopted by the Employer is a money purchase plan, benefits shall be paid in accordance with the provisions of Section 7.14.

                 (C) ELECTIONS. An election under Section 7.1(B)(1) shall be made on the Appropriate Form which the Administrative Committee shall furnish to the Participant before the Valuation Date immediately preceding the benefit commencement date. Any such election may, subject to the approval of the Administrative Committee, be revoked and a new election made at any time prior to the benefit commencement date. Any election under
   Section 7.1(B)(2) shall be made in accordance with Section 7.14.

         7.2 DESIGNATION OF BENEFICIARY AND ELECTION WITH RESPECT TO DEATH BENEFIT. This Section 7.2 shall apply if the Plan, as adopted by the Employer is a profit-sharing or profit-sharing 401(k) Plan. This Section 7.2 shall apply if the Plan, as adopted by the Employer, is a money purchase plan only to the extent not otherwise provided in Section 7.14.

                 (A) DESIGNATION OF BENEFICIARY. Effective August 23, 1984, in the event a Participant has a Surviving Spouse at his death, such Surviving Spouse shall be the Participant's Beneficiary, unless the Participant's Spouse has previously consented during the election period provided in Section 7.2(C), in a manner conforming to a qualified election, as described in Section 7.2(B), to the payment of the Participant's Accrued Benefit (reduced by any security interest held by the Plan by reason of any loans outstanding to such Participant) to a Participant-designated Beneficiary other than the Surviving Spouse, except as otherwise provided in the next succeeding sentence. In the event the Participant has no Surviving Spouse at his death (or in the case of the Participant's death prior to August 23, 1984, even if the Participant had a Surviving Spouse), the Beneficiary shall be the Beneficiary designated by the Participant or, in the event no Beneficiary has been designated or survives the Participant, the Beneficiary shall be determined in accordance with Section 7.8(B). Such Beneficiary (other than a Surviving Spouse, effective August 23, 1984) must be designated on the Appropriate Form furnished by the Administrative Committee, executed by the Participant and returned to the Administrative Committee. Any such designation of Beneficiary may include contingent or successive Beneficiaries, and need not designate individuals. Except as otherwise provided with respect to a Surviving Spouse, a Participant may, at any time, change his designation of Beneficiary by completing a new designation form, but a designation of Beneficiary shall remain in effect until such new form is received by the Administrative Committee.

                 (B) QUALIFIED ELECTION. For the consent by a Spouse to payment of a Participant's Accrued Benefit (reduced by any security interest held by the Plan by reason of any loans outstanding to such Participant) to a Beneficiary other than the Spouse upon the Participant's death to be valid, such consent must be made in writing on the Appropriate Form filed with the Administrative Committee during the election period provided in
   Section 7.2(C) and must be witnessed by a member of the Administrative Committee as Plan representative or a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of such Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, the Spouse will be deemed to have consented to the payment of the Participant's Accrued Benefit (reduced by any security interest held by the Plan by reason of any loans outstanding to such Participant) to a Beneficiary other than the Spouse. Any consent necessary under this provision shall be valid only with respect to the Spouse who signs the consent, or in the event of a deemed consent, with respect to the Spouse who is deemed to have so consented. Any spousal consent must acknowledge the specific non-spouse Beneficiary or contingent Beneficiary, including any class of Beneficiaries or contingent Beneficiaries and if a Beneficiary, contingent Beneficiary, or class of Beneficiaries or contingent Beneficiaries is changed, the Spouse must consent to such change in the manner provided above. Additionally, a revocation of a prior consent may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations or consents shall not be limited. This Section 7.2(B) is effective August 23, 1984.

                 (C) ELECTION PERIOD. The election period for purposes of the consent of the Spouse provided for in Section 7.2(B) shall be the period which begins on the first day of the Plan Year in which the Participant commences to participate in the Plan and ends on the date of the Participant's death. This Section 7.2(C) is effective August 23, 1984.

         7.3 NORMAL RETIREMENT. A Participant shall be fully vested in his Accrued Benefit when he reaches his Normal Retirement Age. A Participant may retire when he reaches his Normal Retirement Date. If he then retires, payment of his Accrued Benefit shall be made or shall commence, unless otherwise elected pursuant to Section 7.9(B), within 60 days following the Valuation Date coincident with, or if the Valuation Date does not coincide with the date he retires, the Valuation Date next succeeding, the date he retires. Payment shall be made in one lump sum if the value of such Participant's Accrued Benefit does not exceed (and, at the time of any prior distribution did not exceed) $3,500 and otherwise in any of the methods described in Section 7.1(B) except as otherwise provided in Section 7.14.

         7.4 EARLY RETIREMENT. A Participant shall be fully vested in his Accrued Benefit on his Early Retirement Date, if the Adoption Agreement provides for an Early Retirement Date. A Participant may retire on his Early Retirement Date, if the Adoption Agreement provides for an Early Retirement Date. If he then retires, payment of his Accrued Benefit shall be made or shall commence, within 60 days following the Valuation Date coincident with, or if the Valuation Date does not coincide with the date he retires, the Valuation Date next succeeding, the date he retires, if the value of the Participant's Vested Accrued Benefit does not exceed (and, at the time of any prior distribution did not exceed) $3,500, but otherwise only if the Participant so requests in writing and if Section 7.14 applies, the Participant's spouse consents thereto in accordance with Section 7.14 on the Appropriate Form. If payment of a Participant's Accrued Benefit does not commence under the preceding sentence, payment of such Participant's Accrued Benefit shall commence within sixty days following the date the Participant would have attained his Normal Retirement Date had he remained in the employ of the Employer, unless the Participant requests earlier distribution, in writing on the Appropriate Form, and if Section 7.14 applies, the Participant's spouse consents thereto in accordance with Section 7.14, or unless otherwise elected pursuant to Section 7.9(B). Any requests for payment under this Section 7.4 shall be made within the 90-day period preceding the date payment is to commence. Payment shall be made in one lump sum if the value of such Participant's Vested Accrued Benefit does not exceed (and, at the time of any prior distributions did not exceed) $3,500 and otherwise in any of the methods described in Section 7.1(B) except as otherwise provided in Section 7.14.

         7.5 PARTICIPATION AFTER NORMAL RETIREMENT DATE. If a Participant does not retire when he reaches his Normal Retirement Date, but continues thereafter in the service of the Employer, he shall continue to participate in the Plan until he actually retires. The Accrued Benefit of a Participant who retires on, or after, his Normal Retirement Date shall continue to be fully vested and shall be made or shall commence, unless otherwise elected pursuant to Section 7.9(B), within 60 days following the Valuation Date coincident with, or if the Valuation Date does not coincide with the date he retires, the Valuation Date next succeeding, the date he actually retires. Payment shall be made in one lump sum if the value of such Participant's Vested Accrued Benefit does not exceed (and at the time of any prior distribution did not exceed) $3,500 and otherwise in any of the methods described in Section 7.1(B) except as otherwise provided in
Section 7.14. In no event, however, shall payment commence later than the date specified in Section 7.9(C). In the event such date is earlier than the Valuation Date specified in the third preceding sentence, the amount to be distributed shall be determined as of the Valuation Date immediately preceding the date of the required distribution.

         7.6 SEPARATION FROM SERVICE. The rules pertaining to benefit determinations and certain other related matters upon separation from service for any reason other than death, Disability or retirement are as follows:

                 (A) PAYMENT OF VESTED ACCRUED BENEFIT. If a Participant separates from service for any reason other than death, Disability or retirement on his Early Retirement Date (if the Adoption Agreement provides for an Early Retirement Date) before he reaches his Normal Retirement Date, his Vested Accrued Benefit shall be paid to him at such time as the Adoption Agreement provides. When distribution is made, payment shall be made in one lump sum if the value of such Participant's Vested Accrued Benefit does not exceed (and at the time of any prior distribution did not exceed)$3,500 and otherwise in any of the methods described in Section 7.1(B) except as otherwise provided in Section 7.14.

                 (B)      DETERMINATION OF VESTED ACCRUED BENEFIT.

                          (1) ELECTIVE DEFERRAL, PARTICIPANT, ROLLOVER, TRANSFER AND QVEC ACCOUNTS. The portion of such Participant's Accrued Benefit consisting of his interest in his Elective Deferral, Participant, Rollover, Transfer, Qualified Matching Contribution, Qualified Nonelective Contribution and QVEC Accounts shall at all times be fully vested.

                          (2) EMPLOYER AND MATCHING ACCOUNTS. The portion of such Participant's Accrued Benefit consisting of his interest in his Employer and Matching Accounts shall vest in accordance with the vesting schedule selected by the Employer in the Adoption Agreement.

                 (C)      FORFEITURES.

                          (1)     TIME OF FORFEITURES.

                                  (a)   NORMAL RULE.

                                        (i)     Unless the Adoption Agreement
                          provides otherwise, any portion of the Participant's Employer and/or Matching Account which is not vested in accordance with Section 7.6(B)(2) at the time of his separation from service with the Employer shall be forfeited and reallocated to the Employer and/or Matching Accounts of the remaining Participants in accordance with Section 5.5 as of the last day of the Plan Year coinciding with, or if the last day of the Plan Year does not so coincide, the last day of the Plan Year next following, the date the Participant incurs five consecutive One-Year Breaks In Service.

                                      (ii)         If a distribution is made to
                          a Participant at a time when such Participant has a nonforfeitable right to less than 100 percent of his Employer and/or Matching Account and, at the time of such distribution, the Participant has not incurred five consecutive One-Year Breaks In Service, the Trustee shall retain the nonvested portion of the Participant's Employer and/or Matching Account in his Employer and/or

                          Matching Account. Such Employer and/or Matching Account may be invested in a Federally insured savings account or invested as otherwise provided by the Plan, as determined by the Administrative Committee. In such case, the Participant's vested interest in the Employer and/or Matching Account at any relevant time shall not be less than an amount ("X") determined by the formula: X = P(AB + (RxD)) -
                          (RxD), where "P" is the vested percentage at the relevant time; "AB" is the account balance (i.e., the amount in the Employer and/or Matching Account) at the relevant time; "D" is the amount of the payment; "R" is the ratio of the account balance at the relevant time to the account balance after payment; and the relevant time is the time at which, under the Plan, the Participant's vested interest in the amount in the Employer and/or Matching Account cannot increase.

                                    (iii)          If the Participant returns
                          to the service of the Employer before incurring five consecutive One-Year Breaks In Service, the Participant shall continue to vest in the amount in his Employer and/or Matching Account in accordance with the provisions set forth above.

                                      (iv)         If the Participant incurs
                          five consecutive One-Year Breaks In Service, the amount in the Participant's Employer and/or Matching Account, as determined under Section 7.6(C)(1)(a)(ii), shall be forfeited under Section 7.6(C)(1)(a) and shall be reallocated to the Employer and/or Matching Accounts of the remaining Participants in accordance with Section 5.5. Such reallocation shall be effected on the last day of the Plan Year coincident with, or if the last day of the Plan Year does not so coincide, the last day of the Plan Year next following, the date the Participant incurs five consecutive One-Year Breaks In Service.

                               (b)      SPECIAL RULE.

                                        (i)     PROFIT-SHARING OR
                          PROFIT-SHARING 401(K) PLAN.  This Section
                          7.6(C)(1)(b)(i) applies to the Plan if the Plan, as adopted by the Employer, is a profit-sharing or profit-sharing 401(k) plan. If the Adoption Agreement so provides, if a Participant separates from the service of the Employer, and the value of the Participant's Vested Accrued Benefit derived from Employer and Employee contributions does not exceed (or at the time of any prior distribution did not exceed) $3,500 and Section A.7.6(A)(2) of the Adoption Agreement is checked, the Participant shall receive a distribution of the value of his entire Vested Accrued Benefit (and if his entire Vested Accrued Benefit is $-0-, he shall be deemed to have received, as a cash-out of his Vested Accrued Benefit under the Plan, such $0) at the time provided in the Adoption Agreement and the nonvested portion of his Accrued Benefit shall be forfeited at the time of such distribution; if the value of the Participant's Vested Accrued Benefit derived from Employer contributions exceeds (or at the time of any prior distribution exceeded) $3,500 and if Section A.7.6(A)(1)(b) of the Adoption Agreement is checked and if the Participant separates from the service of the Employer, and elects to receive no less than the entire value of the Participant's Vested Accrued Benefit derived from Employer contributions, distribution shall be made at the time provided in the Adoption Agreement and the nonvested portion shall be treated as a forfeiture at the time of distribution to the Participant of his Vested Accrued Benefit; if the Participant elects to have distributed less than his entire Vested Accrued Benefit derived from Employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of his Vested Accrued Benefit derived from Employer contributions. To the extent the nonvested portion is not or cannot be forfeited at the time of a Participant's separation from service because of the rules set forth in this Section 7.6(C)(1)(b)(i), the rules of
                          Section 7.6(C) (1)(a) shall apply. If a Participant receives a distribution pursuant to this Section 7.6(C)(1)(b)(i) (except as otherwise provided in the immediately preceding sentence) and resumes employment covered under the Plan, the Participant's Accrued Benefit derived from Employer contributions shall be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions on or before the earlier of the fifth anniversary of the Participant's resumption of covered employment or the date the Participant incurs five consecutive One-Year Breaks In Service. If an Employee is deemed to receive a distribution pursuant to this Section, and the Employee resumes employment covered under this Plan before the earlier of the fifth anniversary of the Participant's resumption of covered employment or the date the Participant incurs five consecutive One-Year Breaks In Service, upon the reemployment of such Employee, the Employer-derived account balance of the Employee shall be restored to the amount on the date of such deemed distribution. Forfeitures under this Section 7.6(C)(1)(b)(i) shall be reallocated to the Employer contribution accounts of the remaining Participants in accordance with Section 5.5 or, if the Adoption Agreement so provides, used to reduce Employer contributions. Such reallocation (or, if applicable, reduction in Employer contributions) shall be effected no earlier that the first Valuation Date coincident with or next following the date of the forfeiture and no later than the last day of the Plan Year, in which occurred the date of the forfeiture under this Section 7.6(C)(1)(b) (i). A Participant's Vested Accrued Benefit shall not, for purposes of the cash out provisions, include accumulated deductible employee contributions within the meaning of section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

                                       (ii)        MONEY PURCHASE PLAN.  This
                          Section 7.6(C)(1)(b)(ii) applies to the Plan if the Plan, as adopted by the Employer, is a money purchase plan. If the Adoption Agreement so provides, if a Participant separates from the service of the Employer, and the value of the Participant's Vested Accrued Benefit derived from Employer and Employee contributions does not exceed (or at the time of any prior distribution did not exceed) $3,500 and Section A.7.6(A)(2) of the Adoption Agreement is checked, the Participant shall receive a distribution of the value of the entire Vested Accrued Benefit (and if his entire Vested Accrued Benefit is $-0-, he shall be deemed to have received, as a cash-out of his Vested Accrued Benefit under the Plan, such $0) at the time provided in the Adoption Agreement and the nonvested portion of his Accrued Benefit shall be forfeited at the time of such distribution. If the value of a Participant's Vested Accrued Benefit derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the Vested Accrued Benefit is immediately distributable, the Participant and the Participant's Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such Vested Accrued Benefit. The consent of the Participant and the Participant's Spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's Vested Accrued Benefit is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of section 417(a)(3) of the Code and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

                                        Notwithstanding the foregoing, only the
                          Participant need consent to the commencement of a distribution in the form of a "Qualified Joint and Survivor Annuity" (within the meaning of Section 7.14(D)(4)) while the account balance is immediately distributable. (Furthermore, if payment in the form of a "Qualified Joint and Survivor Annuity" is not required with respect to the Participant pursuant to
                          Section 7.14, only the Participant need consent to the distribution of an account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) of the Code or section 415 of the Code.

                                        An Accrued Benefit is immediately
                          distributable if any part of the Accrued Benefit could be distributed to the Participant (or surviving Spouse) before the Participant attains or would have attained if not deceased) the later of Normal Retirement Age or age 62.

                                        For purposes of determining the
                          applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's Vested Accrued Benefit shall not include amounts attributable to accumulated deductible employee contributions within the meaning of section 72(o)(5)(B) of the Code. If the value of the Participant's Vested Accrued Benefit derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500 and if Section A.7.6(A)(1)(b) of the Adoption Agreement is checked and if the Participant separates from the service of the Employer and elects, with the consent of his Spouse as provided above, to receive no less than the entire value of the Participant's Vested Accrued Benefit derived from Employer and Employee contributions, distribution shall be made at the time provided in the Adoption Agreement and the nonvested portion shall be treated as a forfeiture at the time of distribution to the Participant of his Vested Accrued Benefit; if the Participant elects, with the consent of his Spouse as provided above, to have distributed less than his entire Vested Accrued Benefit derived from Employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of his Vested Accrued Benefit derived from Employer contributions. To the extent the nonvested portion is not or cannot be forfeited at the time of a Participant's termination of service because of the rules set forth in this Section 7.6(C)(1)(b)(ii), the rules of Section 7.6(C)(1)(a) shall apply. If a Participant receives a distribution pursuant to this Section 7.6(C)(1)
                          (b)(ii) (except as otherwise provided in the immediately preceding sentence) and resumes employment covered under the Plan, the Participant's Accrued Benefit derived from Employer contributions shall be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions on or before the earlier of the fifth anniversary of the Participant's resumption of covered employment or the date the Participant incurs five consecutive One-Year Breaks In Service. If an Employee is deemed to receive a distribution pursuant to this Section, and the Employee resumes employment covered under this Plan before the earlier of the fifth anniversary of the Participant's resumption of covered employment or the date the Employee incurs five consecutive One-Year Breaks In Service, upon the reemployment of such Employee, the Employer-derived account balance of the Employee shall be restored to the amount on the date of such deemed distribution. Forfeitures under this Section 7.6(C)(1) (b)(ii) shall be reallocated to the Employer contribution accounts of the remaining Participants in accordance with Section 5.5 or, if the Adoption Agreement so provides, used to reduce Employer contributions. Such reallocation (or, if applicable, reduction in Employer contributions) shall be effected no earlier that the first Valuation Date coincident with or next following the date of the forfeiture and no later than the last day of the Plan Year , in which occurred the date of the forfeiture under this Section 7.6(C)(1)(b)(ii).

                 (D)  TERMINATION OF PLAN.         If, upon termination of this
   Plan, the Plan does not offer an annuity option (purchased from a commercial provider), and if the Employer or any entity within the same controlled group as the Employer does not maintain another Defined Contribution Plan (other than an employee stock ownership plan described in section 4975(e)(7) of the Code), the Participant's Vested Accrued Benefit shall, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code) then the Participant's Vested Accrued Benefit shall be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

                 (E) NO DIVESTMENT FOR CAUSE. There shall be no divestment of a Participant's Vested Accrued Benefit under the Plan for cause.

         7.7 DISABILITY. If, before reaching his Normal Retirement Date, a Participant in the service of the Employer becomes subject to Disability as established by competent medical proof satisfactory to the Administrative Committee, such Participant shall then retire, and his Accrued Benefit shall be fully vested and shall be paid to him, within 60 days following the Valuation Date coincident with, or if the Valuation Date does not coincide with the date of determination of Disability, the Valuation Date next succeeding, the date of determination of Disability, by the Administrative Committee of his Disability, if the value of such Accrued Benefit does not exceed (and at the time of any prior distribution did not exceed) $3,500, but otherwise only if the Participant so requests, and if Section 7.14 is applicable, with the consent of the Participant's Spouse as provided in Section 7.14 in writing on the Appropriate Form. If payment of a Participant's Accrued Benefit does not commence under the preceding sentence, payment of such Participant's Accrued Benefit shall commence within sixty days following the date the Participant would have attained his Normal Retirement Date had he remained in the employ of the Employer, unless the Participant requests, in writing on the Appropriate Form, earlier distribution or unless otherwise elected pursuant to Section 7.9(B). Any requests for payment under this Section 7.7 shall be made within the 90-day period preceding the date payment is to commence. Payment shall be made in one lump sum if the value of such Participant's Accrued Benefit does not exceed (and at the time of any prior distribution did not exceed) $3,500 and otherwise in any of the methods described in Section 7.1(B), except as otherwise provided in
Section 7.14.

         7.8     DEATH.  This Section shall only apply to the extent Section
7.14 does not provide otherwise.

                 (A) AMOUNT AND DISTRIBUTION OF BENEFIT. If a Participant dies while in the service of the Employer, his Accrued Benefit (reduced by any security interest held by the Plan by reason of any loans outstanding to such Participant) shall be fully vested and distribution thereof to the Beneficiary or Beneficiaries provided under Section 7.2(A) shall be made or commence no later than 60 days following the Valuation Date coincident with, or if the Valuation Date does not coincide with the date of Death, the Valuation Date immediately following, the date of death. If a Participant dies before complete distribution to him of the Vested Accrued Benefit to which he is entitled under Sections 7.3, 7.4, 7.5, 7.6 or 7.7, the distribution of the remainder of such Vested Accrued Benefit (reduced by any security interest held by the Plan by reason of any loans outstanding to such Participant) to the Beneficiary or Beneficiaries provided under Section 7.2(A) shall be made or commence no later than 60 days following the Valuation Date coincident with, or if the Valuation Date does not coincide with the date of death, the Valuation Date immediately following, the date of death.

                 (B) RECIPIENT OF BENEFIT WHERE NO BENEFICIARY DESIGNATED. In the case of a Participant who is married on the date of his death and who has not designated a Beneficiary, such Vested Accrued Benefit (reduced by any security interest held by the Plan by reason of any loans outstanding to such Participant) shall be distributed to such Participant's Surviving Spouse. If no Beneficiary is designated or survives the Participant and if the Participant has no Surviving Spouse, then such Vested Accrued Benefit (reduced by any security interest held by the Plan by reason of any loans outstanding to such Participant) shall be distributed to the Participant's estate.

                 (C) MANNER OF DISTRIBUTION. Subject to Section 7.9(C), any distributions under this Section 7.8 shall be made in a lump sum or in installments as elected by the Participant in accordance with the terms of Sections 7.1 and 7.2. In the absence of such a Participant election, distributions shall be made in a lump sum to the Participant's Beneficiary, as provided in Section 7.2(A).

         7.9 COMMENCEMENT OF PAYMENTS; DEFERRAL OF PAYMENTS; MINIMUM DISTRIBUTION REQUIREMENTS. The rules relating to commencement of payments, deferral of payments and minimum distribution requirements are as follows:

                 (A) DATE PAYMENT TO COMMENCE. Payment under this Plan shall commence no later than 60 days after the close of the Plan Year in which occurs the latest of the following:

                          (1) The Participant's attainment of Normal Retirement Age;

                          (2) The tenth anniversary of the date the Participant commenced participation in the Plan; or

                          (3) The Participant's separation from service with the Employer.

                 Notwithstanding the immediately preceding paragraph, if the amount of payment required to otherwise commence on a date determined under this Section 7.9(A) or under any other Section of the Plan cannot be ascertained by such date or if the Administrative Committee is unable to locate the Participant or Beneficiary after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the later of (a) the earliest date on which the amount of such payment can be ascertained under the Plan or (b) the earliest date on which the Participant or Beneficiary is located.

                 Notwithstanding the foregoing, the failure of a Participant and, if spousal consent is required, his Spouse to consent to a distribution while a benefit is immediately distributable, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

                 (B) DEFERRAL OF PAYMENTS. If the Adoption Agreement so provides, a Participant may irrevocably elect, subject to Section 7.9(C), the deferral of the payment of benefits under Sections 7.3, 7.4, 7.5, and 7.7, by filing with the Administrative Committee, the Appropriate Form signed by such Participant, describing the benefit and the date on which payment of such benefit shall commence. Such Appropriate Form shall be filed with the Administrative Committee no later than 30 days prior to such Participant's separation from service with the Employer under Sections 7.3, 7.4, 7.5 or 7.7. No such election may be made if the exercise of such election will cause the violation of the requirements of Section 7.13 or
   Section 7.14. Moreover, no such election may defer payment of benefits beyond the date specified in Section 7.9(C).

                 (C)      MINIMUM DISTRIBUTION REQUIREMENTS.

                          (1)     GENERAL RULES.

                                  (a)      Subject to Section 7.14 relating to
                 joint and survivor annuity requirements, the requirements of this Section 7.9(C) shall apply to any distribution of a Participant's interest and shall take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Section 7.9(C) apply to calendar years beginning after December 31, 1984.

                                  (b)      All distributions required under
                 this Section 7.9(C) shall be determined and made in accordance with the proposed Treasury regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Prop. Treas. Reg. Section 1.401(a)(9)-2.

                          (2) REQUIRED BEGINNING DATE. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's "Required Beginning Date".

                          (3) LIMITS ON DISTRIBUTION PERIODS. As of the first "Distribution Calendar Year", distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

                                  (a)      The life of the Participant,

                                  (b)      The life of the Participant and a
                 "Designated Beneficiary",

                                  (c)      A period certain not extending
                 beyond the "Life Expectancy" of the Participant, or

                                  (d)      A period certain not extending
                 beyond the "Joint and Last Survivor Expectancy" of the Participant and a "Designated Beneficiary".

                          (4) DETERMINATION OF AMOUNT TO BE DISTRIBUTED EACH YEAR. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the "Required Beginning Date":

                                  (a)   INDIVIDUAL ACCOUNT.

                                        (i)     If a "Participant's Benefit" is
                          to be distributed over (AA) a period not extending beyond the "Life Expectancy" of the Participant or the "Joint Life and Last Survivor Expectancy" of the Participant and the Participant's "Designated Beneficiary" or (BB) a period not extending beyond the "Life Expectancy" of the "Designated Beneficiary", the amount required to be distributed for each calendar year, beginning with distributions for the first "Distribution Calendar Year", must at least equal the quotient obtained by dividing the "Participant's Benefit" by the "Applicable Life Expectancy".

                                       (ii)        For calendar years beginning
                          before January 1, 1989, if the Participant's Spouse is not the "Designated Beneficiary", the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is paid within the "Life Expectancy" of the Participant.

                                      (iii)        For calendar years beginning
                          after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first "Distribution Calendar Year" shall not be less than the quotient obtained by dividing the "Participant's Benefit" by the lesser of (AA) the "Applicable Life Expectancy" or (BB) if the Participant's Spouse is not the "Designated Beneficiary", the applicable divisor determined from the table set forth in Q&A-4 of Prop. Treas. Reg. Section 1.401(a)(9)-2. Distributions after the death of the Participant shall be distributed using the "Applicable Life Expectancy" in Section 7.9(C)(4)(a)(i) above as the relevant divisor without regard to Prop. Treas. Reg.
                          Section  1.401(a)(9)-2.

                                       (iv)        The minimum distribution
                          required for the Participant's first "Distribution Calendar Year" must be made on or before the Participant's "Required Beginning Date". The minimum distribution for other calendar years, including the minimum distribution for the "Distribution Calendar Year" in which the Employee's "Required Beginning Date" occurs, must be made on or before December 31 of that "Distribution Calendar Year".

                                  (b)   OTHER FORMS.

                                        (i)     If the "Participant's Benefit"
                          is distributed in the form of an annuity purchased from an Insurer, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the proposed Treasury regulations thereunder.

                          (5)     DEATH DISTRIBUTION PROVISIONS.

                                  (a) DISTRIBUTION BEGINNING BEFORE DEATH. If the Participant dies after distribution of his interest has begun, the remaining portion of such interest shall continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                                  (b)      DISTRIBUTION BEGINNING AFTER DEATH.
                 If the Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

                                        (i)     If any portion of the
                          Participant's interest is payable to a "Designated Beneficiary", distributions may be made over the life or over a period certain not greater than the "Life Expectancy" of the "Designated Beneficiary" commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                                       (ii)        If the "Designated
                          Beneficiary" is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (AA) December 31 of the calendar year immediately following the calendar year in which the Participant died and (BB) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

                 If the Participant has not made an election pursuant to this
                 Section 7.9(C)(5)(b) by the time of his death, the Participant's "Designated Beneficiary" must elect the method of distribution no later than the earlier of (AA) December 31 of the calendar year in which distributions would be required to begin under this Section, or (BB) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no "Designated Beneficiary", or if the "Designated Beneficiary" does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                                  (c)      DEATH OF SURVIVING SPOUSE PRIOR TO
                 BENEFIT COMMENCEMENT. For purposes of Section 7.9(C)(5)(b) above, if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of
                 Section 7.9(C)(5)(b), with the exception of Section 7.9(C)(5)(b)(ii), shall be applied as if the Surviving Spouse were the Participant.

                                  (d)      TREATMENT OF AMOUNTS PAID TO
                 CHILDREN. For purposes of this Section 7.9(C)(5), any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable when the child reaches the age of majority.

                                  (e)      DEEMED BENEFIT COMMENCEMENT.  For
                 the purposes of this Section 7.9(C)(5), distribution of a Participant's interest is considered to begin on the Participant's "Required Beginning Date" (or, if Section 7.9(C)(5)(c) above is applicable, the date distribution is required to begin to the Surviving Spouse pursuant to Section 7.9(C)(5)(b) above). If distribution in the form of an annuity irrevocably commences to the Participant before the "Required Beginning Date", the date distribution is considered to begin is the date distribution actually commences.

                          (6) DEFINITIONS. For purposes of this Section 7.9(C), the following definitions apply:

                                  (a)      "APPLICABLE LIFE EXPECTANCY" shall
                 mean the "Life Expectancy" (or "Joint and Last Survivor Expectancy") calculated using the attained age of the Participant (or "Designated Beneficiary") as of the Participant's (or "Designated Beneficiary's") birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date "Life Expectancy" was first calculated. If "Life Expectancy" is being recalculated, the "Applicable Life Expectancy" shall be the "Life Expectancy" as so recalculated. The applicable calendar year shall be the first "Distribution Calendar Year", and if "Life Expectancy" is being recalculated, such succeeding calendar year.

                                  (b)      "DESIGNATED BENEFICIARY" shall mean
                 the individual who is designated as the Beneficiary under the Plan in accordance with section 401(a)(9) of the Code and the Treasury regulations thereunder.

                                  (c)      "DISTRIBUTION CALENDAR YEAR" shall
                 mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first "Distribution Calendar Year" is the calendar year immediately preceding the calendar year which contains the Participant's "Required Beginning Date". For distributions beginning after the Participant's death, the first "Distribution Calendar Year" is the calendar year in which distributions are required to begin pursuant to Section 7.9(C)(5) above.

                                  (d)      "LIFE EXPECTANCY" shall mean the
                 life expectancy and "Joint and Last Survivor Expectancy" as computed by use of the expected return multiples in Tables V and VI of Treas. Reg. Section 1.72-9. Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in Section 7.9(C)(5)(b)(ii) above) by the time distributions are required to begin, "Life Expectancies" shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The "Life Expectancy" of a nonspouse Beneficiary may not be recalculated.

                                  (e)      "PARTICIPANT'S BENEFIT" shall mean
                 the account balance as of the last Valuation Date in the calendar year immediately preceding the "Distribution Calendar Year" ("Valuation Calendar Year") increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the "Valuation Calendar Year" after the Valuation Date and decreased by distributions made in the "Valuation Calendar Year" after the Valuation Date. For purposes of this Section 7.9(C)(6)(e), if any portion of the minimum distribution for the first "Distribution Calendar Year" is made in the second "Distribution Calendar Year" on or before the "Required Beginning Date", the amount of the minimum distribution made in the second "Distribution Calendar Year" shall be treated as if it had been made in the immediately preceding "Distribution Calendar Year".

                                  (f)      "REQUIRED BEGINNING DATE" shall
                 mean, with respect to any Participant, except as provided below, the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                                  Notwithstanding the foregoing the "Required
                 Beginning Date" of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (i) or
                 (ii) below:

                                        (i)     NON-FIVE-PERCENT OWNERS.  The
                          "Required Beginning Date" of a Participant who is not a five-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                                        (ii)     FIVE-PERCENT OWNERS.  The
                          "Required Beginning Date" of a Participant who is a five-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                                        (AA)  The calendar year in which the
                                  Participant attains age 70 1/2, or

                                        (BB)  The earlier of the calendar year
                                  with or within which ends the Plan Year in which the Participant becomes a five-percent owner, or the calendar year in which the Participant retires.

                          The "Required Beginning Date" of a Participant who is not a five-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                                        A Participant is treated as a
                          five-percent owner for purposes of this Section if such Participant is a five-percent owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the Plan is a Top-Heavy Plan) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                                        Once distributions have begun to a
                          five-percent owner under this Section, they must continue to be distributed, even if the Participant ceases to be a five-percent owner in a subsequent year.

                          (7)     TRANSITIONAL RULE.

                                  (a)      Notwithstanding the other
                 requirements of this Section 7.9(C) and subject to the requirements of Section 7.14 relating to joint and survivor annuity requirements, distribution on behalf of any Employee, including a five-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                                        (i)     The distribution by the Plan is
                          one which would not have disqualified such Plan under
                          section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                                        (ii)    The distribution is in
                          accordance with a method of distribution designated by the Employee whose interest in the Plan is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                                        (iii)   Such designation was in
                          writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

                                        (iv)    The Employee had accrued a
                          benefit under the Plan as of December 31, 1983.

                                        (v)     The method of distribution
                          designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

                                  (b)      A distribution upon death will not
                 be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

                                  (c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Sections 7.9(C)(7)(a)(i) and (v).

                                  (d)      If a designation is revoked, any
                 subsequent distribution must satisfy the requirements of
                 section 401(a)(9) of the Code and the proposed Treasury regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute, by the end of the calendar year following the calendar year in which the revocation occurs, the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the proposed Treasury regulations thereunder, but for the election under section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Prop. Treas. Reg. Section 1.401(a)(9)-2. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Prop. Treas. Reg. Section 1.401(a)(9)-1 shall apply.

         7.10    WITHDRAWALS DURING EMPLOYMENT.  This Section 7.10, other than
Section 7.10(B), shall apply to the Plan only if the Plan, as adopted by the Employer, is a profit-sharing or profit-sharing 401(k) plan. Moreover, withdrawals by a Participant of his Vested Accrued Benefit while such Participant is employed by the Employer shall be permitted only if the applicable Adoption Agreement so provides and then only in accordance with the following rules:

                 (A) PARTICIPANT ACCOUNTS. A Participant may elect to withdraw, as of any Valuation Date in the Plan Year, but not more frequently than once each Plan Year, any portion or all of the amount then credited to the Participant's Participant Account (other than the portion attributable to required Participant Contributions and to Participant Contributions which are matched by the Employer). Such withdrawal election shall be made at least 30 days prior to the effective date of the withdrawal on the Appropriate Form furnished by the Administrative Committee for such purpose.

                 (B) QVEC ACCOUNTS. Subject to the joint and survivor annuity requirements of Section 7.14 (if applicable), a Participant may elect, subject to Section 7.12, to withdraw, as of any Valuation Date in the Plan Year, but not more frequently than once each Plan Year, any portion or all of the amount then credited to the Participant's QVEC Account. Such withdrawal election shall be made at least 30 days prior to the effective date of the withdrawal on the Appropriate Form furnished by the Administrative Committee for such purposes.

                 (C) ROLLOVER ACCOUNTS. A Participant may elect to withdraw, as of any Valuation Date in the Plan Year, but not more frequently than once each Plan Year, any portion or all of the amount then credited to the Participant's Rollover Account. Such withdrawal election shall be made at least 30 days prior to the effective date of the withdrawal on the Appropriate Form furnished by the Administrative Committee for such purpose.

                 (D)      OTHER ACCOUNTS.

                          (1)     AFTER ATTAINMENT OF AGE 59 1/2.  A
         Participant who is age 59 1/2 or older may elect to withdraw, as of any Valuation Date in the Plan Year, but not more frequently than once each Plan Year, any portion or all of such Participant's Vested Accrued Benefit. Such withdrawal election shall be made at least 30 days prior to the effective date of the withdrawal on the Appropriate Form furnished by the Administrative Committee for such purpose.

                          (2) BEFORE ATTAINMENT OF AGE 59 1/2. Except as provided in Section 7.10(D)(3), Section 7.10(D)(4) or Section 7.10(D)(5), no withdrawals of such Participant's Accrued Benefit shall be permitted while such Participant is employed by the Employer if the Participant has not attained age 59 1/2.

                          (3) HARDSHIP WITHDRAWALS. A Participant who incurs a hardship may elect to withdraw, as of any Valuation Date in the Plan Year, but not more frequently than once each Plan Year, any portion or all of the amount then credited to the Participant's Elective Deferral Account which is attributable to Elective Deferral Contributions (and of income allocable thereto credited to such Elective Deferral Account as of the end of the last Plan Year ending before July 1, 1989), any portion or all of the vested amount then credited to the Participant's Employer Account, any portion or all of the vested amount then credited to the Participant's Matching Account and any portion or all of the Participant's Participant, Rollover and Transfer Accounts, but a Participant may not elect to withdraw by reason of hardship, any amount attributable to Qualified Nonelective Contributions or Qualified Matching Contributions. For purposes of this Section 7.10(D)(3), the Administrative Committee shall determine that a hardship has occurred only if the distribution both is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need in accordance with the following standards:

                                  (i)      IMMEDIATE AND HEAVY FINANCIAL NEED.

                                        (AA)  IN GENERAL.  The determination of
                          whether a Participant has an immediate and heavy financial need is to be made on the basis of all relevant facts and circumstances. A determination of an immediate and heavy financial need will generally be made by the Administrative Committee if the inability to satisfy the financial need would have a severe adverse effect upon the health, livelihood or well-being of a Participant or of a member of the Participant's immediate family. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

                                        (BB)  DEEMED IMMEDIATE AND HEAVY
                          FINANCIAL NEED. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

                                        (AAA)  Expenses incurred or necessary
                                  for medical care described in section 213(d) of the Code of the Participant, the Participant's Spouse, or any dependents of the Participant (as defined in section 152 of the Code);

                                        (BBB)  Purchase (excluding mortgage
                                  payments) of a principal residence for the Participant;

                                        (CCC)  Payment of tuition and related
                                  educational fees for the next 12 months of post-secondary education for the Participant, his Spouse, children, or dependents; or

                                        (DDD)  The need to prevent the eviction
                                  of the Participant from his principal
                                  residence or foreclosure on the mortgage of the Participant's principal residence.

                                  (ii)  DISTRIBUTION NECESSARY TO SATISFY
FINANCIAL NEED.

                                        (AA)  IN GENERAL.  A distribution will
                          be considered as necessary to satisfy an immediate and heavy financial need of a Participant only if:

                                        (AAA)  The Participant has obtained all
                                  distributions, other than hardship
                                  distributions, and all nontaxable loans under all plans maintained by the Employer;

                                        (BBB)  All plans (within the meaning of
                                  Treas. Reg. Section  1.401(k)-
                                  1(d)(2)(iv)(B)(4)) maintained by the Employer provide that the Participant's Elective Deferrals (and Employee Contributions) will be suspended for 12 months after the receipt of the hardship distribution;

                                        (CCC)  The distribution is not in
                                  excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

                                        (DDD)  All plans maintained by the
                                  Employer provide that the Participant may not make Elective Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Code for such taxable year less the amount of such Participant's Elective Deferrals for the taxable year of the hardship distribution.

         Such withdrawal election shall be made at least 30 days prior to the effective date of the withdrawal on the Appropriate Form furnished by the Administrative Committee for such purpose.

                          (4)     OTHER LIMITATIONS ON DISTRIBUTIONS.

                                  (i)   GENERAL RULES.  Notwithstanding any
                 other provision in the Plan, no Elective Deferral, Qualified Nonelective Contribution or Qualified Matching Contribution and income allocated to each shall be distributable earlier than upon one of the following events:

                                        (AA)  The Participant's retirement,
                          death, disability or separation from service;

                                        (BB)  The termination of the Plan
                          without the maintenance or establishment of another Defined Contribution Plan (other than an employee stock ownership plan as defined in section 4975(e) of the Code or section 409 of the Code) or a simplified employee pension plan as defined in section 408(k) of the Code;
                                        (CC)  The date of the sale or other
                          disposition by a corporate Employer to an unrelated corporation of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used by such Employer in a trade or business of such Employer with respect to a Participant who continues employment with the corporation acquiring such assets. The sale of 85 percent of the assets used in a trade or business will be deemed a sale of "substantially all" the assets used in such trade or business;

                                        (DD)  The date of the sale or other
                          disposition by a corporate Employer of such Employer's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) to an unrelated entity. This Section 7.10(D)(4)(i)(DD) applies only to a Participant who continues employment with such subsidiary;

                                        (EE)  The Participant's attainment of
                          age 59 1/2; or

                                        (FF)  In the case of distributions of
                          Elective Deferrals (and of income allocable thereto credited to a Participant's account as of December 31, 1988) but not of amounts treated as Elective Deferrals (and of income allocable thereto), the Participant's hardship.

                          (ii)    OTHER RULES.

                                        (AA)  ESTABLISHMENT OF PLANS.  For
                          purposes of Section 7.10(D)(4)(i)(BB), the establishment of a plan means the existence at the time the plan (including this Plan) with the cash or deferred arrangement is terminated or the establishment within the period ending 12 months after distribution of all assets from the arrangement of any other Defined Contribution Plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code) maintained by the Employer.
                          A plan maintained by an unrelated employer (i.e., an employer other than the employer maintaining the terminating plan and other than an employer related at the time of plan termination to the employer maintaining the terminating plan within the meaning of section 414(b), (c), (m), and (o) of the Code) will be treated as the establishment of a plan only if, as of the date of termination, the Employer knows or has reason to know that such unrelated employer will become related to the Employer.

                                        (BB)  LIMITATIONS APPLY AFTER TRANSFER.
                          The limitations of Section 7.10(D)(4) continue to apply to amounts attributable to Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions and income allocated to each even if such amounts are transferred to another qualified plan of any employer.

                                        (CC)  OTHER BENEFITS NOT CONTINGENT
                          UPON ELECTIVE DEFERRALS. For Plan Years beginning after December 31, 1988, no other Employer benefit may be conditioned (other than Matching or Qualified Matching Contributions) (directly or indirectly) within the meaning of section 401(k) of the Code and the Treasury regulations issued thereunder upon the Employee's electing to make or not to make Elective Deferrals under the arrangement.

                                        (DD)  LUMP SUM DISTRIBUTION REQUIRED.
                          An event shall not be treated as described in Section 7.10((D)(4)(i)(BB), (CC) or (DD) with respect to any Participant unless, with respect to distributions after March 31, 1988, the Participant receives a lump sum distribution within the meaning of section 401(k)(10)(B)(ii) of the Code by reason of the event.

                                        (EE)  TRANSFEROR CORPORATION MUST
                          MAINTAIN PLAN. An event shall not be treated as described in Section 7.10(D)(4)(i)(CC) or (DD) unless the transferor corporation continues to maintain the plan after the disposition.

                                        (FF)  SUSPENSION OF ELECTIVE DEFERRALS
                          AND EMPLOYEE CONTRIBUTIONS. A Participant's Elective Deferrals and Employee Contributions shall be suspended for a period of 12 months following the receipt of a hardship distribution. Moreover, the Participant shall not make Elective Deferrals for his taxable year immediately following the taxable year of the distribution in excess of the applicable limit under section 402(g) of the Code for such taxable year less the amount of such Participant's Elective Deferrals for the taxable year of the distribution.

                                        (GG)  CONSENT REQUIREMENTS.  All
                          distributions that may be made pursuant to one or more of the foregoing distributable events in Section 7.10(D)(4)(i)
                          are subject to the spousal and Participant consent requirements (if applicable) contained in sections 401(a)(11) and 417 of the Code.

                          (5) OTHER IN-SERVICE WITHDRAWALS BEFORE AGE 59-1/2. If the Adoption Agreement so provides, a Participant may withdraw during employment, prior to attaining age 59 1/2, his Vested Accrued Benefit attributable to Employer Contributions, Participant Contributions and Matching Contributions but not to Qualified Nonelective Contributions or Qualified Matching Contributions or the income allocable thereto after such Participant completes five or more Years of Service for Benefit Accrual.

                          (6) DETERMINATION OF VESTED INTEREST IN CASE OF CERTAIN WITHDRAWALS. No forfeitures shall occur solely as a result of an Employee's withdrawal of Employee Contributions. In the event a Participant makes a withdrawal under the Plan and his interest in the Plan is not fully vested, such Participant's vested interest in the portion of his Accrued Benefit remaining in the Plan shall be determined in accordance with the rules of Section 7.6(C)(1)(a)(ii).

                          (7)  DISTRIBUTIONS UPON PLAN TERMINATION.  Subject to
         Section 7.10(D)(4), the balances of Participants' Accounts shall be distributed to Participants or their Beneficiaries as soon as administratively feasible after the termination of the Plan.

                          (8)  DISTRIBUTIONS UPON SALE OF ASSETS.  Subject to
         Section 7.10(D)(4), the balances of Participants' Accounts shall be distributed to Participants as soon as administratively feasible after the disposition, to an entity that is not a related entity, of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used by the Employer in the trade or business in which the Participant is employed, but only if the Participant continues employment with the corporation acquiring such assets.

                          (9) DISTRIBUTION UPON SALE OF SUBSIDIARY. Subject to Section 7.10(D)(4), the balances of Participants' Accounts shall be distributed as soon as administratively feasible after the disposition, to an entity that is not a related entity, of an incorporated Employer's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) to Participants who continue employment with such subsidiary.

         7.11    LOANS.  The rules relating to loans are as follows:

                 (A) LIMITATIONS. If the Adoption Agreement so provides, upon the filing of an application with the Administrative Committee by a Participant or Beneficiary but only if the Beneficiary is a "party in interest" with respect to the Plan (within the meaning of section 3(14) of ERISA) on the Appropriate Form, the Administrative Committee shall, within 90 days from the date of receipt of such application, direct the Trustee to make a loan or loans to such Participant or Beneficiary, provided such loan or loans:

                          (1) Are available to all such Participants and Beneficiaries on a reasonably equivalent basis;

                          (2) Are not made available to Highly Compensated Employees and their Beneficiaries, in an amount greater than the amount made available to other Employees and their Beneficiaries;

                          (3) Bear a reasonable rate of interest within the meaning of 29 CFR Section 2550.408b-1;

                          (4) Are adequately secured within the meaning to 29 CFR Section 2550.408b-1;

                          (5) Do not exceed (when added to the outstanding balance of all other loans to the Participant or Beneficiary) the lesser of:

                                  (a)  $50,000 (reduced by the excess (if any)
                 of (i) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over (ii) the outstanding balance of loans from the Plan on the date on which such loan was made), or

                                  (b)  One-half of the present value of the
                 Participant's Vested Accrued Benefit under the Plan (but, if the Adoption Agreement so provides, not less than the lesser of (i) $10,000 or (ii) the Participant's Vested Accrued Benefit);

                          (6) Are repayable, except as otherwise provided in Section 7.11(D), by their terms within five years from the date of the loans;

                          (7) Shall not be made to any Owner-Employee or shareholder-employee (for purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of section 318(a)(1) of the Code) on any day during the taxable year of that corporation more than five percent of the outstanding stock of the corporation);

                          (8) Require amortization (of both principal and interest) in level payments made not less frequently than quarterly over the term of the loan;

                          (9) If Section 7.14 is applicable and if the Participant's Vested Accrued Benefit is to be used as security for part or all of the loan and only in such cases, shall not be made unless the Participant obtains the consent of his Spouse, if any, to the use of the Participant's Vested Accrued Benefit as security for the loan; such spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured; such consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public; such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan; a new consent shall be required if the Vested Accrued Benefit is used for renegotiation, extension, renewal, or other revision of the loan; and

                          (10) Comply with any other limitations on loans specified in the Adoption Agreement.

                          In the event of default, if the security for the loan
is the Participant's Vested Accrued Benefit, foreclosure on the note and attachment of security shall not occur until a distributable event occurs in the Plan.

         For purposes of this Section 7.11, the rules of section 414(b), (c),
(m) and (o) of the Code shall apply and all plans of the Employer (determined after the application of section 414(b), (c), (m) and (o) of the Code) shall be treated as one plan.

         An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any Insurance Contract purchased by the Plan, shall be treated as a loan under this Section 7.11.

         If a valid spousal consent is required and has been obtained in accordance with Section 7.11(A)(9) then, notwithstanding any other provision of this Plan, the portion of the Participant's Vested Accrued Benefit used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Accrued Benefit payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100 percent of the Participant's Vested Accrued Benefit (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the Accrued Benefit shall be adjusted by first reducing the Vested Accrued Benefit by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

         The Administrative Committee, provided the above requirements are met, shall grant such request within 90 days following such request. In such event the Administrative Committee shall be responsible for complying with any legal requirements affecting said loan, such as Federal Reserve regulations.

                 (B) INTEREST. All such loans shall bear a reasonable rate of interest, which shall, in accordance with 29 CFR Section 2550.408b-1, provide the Plan with a return commensurate with the interest rates charged by persons engaged in the business of lending money for loans which would be made in similar circumstances. Such rate of interest shall be determined in accordance with the provisions of the Adoption Agreement. Every loan applicant shall receive a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and the annual interest rate of the finance charge.

                 (C) REPAYMENT-COLLECTION. Any such loan or loans shall be repaid by the Participant or Beneficiary within the period certain requested by the Participant or Beneficiary but not to exceed, except in the case of loans subject to Section 7.11(D), a period of five years from the date the loan or loans are made and such loan or loans shall by their terms require repayment within such period. The loan or loans shall be evidenced by a promissory note, shall be secured by payroll deduction if the Participant is in the active service of the Employer and by such collateral as shall be specified in the Adoption Agreement. If the Participant's Vested Accrued Benefit is specified in the Adoption Agreement as collateral for a loan, no more than 50 percent of the present value of such Vested Accrued Benefit may be so used. In the event the Participant or Beneficiary does not repay the loan within the period certain, the Trustee shall, subject to the spousal consent requirements of Section 7.11(A)(9) (if applicable), deduct the total amount of such loan or loans or any portion thereof, if the collateral for the loan is the Participant's Vested Accrued Benefit, from that portion (if any) of the Vested Accrued Benefit which serves as collateral for the loan but only when a distributable event occurs under the Plan and, if collateral other than the Participant's Vested Accrued Benefit secures such loan, from such other collateral at the time of the default. In the event the amount of any such payment, distribution or collateral is insufficient to repay the remaining balance on the loan or loans including interest, the Participant or Beneficiary shall be liable for, and continue to make, payments on any balance still due from such Participant or Beneficiary. Subject to the terms of the Plan, the Participant or Beneficiary shall repay the loan or loans by payroll deduction or in installments in such manner as shall comply with Section 7.11(A).

                 (D) EXCEPTION FOR HOME LOANS. Section 7.11(A)(6) shall not apply to any loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant.

                 (E) LOANS - INDIVIDUAL INVESTMENTS. Except as provided in this paragraph, loans shall be treated as general investments of the Trust Fund. However, if the Adoption Agreement provides for Participant directed investments pursuant to Section 6.1(B) or if the Adoption Agreement provides that loans are to be treated as investments of the Participant's or Beneficiary's accounts only, until a loan to a Participant or Beneficiary is repaid, the outstanding balance of the loan shall be treated as an investment by such Participant or Beneficiary for his accounts only and the interest paid by such Participant or Beneficiary shall be credited to the accounts, as applicable, of such Participant or Beneficiary. Such Participant's or Beneficiary's accounts shall not share in any other earnings of the Plan with respect to the amount of the loan. The amount of each repayment shall be invested in accordance with the regular investment provisions selected by the Employer in the Adoption Agreement applicable to such Employer.

         7.12 QVEC WITHDRAWALS. Except in the case of the Participant's death or disability (as defined in section 72(m)(7) of the Code) or attainment of age 59 1/2, before distributing an amount from a Participant's QVEC Account, the Employer shall receive from such Participant a declaration of the Participant's intention as to the disposition of the amount distributed. The Participant shall execute such forms as the Employer may require with respect to the Participant's liability for Federal income tax which may result from the distribution of amounts from such Participant's QVEC Account.

         7.13    INCIDENTAL BENEFIT RULE.  This provision is contained in
Section 7.9(C)(1)(b).

         7.14 JOINT AND SURVIVOR ANNUITY REQUIREMENTS. This Section 7.14 shall apply only if the Plan, as adopted by the Employer, is a money purchase plan.

                 (A) APPLICATION. The provisions of this Section 7.14 shall apply to any Participant in the Plan if the Plan, as adopted by the Employer, is a money purchase plan and the Participant is one who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Section 7.14(G).

                 (B) QUALIFIED JOINT AND SURVIVOR ANNUITY. Unless an optional form of benefit under Section 7.14(H) is selected pursuant to a "Qualified Election" within the 90-day period ending on the "Annuity Starting Date", a married Participant's "Vested Account Balance" shall be paid in the form of a "Qualified Joint and Survivor Annuity" and an unmarried Participant's "Vested Account Balance" will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the "Earliest Retirement Age" under the Plan.

                 (C) QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. Unless an optional form of benefit under Section 7.14(H) has been selected within the "Election Period" pursuant to a "Qualified Election", if a Participant dies before the "Annuity Starting Date" then the Participant's "Vested Account Balance" shall be applied toward the purchase of an annuity for the life of the Surviving Spouse. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

                 (D)      DEFINITIONS.

                          (1) "ELECTION PERIOD" shall mean the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the "Election Period" shall begin on the date of separation.

                          A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election ("Pre-age 35 Waiver") to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the explanation required under Section 7.14(E)(1). Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section.

                          (2) "EARLIEST RETIREMENT AGE" shall mean the earliest date on which, under the plan, the Participant could elect to receive retirement benefits.

                          (3) "QUALIFIED ELECTION" shall mean a waiver of a "Qualified Joint and Survivor Annuity" or a qualified preretirement survivor annuity. Any waiver of a "Qualified Joint and Survivor Annuity" or a qualified preretirement survivor annuity shall not be effective unless: (a) the Participant's Spouse consents in writing to the election; (b) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (c) the Spouses's consent acknowledges the effect of the election; and (d) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the "Qualified Joint and Survivor Annuity" shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a "Qualified Election".

         Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 7.14(E) below.

                          (4) "QUALIFIED JOINT AND SURVIVOR ANNUITY" shall mean an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's "Vested Account Balance". The percentage of the survivor annuity under the Plan shall be 50 percent.

                          (5) "ANNUITY STARTING DATE" shall mean the first day of the first period for which an amount is paid as an annuity or any other form.

                          (6) "VESTED ACCOUNT BALANCE" shall mean the aggregate value of the Participant's vested account balances derived from Employer and Employee contributions (including rollovers and direct transfers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Section 7.14 shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

                 (E)      NOTICE REQUIREMENTS.

                          (1) In the case of a "Qualified Joint and Survivor Annuity", the Plan Administrator shall no less than 30 days and no more than 90 days prior to the "Annuity Starting Date" provide to each Participant a written explanation of: (a) the terms and conditions of a "Qualified Joint and Survivor Annuity"; (b) the Participant's right to make and the effect of an election to waive the "Qualified Joint and Survivor Annuity" form of benefit; (c) the rights of a Participant's Spouse; and (d) the right to make, and the effect of, a revocation of a previous election to waive the "Qualified Joint and Survivor Annuity".

                          (2) In the case of a qualified preretirement survivor annuity as described in Section 7.14(C), the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 7.14(E)(1) applicable to a "Qualified Joint and Survivor Annuity".

         The applicable period for a Participant is whichever of the following periods ends last: (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (b) a reasonable period ending after the individual becomes a Participant; (c) a reasonable period ending after
         Section 7.14(C) ceases to apply to the Participant; (d) a reasonable period ending after this Section 7.14 first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

         For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (b), (c) and (d) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

                          (3) Notwithstanding the other requirements of this Section 7.14(E), the respective notices prescribed by this Section need not be given to a Participant if (a) the plan "fully subsidizes" the costs of a "Qualified Joint and Survivor Annuity" or qualified preretirement survivor annuity, and (b) the plan does not allow the Participant to waive the "Qualified Joint and Survivor Annuity" or qualified preretirement survivor annuity and does not allow a married Participant to designate a nonspouse Beneficiary. For purposes of this Section 7.14(E)(3), a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

                 (F)      SAFE HARBOR RULES.

                          (1) This Section 7.14(F) shall apply to a Participant in a profit-sharing plan, and to any distribution made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in section 72(o)(5)(B) of the Code, and maintained on behalf of a participant in a money purchase pension plan (including a target benefit plan), if the following conditions are satisfied:

                                  (a)      The Participant does not or cannot
                 elect payments in the form of a life annuity; and

                                  (b)      On the death of a Participant, the
                 Participant's "Vested Account Balance" will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a "Qualified Election", then to the Participant's "Designated Beneficiary". The Surviving Spouse may elect to have distribution of the "Vested Account Balance" commence within the 90-day period following the date of the Participant's death. The "Vested Account Balance" shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This Section 7.14(F) shall not be operative with respect to a Participant in a profit-sharing plan if the plan is a direct or indirect transferee of a Defined Benefit Plan, money purchase plan, a target benefit plan, stock bonus, or profit-sharing plan which is subject to the survivor annuity requirements of section 401(a)(11) and section 417 of the Code (other than, effective January 1, 1993, trustee-to-trustee transfers described in Section 3.9(B)). If this Section 7.14(F) is operative, then the provisions of this
                 Section 7.14, other than Section 7.14(G), shall be inoperative.

                          (2) The Participant may waive the spousal death benefit described in this Section 7.14(F) at any time provided that no such waiver shall be effective unless it satisfies the conditions of
         Section 7.14(D)(3) (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the qualified preretirement survivor annuity.

                          (3) For purposes of this Section 7.14(F), "Vested Account Balance" shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of section 72(o)(5)(B) of the Code. In the case of a profit-sharing plan, "Vested Account Balance" shall have the same meaning as provided in Section 7.14(D)(6).

                 (G)      TRANSITIONAL RULES.

                          (1) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous provisions of this Section 7.14 must be given the opportunity to elect to have the prior provisions of this
         Section 7.14 apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten Years of Service for Vesting when he separated from service.

                          (2) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with Section 7.14(G)(4).

                          (3) The respective opportunities to elect (as described in Sections 7.14(G)(1) and (2) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

                          (4)     Any Participant who has elected pursuant to
         Section 7.14(G)(2) and any Participant who does not elect under
         Section 7.14(G)(1) or who meets the requirements of Section 7.14(G)(1) except that such Participant does not have at least ten Years of Service for Vesting when he separates from service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

                                  (a)   AUTOMATIC JOINT AND SURVIVOR
                 ANNUITY. If benefits in the form of a life annuity become payable to a married Participant who:

                                        (1)     Begins to receive payments
                          under the Plan on or after Normal Retirement Age; or

                                        (2)     Dies on or after Normal
                          Retirement Age while still working for the Employer;
                          or

                                        (3)     Begins to receive payments on
                          or after the "Qualified Early Retirement Age"; or

                                        (4)     Separates from service on or
                          after attaining Normal Retirement Age (or the "Qualified Early Retirement Age") and after satisfying the eligibility requirements for the payment of benefits under the plan and thereafter dies before beginning to receive such benefits;

                 then such benefits shall be received under this Plan in the form of a "Qualified Joint and Survivor Annuity", unless the Participant has elected otherwise during the election period. The election period must begin at least six months before the Participant attains "Qualified Early Retirement Age" and end not more than 90 days before the commencement of benefits. Any election hereunder shall be in writing and may be changed by the Participant at any time.

                                  (b)      ELECTION OF EARLY SURVIVOR ANNUITY.
                 A Participant who is employed after attaining the "Qualified Early Retirement Age" shall be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the "Qualified Joint and Survivor Annuity" if the Participant had retired on the day before his death. Any election under this provision shall be in writing and may be changed by the Participant at any time. The election period begins on the later of (1) the 90th day before the Participant attains the "Qualified Early Retirement Age", or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

                                  (c)      DEFINITIONS.  For purposes of this
                 Section 7.14(G)(4):

                                        (1)     "QUALIFIED EARLY RETIREMENT
                          AGE" is the latest of:

                                                (i)      The earliest date,
                                  under the Plan, on which the Participant may elect to receive retirement benefits,

                                                (ii)     The first day of the
                                  120th month beginning before the Participant reaches Normal Retirement Age, or

                                                (iii)    The date the
                                  Participant begins participation.

                                        (2)     "QUALIFIED JOINT AND SURVIVOR
                          ANNUITY" is an annuity for the life of the Participant with a survivor annuity for the life of the Spouse as described in Section 7.14(D)(4).

                 (H) OPTIONAL FORMS OF BENEFIT. The only optional forms of benefit under the Plan are the forms of benefit provided under Section 7.1(B).

         7.15    WAIVER OF 30-DAY NOTICE REQUIREMENTS FOR CERTAIN
DISTRIBUTIONS. If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Treas. Reg. Section 1.411(a)-11(c) is given, provided that:

                 (A) The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

                 (B) The Participant, after receiving the notice, affirmatively elects a distribution.


                                  ARTICLE VIII

                           NONALIENATION OF BENEFITS

         8.1 BENEFITS NOT ALIENABLE. The right of any Participant or Beneficiary to any benefit payment under the Plan shall not be subject to attachment, execution, garnishment, any voluntary or involuntary alienation or assignment or to any other legal or equitable process. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order or any domestic relations order entered before January 1, 1985.

         8.2 SPECIAL PROVISION WITH RESPECT TO QUALIFIED DOMESTIC RELATIONS ORDERS. If the Adoption Agreement so provides and if the Qualified Domestic Relations Order so provides:

                 (A) Plan assets allocated to an alternate payee shall be placed in a separate account established for such alternate payee and such alternate payee shall be entitled, with respect to such separate account, to all the rights including but not limited to, the investment direction rights, if any, of a Participant under the Plan; and

                 (B) Distribution of the vested amount in such separate account shall be made to such alternate payee at such time as the Qualified Domestic Relations Order provides, even if such date precedes the date on which a Participant is entitled to payment under the Plan, but such distribution shall only be made in one lump sum payment if made prior to the date the Participant would otherwise be first entitled to receive payment.


                                   ARTICLE IX

                          THE ADMINISTRATIVE COMMITTEE

         9.1 STRUCTURE. The Employer shall appoint an Administrative Committee consisting of one or more persons to administer the Plan. The member or the members of the Administrative Committee, if in the full-time employ of the Employer, shall serve without additional compensation and at the pleasure of the Employer. The Employer may, in its sole discretion, discharge or remove any member from the Administrative Committee at any time. Any member may resign by delivering his written resignation to the Employer and such resignation shall become effective at delivery or at any later date specified therein. In the event of the death, discharge, resignation or removal of any member of the Administrative Committee, the Employer may appoint a successor. The Employer shall notify the Trustee of the appointment of the member or members of the Administrative Committee and of any successor member or members thereto.

         9.2 ADMINISTRATIVE COMMITTEE ACTION. On all matters within the jurisdiction of the Administrative Committee the decision of a majority of the members of the Administrative Committee shall govern and control. The Administrative Committee may take action either at a meeting or in writing without a meeting, provided that in the latter instance all members of the Administrative Committee shall have been advised of the action contemplated and that the written instrument evidencing the action shall be signed by a majority of the members. If there is more than one member, the Employer shall appoint a chairman. If there is more than one member, the Administrative Committee may appoint, either from among its members or otherwise, a secretary who shall keep a record of all meetings and actions taken by the Administrative Committee. Either the Chairman or any member of the Administrative Committee designated by the Chairman shall execute any certificate, instrument or other written direction on behalf of the Administrative Committee.

         9.3 RESPONSIBILITIES. The Administrative Committee shall have sole responsibility and discretion for administration of the Plan, and shall supervise and control the operation of the Plan in accordance with its terms. The Administrative Committee shall have the responsibility, the discretion, the power and the authority to do all things necessary to accomplish that purpose, including, but not limited to, the responsibility, discretion, power and authority to do the following:

                 (A) To construe and interpret the terms and provisions of the Plan including, but not limited to, disputed or doubtful terms;

                 (B) To adopt such rules and regulations under the Plan as it may consider desirable for the administration of the Plan;

                 (C) To determine all questions of eligibility for participation under the Plan;

                 (D) To determine all questions concerning the amount, time and manner of payment of benefits under the Plan;

                 (E) To prescribe procedures to be followed by Employees, Participants, and Beneficiaries under the Plan;

                 (F) To prepare and distribute appropriate information concerning the Plan;

                 (G) To issue directions to the Trustee concerning all benefits which are to be paid from the Trust pursuant to the Plan;

                 (H) To bring suit in a court of competent jurisdiction, or to take any other action necessary to ascertain the proper actions to be taken in the event that a reasonable interpretation of applicable law precludes the Administrative Committee from satisfying its requirements under this Plan or the Trust;

                 (I) To establish a funding policy and method to carry out the Plan objectives in light of the short- and long-run financial needs of the Plan and to communicate such policy and method to the Trustee;

                 (J) To keep such records, make such reports (including, but not limited to, reports to Participants and the Internal Revenue Service concerning Qualified Voluntary Employee Contributions, as may be required by Treasury regulations) and do such other acts as it deems appropriate in order to comply with ERISA and government regulations thereunder; and

                 (K) To do such other acts as may be necessary and/or desirable in order to administer the Plan.

   To the maximum extent permitted by law, the Administrative Committee's determinations on all such matters shall be final and binding upon the Employer, Participants, other employees, Beneficiaries and all other parties.

         9.4 CONTRACTING FOR SERVICE. The Administrative Committee may contract for legal, accounting, clerical and other services necessary to carry out its responsibilities under the Plan.

         9.5 EXPENSES OF ADMINISTRATIVE COMMITTEE. Unless paid by the Employer, any expenses incurred in administering the Plan, including but not limited to, expenses incurred by the Administrative Committee and Trustee's fees, shall be deducted from the Accounts to which such expenses relate or proportionately from all Accounts, if such expenses do not relate to any specific Accounts.


                                   ARTICLE X

                                CLAIMS PROCEDURE

         10.1 CLAIMS FOR BENEFITS. All claims for benefits under the Plan shall be made in writing and shall be signed by the applicant. Claims shall be submitted to a representative designated by the Administrative Committee and hereinafter referred to as the "Claims Coordinator".

                 Each claim hereunder shall be acted on and approved or disapproved by the Claims Coordinator within 60 days following the receipt by the Claims Coordinator of the information necessary to process the claim.

                 In the event the Claims Coordinator denies a claim for benefits, in whole or in part, the Claims Coordinator shall notify the applicant in writing of the denial of the claim and notify such applicant of his right to a review of the Claims Coordinator's decision by the Administrative Committee. Such notice by the Claims Coordinator shall also set forth, in a manner calculated to be understood by the applicant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim, with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth in this Article X.

                 If no action is taken by the Claims Coordinator on an applicant's claim within 60 days after receipt by the Claim Coordinator, such application shall be deemed to be denied for purposes of the following appeals procedure.

         10.2 APPEALS PROCEDURE. Any applicant whose claim for benefits is denied in whole or in part (such applicant being hereinafter referred to as the "Claimant") may appeal from such denial to the Administrative Committee for a review of the decision by the entire Administrative Committee. Such appeal must be made within six months after the Claimant has received written notice of the denial as provided above in Section 10.1. An appeal must be submitted in writing within such period and must:

                 (A) Request a review by the entire Administrative Committee of the claim for benefits under the Plan;

                 (B) Set forth all of the grounds upon which the Claimant's request for review is based and any facts in support thereof; and

                 (C) Set forth any issues or comments which the Claimant deems pertinent to the appeal.

                 The Administrative Committee shall regularly review appeals by Claimants. The Administrative Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing the Claimant's request for review. If such an extension of time for processing is required, written notice of the extension shall be forwarded to the Claimant prior to the commencement of the extension. In no event shall such extension exceed a period of 120 days after the request for review is received by the Administrative Committee.

                 The Administrative Committee shall make a full and fair review of each appeal and any written materials submitted by the Claimant and/or the Employer in connection therewith. The Administrative Committee may require the Claimant and/or the Employer to submit such additional facts, documents or other evidence as the Administrative Committee in its discretion deems necessary or advisable in making its review. The Claimant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Administrative Committee, provided the Administrative Committee finds the requested documents or materials are pertinent to the appeal.

                 On the basis of its review, the Administrative Committee shall make an independent determination of the Claimant's eligibility for benefits under the Plan. The decision of the Administrative Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

                 In the event the Administrative Committee denies an appeal, in whole or in part, the Administrative Committee shall give written notice of the decision to the Claimant, which notice shall set forth, in a manner calculated to be understood by the Claimant, the specific reasons for such denial and which shall make specific reference to the pertinent Plan provisions on which the Administrative Committee's decision was based.

                 It is intended that the claims procedure of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR Section 2560.503-1.


                                   ARTICLE XI

                                  THE TRUSTEE

         11.1 ACCEPTANCE OF TRUST. The Trustee hereby accepts the Trust herein expressed, and agrees to carry out the provisions hereof on its part to be performed.

         11.2 RESIGNATION OF TRUSTEE. Any Trustee may resign his duties hereunder by delivering a written resignation to the Employer. Such resignation shall take effect on the date provided therein, but not before the sixtieth day after delivery thereof unless, prior to such sixtieth day, a successor Trustee shall have been appointed and shall have accepted such appointment, or unless the Employer shall otherwise consent to such earlier resignation. If, within 60 days after notice of resignation shall have been given under the provisions of this Section 11.2, a successor Trustee shall not have been appointed by the Employer, the resigning Trustee or the Employer, as appropriate, may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

         11.3 REMOVAL OF TRUSTEE. Any Trustee may be removed by the Employer at any time, upon notice to the Trustee. Such removal shall be effected by delivering to the Trustee a notice from the Employer removing the Trustee, and may include notification to the Trustee of the appointment of a successor Trustee in the manner hereinafter set forth in Section 11.5. Such notice of removal shall be effective on the date specified therein, but not before the actual date of such notice.

         11.4 APPOINTMENT OF SUCCESSOR TRUSTEE UPON OCCURRENCE OF CERTAIN EVENTS. In the event of the death or resignation of a Trustee or the inability of a Trustee to serve as such after the Employer or any successor thereto shall have gone out of business or ceased to exist, or been dissolved, a successor Trustee shall be appointed by election of a majority of the Participants under the Plan who were Employees of the Employer at the time the Employer or successor thereto went out of business or ceased to exist, or was dissolved, as the case may be. Such successor Trustee shall have the same powers as are granted to successor Trustees under Section 11.5.

         11.5 SUCCESSOR TRUSTEE. In the event of the death, resignation or removal of a Trustee or Trustees hereunder, one or more successor Trustees shall be appointed by the Employer, and such successor Trustee, upon accepting such appointment by an instrument in writing delivered to the Employer, shall become vested with the same powers, duties, privileges and immunities as if it had originally been named in this Plan as Trustee.

         11.6 MEETINGS AND ACTIONS OF TRUSTEE. In the event there is more than one Trustee, the Trustee shall hold meetings upon such notice (which may be waived), at such place or places and at such times as it may from time to time determine and shall act by majority vote of all the Trustees. Any one or more Trustees designated by a majority vote of all the Trustees may execute any certificate, instrument or other written document on behalf of all the Trustees.

         11.7 COMPENSATION. No fee or compensation shall be paid to the Trustee for its services as such if such Trustee is an Employee of, or is otherwise compensated by, the Employer and, if not, such Trustee shall receive such reasonable compensation as may be agreed to by the Employer and such Trustee.

         11.8 TRUSTEE'S LIABILITY. In the exercise of its powers and the performance of its duties as Trustee under the Plan, the Trustee shall act solely in the interest of the Participants and their Beneficiaries and in accordance with the provisions of Article XIV. The Trustee, however, shall not be liable for any mistake in judgment or other action taken in good faith, or for loss unless resulting from a breach of any of the responsibilities, obligations or duties imposed upon the Trustee by the Plan or by Title I of ERISA.

         11.9 GENERAL POWERS. Subject to the provisions and limitations herein expressly set forth, the Trustee shall have the duty and authority to do and perform any and all acts and things which, in its judgment, shall be necessary and/or reasonable to carry out the purposes of the Plan and Trust.
No enumeration of specific powers herein made shall be construed as a limitation upon the foregoing general powers.

         11.10 PAYMENTS TO TRUSTEE. All Participant, Matching, Elective Deferral, Employer, Rollover, Qualified Matching, Qualified Nonelective, and Qualified Voluntary Employee Contributions and direct transfers shall be paid to the Trustee as provided in Article III. The Trustee shall be responsible only for such funds as shall be accepted and received by it from the Employer. The Trustee shall not be responsible for the collection of any contributions to the Plan, or for the acceptance of any contribution in property other than cash except as otherwise provided under Sections 3.9 and 3.10.

         11.11 INVESTMENT OF TRUST FUND. Except to the extent that any Trust assets have been committed by the Employer to the management of an Investment Manager and subject to the Participant's right to direct the investment of his Employer and/or Matching and/or Elective Deferral and/or Participant and/or Rollover and/or Transfer and/or QVEC Accounts and/or Qualified Matching Contribution and/or Qualified Nonelective Contribution accounts and subject to the requirements of Article XIV, the Trustee shall invest and reinvest the principal and income of the Employer, Matching, Elective Deferral, Participant, Rollover, Transfer, and QVEC Accounts and Qualified Matching Contribution and Qualified Nonelective Contribution accounts as provided in Article VI. No part of the Trust Fund shall be invested in Employer real property. Except to the extent provided in the Adoption Agreement, no part of the Trust Fund shall be invested in Employer Securities. Notwithstanding the preceding sentence, no portion of Participant, Matching, Elective Deferral, Rollover, Qualified Matching, Qualified Nonelective, or Qualified Voluntary Employee Contributions or direct transfers shall be invested in Employer Securities (unless in compliance with applicable Federal and state securities laws); moreover, no portion of Employer Contributions shall be invested in Employer Securities if such Employer Contributions are subject to the investment direction of the Participants (unless in compliance with Federal and state securities laws). In any event, investment in Employer Securities shall be limited to investment in Qualifying Employer Securities. Notwithstanding the above, in no event may the Plan, if it is a money purchase plan with respect to the adopting Employer, invest in Qualifying Employer Securities in excess of the ten percent limit described in Section 6.1(A)(14) above.

         11.12 ACCOUNTS, REPORTS AND GOVERNMENTAL FILINGS. Rules relating to certain accounting and reporting requirements are as follows:

                 (A) ACCOUNTS AND REPORTS. The Trustee shall keep accounts and detailed records of all receipts, investments, disbursements and other transactions required to be performed hereunder. The Trustee shall prepare a written report reflecting the receipts, disbursements and other transactions effected by it during the Plan Year (or period ending with its resignation or removal) and the fair market value of the assets in each Participant's Employer, Matching, Elective Deferral, Participant, Rollover, Transfer, and QVEC Accounts and Qualified Matching Contribution and Qualified Nonelective Contribution accounts as of the Valuation Date in accordance with Section 5.3. Such report shall be filed with the Administrative Committee within 60 days following such Valuation Date (or following the Trustee's resignation or removal pursuant to Section 11.2 or 11.3). The Trustee shall not be obligated to take any action on any individual account except upon the written instructions forwarded by the Administrative Committee and shall have no obligation to inquire into the propriety of any such written instructions and shall be fully protected in acting in accordance with such written instructions.

                 (B) GOVERNMENTAL FILINGS BY TRUSTEE. The Trustee shall keep such records, make such reports and file such returns and other information as may be required of the Trustee with respect to the Trust under the Code, ERISA and the regulations issued or forms adopted thereunder. The Trustee shall make such of its records as may pertain solely to a particular Participant available to such Participant, upon request, for examination by such Participant.

                 (C) GOVERNMENTAL FILINGS BY ADMINISTRATIVE COMMITTEE. The Administrative Committee shall be solely responsible for the filing of any reports or information required, with respect to the Plan, under the Code, ERISA or any other Federal or State law and regulations issued or forms adopted thereunder.

         11.13 INFORMATION TO TRUSTEE. The Administrative Committee shall furnish to the Trustee any information required by the Plan. The Trustee shall be fully protected in relying upon such information.

         11.14 BENEFIT PAYMENTS. The Trustee shall make or, in the case of Insurance Contracts, cause to be made all benefit payments under the Plan upon written instructions of the Administrative Committee. The Trustee shall not be liable for following proper Administrative Committee directions which are in accordance with the terms of the Plan.

         11.15 TRUST ASSETS. The Trust Fund shall consist of all amounts contributed by, or on behalf of, Participants under the Plan, and the earnings and appreciation thereon, less depreciation and payments made by the Trustee under the Plan.

         11.16   PARTICIPANTS EXCLUSIVELY TO BENEFIT.  Except as provided in
Section 3.7, Trust Fund assets shall be held by the Trustee for the exclusive purpose of providing benefits to Participants under the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan.

         11.17 EMPLOYMENT OF COUNSEL, AGENTS, ETC. The Trustee, upon notice to the Administrative Committee, may employ such counsel, accountants and agents and such clerical and other help as it may deem necessary in carrying out the Trust, and pay the fees, charges and cost of the same from the Trust Fund as an expense of the Plan, unless the Employer shall pay the same.

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         11.18   COMPROMISE OF CLAIMS.  The Trustee, upon notice to the
Administrative Committee, may compromise, arbitrate, or settle any suit or legal proceeding, claim, debt, damage or undertaking due or owing from, or to, the Trust Fund.

         11.19 SUITS. The Trustee is authorized, upon notice to the Administrative Committee, to sue or to defend any suit or legal proceedings by or against the Trust. In the case of any suit or proceeding regarding this Plan and Trust Agreement, to which the Trustee may be a party, said Trustee shall have a lien upon the Trust Fund for any and all costs, attorneys' fees (whether such attorneys shall be regularly retained or specifically employed by the said Trustee), and for other expenses which it may incur or become liable for on account thereof, or on account of any other legal expense incurred in the administration of this Trust, and it shall be entitled to reimburse itself for any of said expenses out of the Trust Fund.

         11.20 EXECUTION OF DOCUMENTS. The Trustee shall have the power to make, execute, acknowledge and deliver any and all documents, agreements, insurance policies, annuity contracts and, without limitation by the foregoing, any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

         11.21 NO DISCRIMINATION. The Trustee shall not take any action which would result in benefiting one Participant or group of Participants at the expense of another, or in discrimination as between Participants similarly situated, or by the application of different rules to substantially similar sets of facts.

         11.22 DECISION OF TRUSTEE. The decision of the Trustee in matters within its jurisdiction shall be final, binding and conclusive upon the Administrative Committee and upon each Employee, Participant, Beneficiary and every other person or party interested or concerned.

         11.23 FUNDING POLICY. From time to time the Administrative Committee shall communicate to the Trustee in writing the current funding policy and methods that have been established, pursuant to Section 9.3(I) by the Administrative Committee to carry out the objectives of the Plan.


                                  ARTICLE XII

                                  THE INSURER

         12.1 INSURER'S LIABILITY. The Insurer shall not be deemed to be a party to this Plan, nor shall it be responsible for the validity of this Plan, or for the completion and/or submission of any returns or reports required to be filed by the Trustee, the Employer or the Administrative Committee under the provisions of the Code or ERISA. The Insurer shall, however, furnish to the Trustee, upon request of the Trustee, such information as it may require with respect to the Insurance Contracts to enable the Trustee to complete the annual or more frequent valuation of Plan assets required by Section 5.3 and to file such reports as may be required by ERISA and the Code.

         12.2 INFORMATION TO INSURER. The Trustee shall furnish to the Insurer such information as may be required by the Insurer to maintain Insurance Contracts hereunder. The Insurer shall be fully protected in relying upon such information.

         12.3 BENEFIT PAYMENTS. The Insurer shall make all benefit payments by it under the Plan only upon written instructions of the Trustee. The Insurer shall not be liable for following such written instructions.

         12.4 ANNUITIES MUST BE NONTRANSFERABLE. Any annuity contract distributed herefrom must be nontransferable.

         12.5 CONFLICTS. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

         12.6 DISTRIBUTION OF INSURANCE CONTRACTS. Subject to Section 7.14, relating to joint and survivor annuity requirements, the Insurance Contracts on a Participant's life shall be converted to cash or an annuity or distributed to the Participant upon commencement of benefits.

         12.7 CONFLICT WITH INSURANCE CONTRACTS. The Trustee shall apply for and shall be the owner of any Insurance Contract purchased under the terms of this Plan. The Insurance Contract(s) must provide that proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all proceeds of the Insurance Contract(s) to the Participant's designated Beneficiary in accordance with the distribution provisions of this Plan. The Spouse of a married Participant and otherwise the Participant's Beneficiary shall be the designated Beneficiary of the proceeds in all circumstances unless the Plan, as adopted by the Employer, is a money purchase plan and a qualified election has been made in accordance with Section 7.14 relating to joint and survivor annuity requirements, if applicable. Under no circumstances shall the Trust retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any Insurance Contract purchased hereunder, the Plan provisions shall control.

         12.8 DIVIDENDS OR CREDITS. Any dividends or credits earned on Insurance Contracts shall be allocated to the Participant's account derived from Employer contributions for whose benefit the Insurance Contract is held.


                                  ARTICLE XIII

                             THE INVESTMENT MANAGER

         13.1 APPOINTMENT. The Employer may appoint one or more Investment Managers, which shall serve at the pleasure of the Employer, to manage, control and invest any or all of the assets held by the Trustee in the Trust. Any Investment Manager, so appointed, shall signify in writing to the Employer that it accepts the appointment and acknowledges its status as a Fiduciary.

         13.2 RESPONSIBILITY. Subject only to the funding procedures established by the Administrative Committee, such Investment Manager shall have full responsibility, power and authority to manage and invest the assets held by the Trustee in the Trust committed to it.

         13.3 ACT IN INTEREST OF PARTICIPANTS. In carrying out its responsibilities, the Investment Manager shall act solely in the interest of the Participants and their Beneficiaries and in accordance with the provisions of Article XIV.

         13.4 DIRECTIONS FROM INVESTMENT MANAGER. Whenever the Trustee must or may act upon the direction or approval of the Investment Manager, the Trustee may act upon a written communication or oral communication followed by a written communication signed by the representative of the Investment Manager, as previously agreed upon in writing by the Trustee and the Investment Manager. Until otherwise notified in writing by the proper officers of the Investment Manager, the Trustee shall be fully protected in relying upon the last such direction or directions received by it from the Investment Manager.


                                  ARTICLE XIV

                            FIDUCIARY RESPONSIBILITY

         14.1 FIDUCIARY DUTIES. A Fiduciary, as defined in Section 1.37, shall discharge its duties with respect to the Plan and Trust in the interest of the Participants and their Beneficiaries:

                 (A)  For the exclusive purpose of:

                          (1) Providing benefits to Participants and their Beneficiaries; and

                          (2)     Defraying reasonable expenses of
                                  administering the Plan and Trust;

                 (B) With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                 (C) Except for any Trust assets committed to investment by a Participant, by diversifying the investments of the Plan and Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

                 (D) In accordance with the documents and instruments governing the Plan and Trust insofar as they are consistent with the provisions of ERISA.

         14.2 ALLOCATION OF RESPONSIBILITY. Authority and responsibility for management of the Plan and Trust shall be allocated among the following persons:

                 (A) The Employer shall have sole responsibility for the appointment and removal of the Administrative Committee described in Article IX, of the Trustee described in Article XI and of any Investment Manager described in Article XIII. To the extent that it is carrying out this responsibility, the Employer shall be a "named Fiduciary" of the Plan;

                 (B) The Administrative Committee shall have sole responsibility for the administration of the Plan, as set forth in Article
   IX. To the extent that it is carrying out this responsibility, the Administrative Committee shall be a "named Fiduciary" of the Plan;

                 (C) The Trustee shall have sole responsibility for the management and control of the Trust assets, except to the extent such assets have been committed to investment by a Participant or by any Investment Manager. To the extent it is carrying out this responsibility, the Trustee shall be a "named Fiduciary" of the Plan;

                 (D) Any Investment Manager appointed under Article XIII to manage and invest Trust assets shall have sole responsibility for the investment and management of Trust assets held by the Trustee in the Trust which have been committed to such Investment Manager, subject only to the funding procedures established by the Administrative Committee. To the extent it is carrying out this responsibility, an Investment Manager shall be a Fiduciary of the Plan; and

                 (E) The Participants shall have sole responsibility for the investment of the assets in their Employer, Matching, Elective Deferral, Participant, Rollover, Transfer and/or QVEC Accounts and/or Qualified Matching Contribution and/or Qualified Nonelective Contribution accounts in the event the Employer indicates in the Adoption Agreement applicable to such Employer that the Participants have the power to direct investment of Employer, Matching, Elective Deferral, Participant, Rollover, Transfer and/or QVEC Accounts and/or Qualified Matching Contribution and/or Qualified Nonelective Contribution accounts.

         14.3 EXCLUSIVE RESPONSIBILITY. It is the purpose of this Plan and Trust Agreement to allocate to each of the Fiduciaries identified in Section
14.2 exclusive responsibility for prudent execution of the functions assigned to him (or to the entity of which he is a member) and no responsibility for execution of functions assigned to others. Whenever one such Fiduciary is required by the Plan and Trust Agreement to follow the directions of another such Fiduciary, the two Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the Fiduciary giving the directions shall have sole responsibility for the functions assigned to him, including issuing such directions, and the Fiduciary receiving the directions shall have sole responsibility for the functions assigned to him, including following such directions insofar as they are, on their face, proper under this Plan and Trust Agreement and under applicable law.

         14.4 TRANSFER OR MAINTENANCE OF INDICIA OF OWNERSHIP OF PLAN ASSETS OUTSIDE UNITED STATES PROHIBITED. Except as authorized by the Secretary of Labor by regulation, no Fiduciary shall maintain the indicia of ownership of any assets of the Plan or Trust outside the jurisdiction of the district courts of the United States.

         14.5 LIABILITY OF FIDUCIARY FOR BREACH OF CO-FIDUCIARY. A Fiduciary with respect to the Plan or Trust shall not be liable for a breach of Fiduciary responsibility of another Fiduciary with respect to the Plan or Trust except under the following circumstances:

                 (A) He or it participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other Fiduciary, knowing such act or omission is a breach;

                 (B) By his or its failure to properly discharge his or its own Fiduciary responsibilities, he or it has enabled such other Fiduciary to commit a breach; or

                 (C) He or it has knowledge of a breach by such other Fiduciary, unless he or it makes reasonable efforts under the circumstances to remedy the breach.

         14.6 PROHIBITED TRANSACTIONS. The rules relating to prohibited transactions are as follows:

                 (A) Unless otherwise exempted by the Secretary of Labor, a Fiduciary with respect to the Plan or Trust shall not cause the Plan or Trust to engage in a transaction if he or it knows, or should know, that such transaction constitutes a direct or indirect:

                          (1) Sale or exchange, or leasing, of any property between the Plan or Trust and a party in interest or a disqualified person;

                          (2) Lending of money or other extension of credit between the Plan or Trust and a party in interest or a disqualified person;

                          (3) Furnishing of goods, services, or facilities between the Plan or Trust and a party in interest or a disqualified person; or

                          (4) Transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any assets of the Plan or Trust.

                 (B) Unless otherwise exempted by the Secretary of Labor, a Fiduciary with respect to the Plan or Trust shall not:

                          (1) Deal with the assets of the Plan or Trust in his or its own interest or for his or its own account;

                          (2) In his or its individual or any other capacity, act in any transaction involving the Plan or Trust on behalf of a party (or represent a party) whose interests are adverse to the interests of the Plan or Trust or the interests of the Participants or their Beneficiaries; or

                          (3) Receive any consideration for his or its own personal account from any party dealing with the Plan or Trust in connection with a transaction involving the assets of the Plan or Trust.

                 (C) Notwithstanding anything to the contrary set forth in this Section 14.6, a Fiduciary shall be entitled to:

                          (1) Receive any benefit to which the Fiduciary may be entitled as a Participant or Beneficiary in the Plan or Trust, so long as the benefit is computed and paid on a basis which is consistent with the terms of the Plan and Trust as applied to all Participants and their Beneficiaries;

                          (2) Receive any reasonable compensation for services rendered, except that no person so serving who already receives full-time pay from the Employer and/or Controlled Group member, from an employee organization whose employees are Participants in the Plan, or from an association of employers whose employees are Participants in the Plan, shall receive compensation from the Plan or Trust, except for reimbursement of expenses properly and actually incurred;

                          (3) Receive reimbursement of expenses properly and actually incurred in the performance of his or its duties with the Plan and Trust;

                          (4) Serve as a Fiduciary in addition to being an officer, employee, agent, or other representative of a party in interest or disqualified person;

                          (5) Make loans to a party in interest or a disqualified person who is a Participant or Beneficiary of the Plan under Section 7.11, provided such loans are made in accordance with the specific provisions of Section 7.11; and

                          (6) To the extent the Plan and applicable Adoption Agreement so provide, acquire or sell Qualifying Employer Securities if:

                                  (a)      Such acquisition or sale is for
                 adequate consideration (as such term is defined in section 3(18) of ERISA); and

                                  (b)      No commission is charged with
                 respect to such acquisition or sale.

                 (D) For purposes of this Article XIV, the words "party in interest" or "disqualified person" mean:

                          (1) Any Fiduciary, counsel or employee of the Plan or Trust;

                          (2) A person providing services to the Plan or Trust;

                          (3)     The Employer;

                          (4) An employee organization any of whose members are covered by the Plan;

                          (5) An owner, direct or indirect, of 50 percent or more of:

                                  (a)      The combined voting power of all
                 classes of stock entitled to vote or the total value of shares of all classes of stock of a corporation,

                                  (b)      The capital interest or the profits
                 interest of a partnership, or

                                  (c)      The beneficial interest of a trust
                 or unincorporated enterprise,

         which is an employer or employee organization described in Section 14.6(D)(3) or (4);

                          (6) A spouse, ancestor, lineal descendant, or spouse of a lineal descendant of any individual described in Section 14.6(D)(1), (2), (3) or (5);

                          (7) A corporation, partnership, or trust or estate of which (or in which) 50 percent or more of:

                                  (a)      The combined voting power of all
                 classes of stock entitled to vote or the total value of shares of all classes of stock of such corporation,

                                  (b)      The capital interest or profits
                 interest of such partnership, or

                                  (c)      The beneficial interest of such
                 trust or estate,

         is owned directly or indirectly, or held by, persons described in
         Section 14.6(D)(1), (2), (3), (4) or (5);

                          (8) An employee, officer, director (or an individual having powers or responsibilities similar to those of officers or directors), or a ten percent or more shareholder, directly or indirectly, of a person described in Section 14.6(D)(2), (3), (4),
         (5) or (7), or of the Plan or Trust; or

                          (9) A ten percent or more (directly or indirectly in capital or profits) partner or joint venturer of a person described in Section 14.6(D)(2), (3), (4), (5) or (7).


                                   ARTICLE XV

                                 PLAN AMENDMENT

         15.1 AMENDMENT. The rules relating to the amendment of the Plan and Trust Agreement are as follows:

                 (A) SPONSORING ORGANIZATION'S POWER TO AMEND. The Sponsoring Organization may amend any part of the Plan at any time with respect to all Adopting Employers. Such amendment shall be applicable to all Employers that have adopted the Plan and each such Employer shall be deemed to have adopted such amendment as of the date of the notification letter from the Internal Revenue Service which relates to such amendment. This provision shall be interpreted in accordance with section 6.01(1) of Rev. Proc. 89-13. The Sponsoring Organization shall notify each Adopting Employer of any such amendment.

                 (B) AMENDMENT BY ADOPTING EMPLOYER. The Employer may (1) change the choice of options in the Adoption Agreement, (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy section 415 or section 416 of the Code because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under section 412(d) of the Code, will no longer participate in the DRINKER BIDDLE & REATH REGIONAL PROTOTYPE DEFINED CONTRIBUTION PLAN and will be considered to have an individually designed plan.

                 (C) REV. PROC. 92-41 - DEEMED AMENDMENT OF ADOPTING EMPLOYERS' PLANS. The changes made by this amendment and restatement of the Plan and Trust Agreement, pursuant to Rev. Proc. 92-41, shall be deemed adopted by each Adopting Employer on the date the notification letter is issued by the District Office of the Internal Revenue Service with respect to this amendment and restatement without further action on the part of the Adopting Employer. However, each such Adopting Employer must send a notice not earlier that six days, if by mail (nine days if by posting or in person) and not more than 20 days, if by mail (23 days if by posting or in person) from the date of the Internal Revenue Service notification letter to all interested parties in accordance with Part II of Rev. Proc. 92-6 informing such interested parties that the Plan and Trust Agreement have been amended. The Adopting Employer may also change its Adoption Agreement with respect to the amendments described in section 5.05 of Rev. Proc. 92-41 without resubmission of such Adopting Employer's Plan to the Internal Revenue Service. Any other changes made by the Adopting Employer will require resubmission of such Adopting Employer's Plan to the Internal Revenue Service for a determination as to the continuing qualification under section 401(a) of the Code of the Adopting Employer's Plan as thus amended.

         15.2 LIMITATIONS UPON AMENDMENT. Notwithstanding the above, no amendment shall be made which shall cause or permit:

                 (A) Any part of the assets of the Trust under the Plan to be diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries;

                 (B) Any part of such assets to revert to, or become the property of, the Employer;

                 (C) Any Participant or his Beneficiary to be deprived of any benefit to which he was entitled under the Plan by reason of contributions made by the Employer or Participant prior to such amendment, unless such amendment is necessary either to conform the Plan to, or satisfy the conditions of, any law, governmental regulation or ruling, or to permit the Plan to meet the requirements of the Code, or ERISA;

                 (D) The account balance of a Participant to be decreased or, effective for Plan amendments made after July 30, 1984, an optional form of distribution to be restricted or eliminated with respect to any benefits accrued prior to such amendment; notwithstanding the preceding clause, a Participant's account balance may be reduced to the extent permitted under section 412(c)(8) of the Code; for purposes of this provision, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit;

                 (E) Any responsibilities of the Trustee under this Plan and Trust Agreement to be increased without its prior written consent;

                 (F) In the event the vesting schedule of the Plan is amended in the case of an Employee who is a Participant on (1) the date the amendment is adopted, or (2) the date the amendment is effective, if later, the nonforfeitable percentage (determined as of the date specified in (1) or (2)) of such Employee's right to his Accrued Benefit derived from Employer contributions to be less than his percentage computed under the Plan without regard to such amendment; or

                 (G) The computation of a Participant's nonforfeitable right to his Accrued Benefit derived from Employer contributions to be affected by the amendment of the Plan's vesting schedule or to be directly or indirectly affected by any other Plan amendment or by a deemed amendment resulting from an automatic change to or from a top-heavy vesting schedule unless a Participant with three or more Years of Service for Vesting is permitted to elect, within 60 days after the latest of (1) the date the amendment is adopted, (2) the date the amendment becomes effective, or (3) the date written notification of such amendment is issued to the Participant by an Employer or by the Administrative Committee, to have his nonforfeitable percentage computed under the Plan without regard to such amendment, provided, however, that no election shall be given to any Participant whose nonforfeitable percentage under the Plan as amended cannot at any time be less than such percentage determined without regard to such amendment. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five Years of Service for Vesting" for "three Years of Service for Vesting" where such language appears.

         15.3 RIGHTS OF TRUSTEE UPON AMENDMENT. No amendment may be made to the Plan and Trust Agreement which affects the rights, duties or responsibilities of the Trustee without its prior written consent. A certified copy of any amendment shall be delivered to the Trustee by the Employer.

         15.4    SIGNIFICANT REDUCTION IN RATE OF FUTURE BENEFIT ACCRUALS.
This Section 15.4 shall only apply if the Plan, as adopted by the Employer, is a money purchase plan. In such event the Plan may not be amended so as to provide for a significant reduction in the rate of future benefit accruals, unless, after adoption of the Plan amendment and not less than 15 days before the effective date of the Plan amendment, the Administrative Committee, as Plan administrator, provides a written notice, setting forth the Plan amendment and its effective date, to:

                 (A)      Each Participant in the Plan;

                 (B) Each Beneficiary who is an alternate payee (within the meaning of section 206(d)(3)(K) of ERISA) under an applicable Qualified Domestic Relations Order; and

                 (C) Each employee organization representing Participants in the Plan, except that such notice shall instead be provided to a person designated in writing to receive such notice on behalf of any person referred to in Section 15.4(A), (B) or (C).

This Section 15.4 is to be administered in accordance with the provisions of section 204(h) of ERISA. This provision also applies upon termination of the Plan.


                                  ARTICLE XVI

                                PLAN TERMINATION

         16.1 RIGHT TO DISCONTINUE CONTRIBUTIONS AND/OR TO TERMINATE PLAN AND TRUST. The Employer has established the Plan with the intention and expectation that from year to year it will be able to make its contributions as herein provided. However, the Employer realizes that circumstances not now foreseen or circumstances beyond its control may make it either impossible or inadvisable to continue to make its contributions as herein provided. In such event, the Employer shall have the power, subject to Section 15.4 in the case the Plan is a money purchase plan, to discontinue contributions to the Plan and Trust or to terminate the Plan and/or Trust by an appropriate resolution or, in the case of non-corporate Employers, by other action, which shall specify the date of termination. A certified copy of such resolution or other action shall be delivered to the Administrative Committee and the Trustee.

         16.2 TERMINATION OF PLAN ON HAPPENING OF CERTAIN EVENTS. The Plan herein shall automatically terminate upon the happening of any of the following events:

                 (A) Discontinuance or liquidation of the Employer's business; or

                 (B) The merger or consolidation of the Employer with any other corporation or business organization, or the sale or transfer by the Employer of substantially all of its assets to any corporation or business organization, if the successor corporation or business organization shall fail to adopt this Plan within 90 days from the effective date of such consolidation, merger or sale or transfer of assets. If such successor corporation or business organization shall adopt this Plan, within 90 days from the effective date of such consolidation, merger or sale or transfer of assets, such successor corporation or business organization shall be deemed to succeed to the position of the Employer under this Plan.

         16.3 CONTINUANCE OF TRUST AFTER COMPLETE DISCONTINUANCE OF CONTRIBUTIONS TO PLAN. Upon complete discontinuance of contributions to the Plan, the rights of affected Employees under the Plan and Trust shall become fully vested and nonforfeitable, notwithstanding any other provisions of the Plan, but in all other respects the Plan and Trust shall continue in effect, and be administered in accordance with the provisions of the Plan and Trust Agreement.

         16.4 DISTRIBUTION OF TRUST ASSETS. Upon termination or partial termination of the Plan, notwithstanding any other provisions of the Plan, the rights under the Plan and Trust of the affected Employees or, in the case of a partial termination, of the affected Employees in the terminated portion of the Plan, shall become vested and nonforfeitable. The Trustee, at the direction of the Administrative Committee, shall make payment of such amounts in accordance with Section 7.1, no later than the time prescribed for the commencement of such payments provided in Section 7.9. Upon final termination of the Trust, at such time as shall be determined by the Employer after notification to the Administrative Committee, the Administrative Committee shall direct the Trustee to liquidate the assets held in Employer, Matching, Elective Deferral, Participant, Rollover, Transfer and QVEC Accounts and Qualified Matching Contribution and Qualified Nonelective Contribution accounts and, after payment of all expenses and proportional adjustment of each Employer, Matching, Elective Deferral, Participant, Rollover, Transfer and QVEC Account and Qualified Matching Contribution and Qualified Nonelective Contribution account to reflect income or losses to the date of termination, to distribute, subject to the requirements of Section 7.14, if applicable, the balance of each Participant's Accrued Benefit to each Participant, retired Participant, or, if appropriate, to the Participant's Beneficiary.

         16.5 DISTRIBUTEES WHOSE WHEREABOUTS ARE UNKNOWN. In the case of any distributee described herein at the time of distribution upon termination of the Plan or Trust whose whereabouts are unknown, the Administrative Committee shall notify such individual at the last known address by certified mail with return receipt requested advising such individual of the right to such a benefit. If the distributee cannot be located in this manner, the Trustee shall establish a custodial account for such individual's benefit in a Federally insured bank, savings and loan association or credit union in which the individual's account balance shall be deposited. Upon the distribution of all Plan assets, the Trustee shall be discharged from all obligations under the Plan and Trust and no Participant or Beneficiary shall have any further rights or claims thereunder.


                                  ARTICLE XVII

                         SUCCESSOR EMPLOYER AND MERGER
                           OR CONSOLIDATION OF PLAN

         17.1 SUCCESSOR TO EMPLOYER UNDER PLAN AND TRUST. Subject to the limitations described in Section 17.2, this Plan and Trust may be adopted by any successor corporation or other business organization upon the merger or consolidation of the Employer with such corporation or other business organization, or upon the sale by the Employer of substantially all its assets to such corporation or business organization, if such successor corporation or other business organization:

                 (A) Adopts this Plan and Trust effective upon the date of such merger, consolidation or sale of assets, and

                 (B)      Agrees to continue and maintain this Plan and Trust.

                 Upon the adoption of the Plan and Trust Agreement by the successor, such successor shall have all the powers, duties and responsibilities of the Employer under the Plan and Trust Agreement.

         17.2 MERGER OR CONSOLIDATION. In the event of any merger or consolidation of the Plan with, or transfer, in whole or in part, of the assets and liabilities of the Trust to another trust held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust applicable to such Participants shall be transferred to the other trust only if:

                 (A) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to, or greater than, the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated); and

                 (B) Resolutions of the Board of Directors or other governing entity of the Employer under this Plan, and of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participant's inclusion in the new employer's plan; and

                 (C) Such other plan and trust are qualified under sections 401(a) and 501(a) of the Code.


                                 ARTICLE XVIII

                                 MISCELLANEOUS

         18.1 NO RIGHT TO EMPLOYMENT. Participation in the Plan shall not be deemed to be consideration for, or an inducement to, or a condition of the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Participant the right to be retained in the employment of the Employer, nor shall any Participant, retired Participant, deceased Participant, disabled Participant, or terminated Participant have any right to any payment, except as such payment may be provided under the terms of the Plan and then only to the extent that assets are available under the Plan.

         18.2 GENDER AND NUMBER. Whenever any words are used herein in any specific gender, they shall be construed as though they were also used in any other applicable gender. The singular form, whenever used herein, shall mean or include the plural form where applicable.

         18.3 BONDING. Except as provided in section 412 of ERISA with respect to certain banks and other financial institutions, every Fiduciary of the Plan and every person who handles funds or other property of the Plan shall be bonded as provided in such section 412. The amount of such bond shall be fixed at the beginning of each Plan Year and shall not be less than ten percent of the amount of funds handled. In no case shall the bond be less than $l,000 nor more than $500,000, except as otherwise prescribed by the Secretary of Labor, after due notice and opportunity for hearing to all interested parties.

         18.4 AGENT FOR SERVICE OF LEGAL PROCESS. The name and address of the person designated for the service of legal process with respect to the Plan shall be indicated in the Adoption Agreement.

         18.5 HEADINGS. The headings are for reference only. In the event of a conflict between a heading and the content of an Article or Section, the content of the Article or Section shall control.

         18.6 UNCLAIMED BENEFITS. Except as otherwise provided in Section 16.5, any benefits payable to a Participant or Beneficiary which are not claimed for a period of five years from the date of entitlement as determined by the Administrative Committee and following a diligent effort to locate such Participant or Beneficiary and with the approval of the Administrative Committee, shall be forfeited and applied in accordance with the terms of
Section 5.5; provided, however, that such forfeited benefits shall be reinstated if a claim for such forfeited benefits is made by the Participant or Beneficiary.

         18.7 REPORTS FURNISHED TO PARTICIPANTS. The Administrative Committee shall furnish to each Participant, and to each Beneficiary receiving benefits under the Plan, within the time limits specified in the Code and ERISA, each of the following:

                 (A)      A Summary Plan Description and periodic revisions;

                 (B)      Notification of amendments to the Plan;

                 (C) A Summary Annual Report which summarizes the Annual Report filed with the Department of Labor;

                 (D)      An annual status report of his Plan Accounts;

                 (E) A notice regarding a qualifying rollover distribution, as prescribed in section 402(f) of the Code; and

                 (F) Any other reports, documents or information required by the Code, ERISA or the regulations thereunder.

         18.8 REPORTS AVAILABLE TO PARTICIPANT AND BENEFICIARIES. The Administrative Committee shall make copies of the following documents available at the principal office of the Employer and at such other locations as may be required by ERISA for examination by any Participant or Beneficiary:

                 (A)      The Plan and Trust Agreement;

                 (B)      The Summary Plan Description;

                 (C)      The latest Annual Report; and

                 (D) Any other documents required by the Code, ERISA or the regulations thereunder.

         18.9 REPORTS UPON REQUEST. The Administrative Committee shall furnish to any Participant or Beneficiary who so requests in writing, once during any twelve-month period, a statement indicating, on the basis of the latest available information:

                 (A)      The total benefits accrued; and

                 (B) The nonforfeitable benefits, if any, which have accrued, or the earliest date on which benefits will become nonforfeitable.

         The Administrative Committee shall also furnish to any Participant or Beneficiary who so requests in writing, at a reasonable charge as prescribed by regulation of the Secretary of Labor, any document referred to in Section 18.8.

         18.10   CONTROLLED GROUP EMPLOYEES.  Except as otherwise provided in
Section 3.8(F), all employees of all corporations, trades or businesses which are members of a Controlled Group shall be treated as employed by a single employer.

         18.11 CONSTRUCTION. Construction and administration of this Plan and Trust Agreement shall be governed by ERISA and other applicable Federal law and, to the extent not governed by Federal law, by the law of the State in which the Trustee, if a corporate Trustee, maintains its principal place of business or, if there is no corporate Trustee, by the law of the State in which the Employer maintains its principal place of business.

         18.12 INSURANCE AND INDEMNIFICATION FOR LIABILITY. The rules relating to the insurance and indemnification for liability are as follows:

                 (A) INSURANCE. The Employer may, in its discretion, obtain, pay for, and keep current a policy or policies of insurance, insuring members of the Administrative Committee, the Trustee (if an employee) and other employees to whom any Fiduciary responsibility with respect to administration of the Plan and/or investment of Plan assets has been delegated against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable Federal or state law.

                 (B) INDEMNITY. If the Employer does not obtain, pay for, and keep current the type of insurance policy or policies referred to in
   Section 18.12(A) above, or if such insurance is provided but any of the members of the Administrative Committee, the Trustee (if an employee) or other employees referred to in Section 18.12(A) above incur any costs or expenses which are not covered under such policies, then, in either event, the Employer shall, to the extent permitted by law, indemnify and hold harmless such parties against any and all costs, expenses and liabilities incurred by such parties in performing their duties and responsibilities under this Plan, provided such party or parties were acting in good faith within what was reasonably believed to have been in the best interests of the Plan and its Participants.

         18.13 NO RETENTION OF INTEREST IN TRUST FUND. Neither the Employer nor the Trustee guarantees the Trust Fund from losses or from decline in value. Except as provided in Section 3.7, the Employer does not retain any beneficial or reversionary interest in any contributions to the Trust Fund or in any of the assets, profits, earnings or increment thereof, and all Employer obligations in any respect, except the supplying of information to the Trustee, as herein provided, shall cease upon the payment of contributions to the Trustee. The Employer shall not be in any way responsible for the acts of the Trustee.

         18.14 TERMINATION OF PLAN AND TRUST UNDER RULE AGAINST PERPETUITIES. Except as may be limited by the law of the State governing the administration of the Trust Fund, in no event shall the Plan and Trust hereby created continue beyond the last to survive of those persons born before the Effective Date of this Plan and Trust who shall die while Participants or Former Participants hereunder, and 21 years thereafter. This Plan and the Trust hereby created shall be deemed to have been terminated on the day before the lapse of this ultimate term determined under this Section 18.14.

         Notwithstanding the above, this Section 18.14 shall be inapplicable if ERISA requires otherwise or if, under the law of the State governing the administration of the Trust Fund, the Rule against Perpetuities is not applicable to said Trust Fund.

         18.15 NOTICE TO INTERESTED PARTIES. Prior to submitting this Plan to the Internal Revenue Service for a determination that it qualifies under section 401 of the Code, the Employer shall provide written notice to all interested parties, in accordance with section 7476 of the Code, and the regulations thereunder, that such a submission will be made.

         18.16 EFFECTIVE DATE OF ADOPTION OF PLAN AND TRUST AGREEMENT. The effective date of adoption of the Plan and Trust Agreement by an adopting Employer shall be indicated in Section A.1.20 of the Adoption Agreement applicable to such Employer.

         18.17 RESTATEMENT OF EXISTING PLAN. If the adoption of the Plan and Trust Agreement is as a restatement of an Employer's Prior Plan and trust agreement, the Employer shall so indicate in the Adoption Agreement applicable to such Employer. If the Prior Plan provided for participation and/or vesting standards which were different from those provided in this Plan, as adopted by the Employer, and the standards, as adopted by the Employer, in this Plan are to be given prospective application only, the Employer shall so indicate in the Adoption Agreement applicable to such Employer. If the Prior Plan contained terms which the adopting Employer desires to make applicable to this Plan, the provisions of the Prior Plan shall be inserted in the Adoption Agreement applicable to such adopting Employer. Moreover, any necessary and/or desirable transitional rules shall be inserted in the Adoption Agreement applicable to such adopting Employer.

         18.18 INDIVIDUAL PROVISIONS. Any provisions applicable to the adopting Employer only and not otherwise provided for in the Plan and Adoption Agreement shall be inserted in the Adoption Agreement applicable to such adopting Employer.

         18.19 FAILURE OF QUALIFICATION. If the Plan, as adopted by the Employer, fails to attain or retain qualification, such Plan shall no longer participate in the DRINKER BIDDLE & REATH REGIONAL PROTOTYPE DEFINED CONTRIBUTION PLAN and shall be considered an individually designed plan.

         18.20 WAIVER OF MINIMUM FUNDING STANDARDS. Any Employer adopting this Plan as a money purchase plan that amends this Plan because of a waiver of the minimum funding standards under section 412(d) of the Code shall be considered to have an individually designed plan and such plan may no longer participate in the DRINKER BIDDLE & REATH REGIONAL PROTOTYPE DEFINED CONTRIBUTION PLAN.


                                  ARTICLE XIX

                    ADOPTION OF PLAN BY AFFILIATED EMPLOYERS

         19.1 ADOPTION OF PLAN AND TRUST. If the Adoption Agreement so provides, the terms of this Plan, as adopted by the adopting Employer indicated in the applicable Adoption Agreement, may be adopted by any Affiliated
Employer of the adopting Employer provided:

                 (A) The Board of Directors or other governing entity of the adopting Employer consents to such adoption;

                 (B) The Board of Directors or other governing entity of the adopting Affiliated Employer adopts this Plan by appropriate action;

                 (C) The adopting Affiliated Employer executes the Adoption Agreement; and

                 (D) The adopting Affiliated Employer executes such other documents as may be required to make such adopting Affiliated Employer a party to the Plan and Trust as an Employer (except as provided below).

                 An adopting Affiliated Employer that adopts the Plan and Trust Agreement is thereafter an Employer with respect to its employees for purposes of the Plan and Trust Agreement except that such adopting Affiliated Employer delegates to the adopting Employer the power to amend, after the adopting Affiliated Employer's initial adoption of the Adoption Agreement, the Adoption Agreement with respect to such adopting Affiliated Employer and the power to terminate the Plan and Trust Agreement as set forth in Section 19.6.

         19.2 WITHDRAWAL FROM PLAN. Subject to the requirements of Article XVII, any adopting Affiliated Employer may, at any time, withdraw from the Plan upon giving the Board of Directors or other governing entity of the adopting Employer, the Administrative Committee and the Trustee at least 30 days notice in writing of its intention to withdraw. Upon the withdrawal of an adopting Affiliated Employer pursuant to this Section 19.2, the Trustee shall segregate a portion of the assets in the Trust as set forth below, the value of which shall equal the total amount credited to the accounts of Participants employed by the withdrawing adopting Affiliated Employer. Subject to the requirements of Article XVII, the determination of which assets are to be so segregated shall be made by the Trustee in its sole discretion as set forth below.

         The Administrative Committee may, at any time, direct the Trustee to segregate from the Trust such part thereof as the Administrative Committee shall determine to be held for the benefit of the employees of an adopting Affiliated Employer, and shall give a copy of such directions to the adopting Employer and each adopting Affiliated Employer. Such directions shall specify the assets of the Trust to be segregated. Unless the adopting Employer or any adopting Affiliated Employer files with the Trustee a written protest within 30 days after delivery of such directions to the Trustee, such directions shall conclusively establish that the assets specified therein represent the part of the Trust held for the benefit of the Employees of the adopting Employer and of each adopting Affiliated Employer.

         After the expiration of such 30 day period, and after settlement of any such protest, the Trustee shall follow the Administrative Committee's directions, including any modification thereof adopted in settlement of any protest. Any part of the Trust segregated pursuant to such directions shall thereafter be held in a separate trust identical in terms to the Trust hereby established or maintained, except that, with respect to such separate trust, this Plan and Trust Agreement shall be construed as if such adopting Affiliated Employer were the adopting Employer and all powers and authority conferred upon the adopting Employer or its Board or other governing entity and the Administrative Committee shall devolve upon such adopting Affiliated Employer or its Board of Directors or other governing entity. At any time thereafter, such adopting Affiliated Employer and the Trustee may (but they shall not be required to) enter into a separate agreement stating the terms of such separate plan and trust agreement which may be the DRINKER BIDDLE & REATH REGIONAL PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST AGREEMENT. If the DRINKER BIDDLE & REATH REGIONAL PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST AGREEMENT is not so adopted, the plan and trust agreement with respect to the withdrawing adopting Affiliated Employer shall be considered an individually designed plan.

         19.3 EXCLUSIVE PURPOSE OF TRUST. Neither the segregation and transfer of the Trust assets upon the withdrawal of an adopting Affiliated Employer nor the execution of a new plan and trust agreement by such withdrawing adopting Affiliated Employer shall operate to permit any part of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries.

         19.4 APPLICATION OF WITHDRAWAL PROVISIONS. The withdrawal provisions contained in Section 19.2 and Section 19.3 shall be applicable only if the withdrawing adopting Affiliated Employer continues to cover its Participants and eligible Employees in another plan and trust qualified under sections 401 and 501 of the Code. Otherwise, the termination provisions of the Plan and Trust Agreement shall apply.

         19.5 SINGLE PLAN. Notwithstanding any other provision set forth herein, the Plan, as adopted pursuant to this Article XIX by the adopting Employer and each adopting Affiliated Employer, shall constitute a single plan, as such term is defined in Treas. Reg. Section 1.414(1)-1(b)(1), as to the adopting Employer and each adopting Affiliated Employer.

         19.6 ADOPTING EMPLOYER APPOINTED AGENT OF ADOPTING AFFILIATED EMPLOYERS. Each adopting Affiliated Employer appoints the Board of Directors or other governing entity of the adopting Employer as its agent to exercise on its behalf all of the power and authority conferred upon the adopting Employer by this Plan and Trust Agreement, including, without limitation, the power to amend this Plan and Trust Agreement as set forth in Article XV and the power to terminate this Plan and/or the Trust Agreement as set forth in Article XVI.
The authority of the Board of Directors or other governing entity of the adopting Employer to act as agent of any adopting Affiliated Employer shall terminate only if the part of the Plan's assets held for the benefit of the employees of such adopting Affiliated Employer shall be segregated in a separate trust as provided in Section 19.2 and such adopting Affiliated Employer thereupon withdraws from the Plan in accordance with Section 19.2.

                                    PART II

                   [ MUNICIPAL FUND FOR TEMPORARY INVESTMENT]
                    ----------------------------------------
                           NAME OF ADOPTING EMPLOYER

                           DEFINED CONTRIBUTION PLAN
                   (PROFIT-SHARING OR PROFIT-SHARING 401(K))

                       REGIONAL PROTOTYPE PLAN NUMBER 001

                               ADOPTION AGREEMENT

                             DRINKER BIDDLE & REATH

        REGIONAL PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST AGREEMENT



                 [ FUND OFFICE RETIREMENT PROFIT-SHARING PLAN ]
                  --------------------------------------------
                                  NAME OF PLAN





(REV. 06/94)

(C) DRINKER BIDDLE & REATH 1995

INTERNAL REVENUE SERVICE                                            DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
31 HOPKINS PLAZA
BALTIMORE, MD  21201-0000
                                                            Employer Identification Number:
Date: JAN 04, 1993                                                  23-1423089
                                                            File Folder Number:
DRINKER BIDDLE & REATH                                              521006125
 PHILADELPHIA NATIONAL BANK BLDG                            Person to Contact:
C/O HOMER L ELLIOTT ESQUIRE                                         G.N. Wallace
DRINKER BIDDLE & REATH                                      Contact Telephone Number:
1345 CHESTNUT STREET PH NAT BK BLDG                                 (410) 962-2973
PHILADELPHIA, PA  19107-3496                                Plan Name:
                                                                     REGIONAL PROTOTYPE
                                                                     DEFINED CONTRIBUTION PLAN
                                                            Plan Number: 001

                                                            Letter Serial Number:
                                                                    D8520005

Dear Applicant:

         The amendment to the form of the plan identified above is acceptable under section 401(a) or 403(a) of the Internal Revenue Code. This letter relates only to the amendment to the form of the plan. It is not a determination of any other amendment or of the form of the plan as a whole, or on the effect of other federal or local statutes.

         You must furnish a copy of this letter and the enclosed publication to each employer who adopts this plan. You must also send a copy of this letter, a copy of the approved form of the plan, and any approved amendments and related documents to each key District Director of the Internal Revenue Service in whose jurisdiction there are adopting employers.

         The acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). To adopt the form of the plan, the employer should apply for a determination letter by filing an application with the key District Director of the Internal Revenue Service on Form 5307, Application for Determination for Adopters of Master or Prototype, Regional Prototype or Volume Submitter Plans.

         For purposes of sections 15.02 and 15.03 of Rev. Proc. 89-13, 1989-1 C.B. 801, your application was received before March 31, 1991.

         Please advise those adopting the plan to contact you if they have any questions about the operation of the plan.

         We have sent a copy of this letter to your representative as indicated in your Power of Attorney.

         If you have any questions on our processing of this case, please call the above telephone number. If you write, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

         You should keep this letter as a permanent record.

                                                   Sincerely yours,

                                                   /s/ H.J. Hightower
                                                   District Director

Enclosure(s)
Publication 1488                                            Letter 2026/DO/CG)

              Department of the Treasury Internal Revenue Service

                                PUBLICATION 1488
                              (Rev. February 1991)

FAVORABLE NOTIFICATION LETTER

INTRODUCTION

This publication is issued in conjunction with a favorable notification letter. It explains the significance of your letter, points out some features that may affect the qualified status of the plan, and provides information on the reporting requirements for the plan.

         An employee retirement plan qualified under Internal Revenue Code section 401(a) or 403(a) (qualified plan) is entitled to favorable tax treatment. For example, contributions made in accordance with the plan document are generally currently deductible. Participants will not include these contributions into income until the time they receive a distribution from the plan, at which time special income averaging rates for lump sum distributions may serve to reduce the tax liability. In some cases, taxation may be further deferred by rollover to another qualified plan or individual retirement arrangement. See Publication 575, Pension and Annuity Income (Including Simplified General Rule), for further details. Finally, plan earnings may accumulate free of tax.

         Employee retirement plans that fail to satisfy the requirements under section 401(a) or 403(a) are not entitled to this favorable tax treatment. Therefore, many employers desire advance assurance that the terms of their plans satisfy the qualification requirements. The Service provides such advance assurance for regional prototype plans by issuing favorable notification letters. However, in some cases, a determination letter is also required for reliance.

SIGNIFICANCE OF A FAVORABLE NOTIFICATION LETTER

Notification letters are issued by the Service to sponsors of regional prototype plans. Plan sponsors then make the plan available to employers who may adopt the plans for the benefit of their employees.

         The significance of a favorable notification letter differs for standardized plans and nonstandardized plans. A standardized plan can be identified by the number 2, 5, or 7 appearing in the second position of the letter serial number (the number following the alpha character which appears in the upper right portion of the letter). A nonstandardized plan may be identified by the number 3, 6, or 8 appearing in the second position.

STANDARDIZED PLANS. A standardized plan is designed to be automatically acceptable under any fact pattern, except as indicated below. Therefore, there is no need to request a determination letter for such plans, provided the employer does not amend the plan and chooses only those options in the adoption agreement that were approved by the Service. Although a determination letter is not requested, the employer must still inform interested parties of the establishment or amendment of the plan. However, a determination letter is required for advance assurance that the provisions of the plan satisfy the qualification requirements if the employer maintains or has maintained another qualified plan. The Employer is not considered to have maintained another plan merely because the plan was previously not a standardized plan. Under certain circumstances, employers who have adopted standardized defined benefit plans may wish to request a determination letter that their plans prior benefit structure satisfies the requirements of Internal Revenue Code section 401(a)(26).

         Paired plans are standardized plans that are designed to work together. A paired plan may be recognized by the phrase "other than a specified paired plan" appearing in the fifth or sixth paragraph of the notification letter. If the employer maintains and has maintained only paired plans, a determination letter is not needed.

NONSTANDARDIZED PLANS. It is possible that the unique fact patterns applicable to a specific employer may cause a nonstandardized plan to fail qualification. Therefore, to obtain advance assurance that the plan is qualified, the plan must be submitted for a determination letter. A determination letter is similar to an insurance policy that will, in many cases, protect the employer and plan beneficiaries from adverse tax consequences if the plan is later found to be nonqualified in the absence of a change in law, provided the plan is being operated in good faith in accordance with plan provisions. This advance assurance is a service provided by the Internal Revenue Service, and is not required for qualification. Form 5307, Application for Determination for Adopters of Master or Prototype Regional Prototype or Volume Submitter Plans, is used to request a determination letter, along with Form 5302, Employee Census, Form 8717 (explained later), a copy of the adoption agreement, a copy of the notification letter, a certification from the plan sponsor that the plan has not been withdrawn and is still in effect, and a copy of any separate trust or custodial account document.

USER FEE. There is a charge for requesting a determination letter, but the charge is significantly reduced for regional prototype plans. Please complete and attach Form 8717, User Fee for Employee Plan Determination Letter Request, to Form 5307 when requesting a determination letter.

LAW CHANGES AFFECTING THE PLAN. Plans must be amended to retain their qualified status if any plan provision fails qualification requirements because of changes in the law becoming effective subsequent to the issuance of the notification letter. If the plan is not amended, the plan will become nonqualified without specific notice from the Service. This will occur even if the employer has received a favorable determination letter in addition to the notification letter. The employer and plan participants may be subject to adverse tax consequences if the plan is nonqualified.

         The first character of the serial number assigned to the plan indicates the latest law change for which the plan had been amended. For example, the letter "D" indicates the plan was amended for the Tax Reform Act of 1986, which generally became effective for plan years after the 1988 plan year.

         A notification letter will not be applicable after a change in qualification requirements unless the plan sponsor requests a new notification letter within 12 months after the change. The plan sponsor must provide those employers for whom the employer is continuing to sponsor the plan with a copy of the amendments and the new notification letter within 60 days of the receipt of the new letter. If a change requires modification of the adoption agreement, employers must execute the new agreement by the later of 6 months after issuance of the new notification letter, or the end of the period specified in Internal Revenue Code section 401(b).

         If the application for a notification letter was submitted to the Service within certain time frames, the plan generally need not be amended again unless required to do so by legislation. The application was submitted to the Service within these time frames, if the following paragraph appears in the notification letter: "For purposes of sections 15.02 and 15.03 of Rev. Proc. 89-13, 1989-1 C.B. 801, your application was received timely".

REQUIRED NOTIFICATIONS TO ADOPTING EMPLOYERS. The plan sponsor must provide adopting employers with annual notifications indicating whether the sponsor intends to continue to sponsor the plan, and whether amendments have been made to the plan. The plan sponsor must also notify employers within 60 days if the plan sponsor discontinues its sponsoring of the plan.

REQUIRED NOTIFICATIONS TO THE INTERNAL REVENUE SERVICE. On each anniversary of the date of issuance of the notification letter, the plan sponsor must advise the Service whether the sponsor has made any changes to the plan, and whether the plan is still being made available for adoption by employers. The plan sponsor must also provide a listing of adopting employers, and a statement that the plan sponsor has provided employers with the notification described in the above paragraph.

REPORTING REQUIREMENTS. Most plan administrators or employers who maintain an employee benefit plan must file an annual return/report with the Internal Revenue Service. The following forms should be used for this purpose:

FORM 5500EZ - generally for a "One-Participant Plan," which is a plan that covers only: (1) an individual, or an individual or his or her spouse who wholly owns a business, whether incorporated or not, or (2) partner(s) in a partnership or the partner(s) and their spouse(s). If Form 5500EZ cannot be used, the one-participant plan should use 5500-C or 5500-R, whichever applies.
NOTE: Keogh (H.R. 10) plans are required to file an annual return even if the only participants are owner-employees. The term "owner-employee" includes a partner who owns more than 10% interest in either the capital or the profits of the partnership. This applies to both defined contribution and defined benefit plans.

FILING EXCEPTION FOR PLANS THAT HAVE NO MORE THAN $100,000 IN ASSETS. An annual return is not required to be filed for one participant plans having less than $100,000 in assets that otherwise qualify for filing Form 5500EZ.

FORM 5500 - for a pension benefit plan with 100 or more participants at the beginning of the plan year.

FORM 5500-C - for a pension benefit plan with more than one but fewer than 100 participants at the beginning of the plan year.

FORM 5500-R - for a pension benefit plan with more than one but fewer than 100 participants at the start of the plan year for which 5500-C is not filed.
NOTE: For 1989 and subsequent years Form 5500-R is part of the Form 5500C/R package. Filing only the first two pages of the Form 5500C/R package constitutes the filing of a Form 5500-R.

WHEN TO FILE. Forms 5500 and 5500EZ must be filed annually. Form 5500-C must be filed for (i) the initial plan year, (ii) the year a final return/report would be filed, and (iii) at three-year intervals. Form 5500-R must be filed in the years when Form 5500-C is not filed (See Note above). However, 5500-C will be accepted in place of 5500-R.

DISCLOSURE. The Internal Revenue Service will process the returns and provide the Department of Labor and the Pension Benefit Guarantee Corporation with the necessary information and copies of the returns on microfilm for disclosure purposes.

                                    PART II

                   [MUNICIPAL FUND FOR TEMPORARY INVESTMENT]


                           DEFINED CONTRIBUTION PLAN
                   (PROFIT-SHARING OR PROFIT-SHARING 401(K))

                       REGIONAL PROTOTYPE PLAN NUMBER 001

                               ADOPTION AGREEMENT

                             DRINKER BIDDLE & REATH

        REGIONAL PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST AGREEMENT

       NOTES TO ADOPTING EMPLOYERS AND TO ADOPTING AFFILIATED EMPLOYERS:

THIS ADOPTION AGREEMENT MAY ONLY BE USED WITH THE DRINKER BIDDLE & REATH REGIONAL PROTOTYPE DEFINED CONTRIBUTION PLAN.

FAILURE TO PROPERLY FILL OUT THIS ADOPTION AGREEMENT MAY RESULT IN THE DISQUALIFICATION OF THE PLAN AS ADOPTED BY THE EMPLOYER.

A CASH OR DEFERRED ARRANGEMENT MAY NOT BE ADOPTED BY A TAX EXEMPT OR GOVERNMENTAL ORGANIZATION WITH THE EXCEPTION OF CERTAIN PRE-EXISTING PLANS.

DRINKER BIDDLE & REATH, THE SPONSORING ORGANIZATION OF THIS PLAN, WILL INFORM THE ADOPTING EMPLOYER AND/OR ADOPTING AFFILIATED EMPLOYER OF ANY AMENDMENTS MADE TO THE PLAN OR OF THE DISCONTINUANCE OR ABANDONMENT OF THE PLAN.

DRINKER BIDDLE & REATH IS THE SPONSORING ORGANIZATION OF THIS PLAN. ITS ADDRESS IS PHILADELPHIA NATIONAL BANK BUILDING, 1345 CHESTNUT STREET, PHILADELPHIA, PA 19107-3496 AND ITS TELEPHONE NUMBER IS (215) 988-2855.

          (FILL IN BLANKS AND INDICATE SELECTION WHERE REQUIRED)

                    The undersigned Employer hereby (check applicable box)

                         [   ]     adopts

                         [ X ] adopts, as an amendment to a predecessor plan and trust agreement of the Employer,

the DRINKER BIDDLE & REATH REGIONAL PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST AGREEMENT, consisting of Part I, the Plan and Trust Agreement, and Part II, this Adoption Agreement. The Plan and Trust Agreement, as so adopted, shall be known as the [FUND OFFICE RETIREMENT PROFIT-SHARING PLAN AND TRUST AGREEMENT] (the "Plan"), a DEFINED CONTRIBUTION PLAN (PROFIT-SHARING OR PROFIT-SHARING 401(K)) AND TRUST AGREEMENT. The Employer and Trustee, by signing this Adoption Agreement, mutually agree and consent to the terms of the Plan and Trust, consisting of Part I, the Plan and Trust Agreement, and Part II, this Adoption Agreement.





(C) DRINKER BIDDLE & REATH 1995

  NAME OF ADOPTING EMPLOYER: [MUNICIPAL FUND FOR TEMPORARY INVESTMENT]

      ADDRESS OF ADOPTING EMPLOYER:[BELLEVUE PARK CORPORATE CENTER
                                    400 BELLEVUE PARKWAY, SUITE 100
                                    WILMINGTON, DE  19809           ]

      ADOPTING EMPLOYER'S EMPLOYER IDENTIFICATION NUMBER: [   6742     ]

      ADOPTING EMPLOYER'S BUSINESS CODE NUMBER: [ 51-0241021          ]

      TYPE OF ENTITY (check one): [   ]  Corporation  [   ] S Corporation

        [   ]  Sole Proprietor  [   ]  Partnership  [   ]  Church

        [   ]  Tax Exempt Organization  [   ] Governmental Organization

        [   ]  Professional Corporation

        [ X ]  Other (Specify): [    BUSINESS TRUST                        ]

      PLACE OF INCORPORATION OR OTHER ORGANIZATION (SPECIFY): [

                    PENNSYLVANIA                                           ]

      DATE OF INCORPORATION OR DATE BUSINESS BEGAN: [      1979    ]

      ADMINISTRATIVE COMMITTEE EMPLOYER IDENTIFICATION NUMBER: [23-2118138]

      PLAN NAME: [ FUND OFFICE RETIREMENT PROFIT-SHARING PLAN              ]

      PLAN IDENTIFICATION NUMBER: [  001 (333 FOR FORM 5500C/R)            ]

      TRUST NAME: [ FUND OFFICE RETIREMENT PROFIT-SHARING PLAN TRUST       ]

      TRUST EMPLOYER IDENTIFICATION NUMBER (IF ANY): [ 23-2487197          ]

      REGIONAL PROTOTYPE (PROFIT-SHARING (401(K)) PLAN NOTIFICATION LETTER NUMBER: D8520005 (PN:001 JANUARY 4, 1993)

      FROZEN PLAN:  If the Employer has discontinued all further contributions
      to the Plan, check here [      ].  The Employer and the Trustee shall,
      however, continue to maintain the Plan and Trust in accordance with the requirements of the Internal Revenue Code and the Treasury regulations thereunder.

      TYPE PLAN: The Plan, as adopted under this Adoption Agreement, is a (check one):

          [ X ] (A)  Profit-Sharing Plan.

          [   ] (B)  Profit-Sharing 401(k) Plan.

    A.1.1 ACCRUAL COMPUTATION PERIOD. The Accrual Computation Period is the (check one):

          [ X ] (A) Plan Year

          [   ] (B) (A consecutive 12-month period ending with or within the
                Plan Year.)  Enter the day and the month this period begins:
                [     ](day)   [                 ](month).  For Employees whose
                date of hire is less than 12 months before the end of the 12-month period designated, Compensation will be determined over the Plan Year.

    A.1.4 ADMINISTRATIVE COMMITTEE. The name(s) and address(es) of the member(s) of the Administrative Committee are:

    [(A)  EDWARD H. ROACH
     ----------------------------------------------------------------------
          BELLEVUE PARK CORPORATE CENTER
     ----------------------------------------------------------------------
          400 BELLEVUE PARKWAY, SUITE 100
     ----------------------------------------------------------------------
          WILMINGTON, DE 19809
     ----------------------------------------------------------------------

     (B)
     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------


     (C)
     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------
                                                                            ]

      A.1.10 COMPENSATION. Compensation shall be determined over the Accrual Computation Period elected in Section A.1.1.

              (A) Compensation shall (check one):

              [ X ] (1) Include   [   ]  (2) Not include

  Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

              (B) Compensation shall exclude (specify): [

                              N/A                                            .]
    (Note that this exclusion applies only to the manner of determining contributions to the Plan and for no other purpose; if not applicable, insert letters N/A in blanks).

      A.1.12  CONTROLLED GROUP.

              (A) Is the adopting Employer a member of a Controlled Group (check one)?

              [   ]  (1)  Yes   [ X ]  (2)   No

              (B) If Section A.1.12(A)(1) is checked, is the adopting Employer a member of an affiliated service group (check one)?


              [   ]  (1)  Yes   [   ]  (2)   No [ X ]  (3)  N/A

    If Section A.1.12(A)(1) is checked, list the name and address of each member in the following blanks (and if Section A.1.12(B)(1) is also checked, indicate whether the member is an affiliated service group
    member): [               N/A

                                                                            ]
    (If Section A.1.12(A)(2) is checked, the letters N/A should be inserted in these blanks)

      A.1.17 CONTRIBUTIONS ON BEHALF OF DISABLED PARTICIPANTS. The Employer (check one):

          [   ] (A)  Will     [ X ] (B)  Will not

  make contributions on behalf of disabled Participants on the basis of the compensation each such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled.

  Such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee, and contributions made on behalf of such Participant shall be nonforfeitable when made.

      A.1.18  EARLY RETIREMENT DATE.

              (A) Shall the Plan provide for an Early Retirement Date (check one)?

              [   ] (1)  Yes    [ X ]  (2)  No

    If Section A.1.18(A)(1) is checked, complete the following:

              (B)  Early Retirement Date shall mean the (check one):

              [   ] (1)  Last day of the Plan Year

              [   ] (2)  Last day of the month (must coincide with a Valuation
                         Date)

              [   ] (3)  [             ] (fill in date) (must coincide with a
                         Valuation Date)

    in which the Participant attains age [     ] (not later than age 64) and
    completes [     ] Years of Service for Benefit Accrual with the Employer.

      A.1.19 EARNED INCOME. This Section shall apply only if the Plan, as adopted by the adopting Employer, covers Self-Employed Persons.

      A.1.20 EFFECTIVE DATE. If the adoption of this Plan and Trust Agreement constitutes the adoption of a new plan and trust agreement, check (A) and fill in blank. If the adoption of this Plan and Trust Agreement constitutes the restatement of an existing plan and trust agreement (including a prior version of this Plan and Trust Agreement), check (B) and fill in blanks.

          [   ] (A)  NEW PLAN.  The Effective Date of the Plan and Trust
                Agreement is [              ].

          [ X ] (B) RESTATED PLAN. The original effective date of the predecessor plan and trust agreement was [SEPTEMBER 18, 1981]. Except as otherwise specifically provided herein, the Effective Date of the Plan and Trust Agreement, as restated herein, is [DECEMBER 1, 1989].

      A.1.24  ELIGIBILITY COMPUTATION PERIOD.   If Section A.1.33(A)(4) is
checked or if the elapsed time method is checked under Section A.2.2(B)(2),
check here [   ] and do NOT complete the remainder of this Section A.1.24.
Otherwise, the Eligibility Computation Period shall be calculated as follows:

              (A) COMPUTATION PERIOD. The Eligibility Computation Period shall be calculated pursuant to (check (1) or (2)):

              [ X ] (1)  NORMAL RULE.  The Eligibility Computation Period(s)
                    shall be determined under Section 1.24(A) of the Plan.

              [   ] (2)  ALTERNATE RULE.  The Eligibility Computation Period(s)
                    shall be determined under Section 1.24(B) of the Plan.

              (B) HOURS OF SERVICE REQUIRED. The number of Hours of Service which must be completed in order to meet the Eligibility Computation Period
    requirements of the Plan is [  1   ] (fill in blank but not to exceed 1,000
    Hours of Service).

      A.1.27 EMPLOYEE PENSION BENEFIT PLAN. Does the Employer or any member of its Controlled Group maintain or has the Employer or any member of its Controlled Group maintained any other Employee Pension Benefit Plan (check one)?

          [ X ] (A)  Yes          [   ]  (B)   No

  If Section A.1.27(A) is checked, list such Employee Pension Benefit Plan(s) in the following lines: [CHESTNUT STREET EXCHANGE FUND RETIREMENT PROFIT-SHARING PLAN; INDEPENDENCE SQUARE INCOME SECURITIES, INC. RETIREMENT PROFIT-SHARING PLAN; TEMPORARY INVESTMENT FUND, INC. RETIREMENT PROFIT-SHARING PLAN; AND TRUST FOR SHORT TERM FEDERAL SECURITIES RETIREMENT PROFIT-SHARING PLAN. ALL OF THE FOREGOING PLANS WERE MERGED INTO THIS PLAN
  EFFECTIVE DECEMBER 1, 1987.          ]

  (If Section A.1.27(B) is checked, the letters N/A should be inserted in these blanks).

      A.1.33  ENTRY DATE.  Entry Date shall mean (check (A) or (B)):

          [ X ] (A)  REGULAR METHOD.

              [   ] (1)  The first day of the Plan Year (this option cannot be used unless the maximum age and service requirements are reduced by 1/2 year (i.e., age 20 1/2 or less must be selected in Section A.2.2(B)(1)(a)(ii) and the service requirement in Section A.2.2(B)(1)(a) (i) must be reduced by 1/2 year), coincident with, or, if the first day of the Plan Year does not so coincide, the first day of the Plan Year next following, the date on which an Employee meets the eligibility requirements of Article II of the Plan.

              [   ] (2)  The first day of the Plan Year or the date six months after the first day of the Plan Year (whichever date is earlier), coincident with, or if such dates do not so coincide, the first day of the Plan Year or the date six months after the first day of the Plan Year (whichever date is earlier) next following, the date on which an Employee meets the eligibility requirements of Article II of the Plan.

              [   ] (3)  The first day of the month coincident with, or if the first day of the month does not so coincide, the first day of the month next following, the date on which an Employee meets the eligibility requirements of Article II of the Plan.

              [   ] (4)  The Employee's date of hire.

              [ X ] (5)  The date on which the eligibility requirements of
                    Article II of the Plan are met.

              [   ] (6)  The first day of the quarter (in the Plan Year)
                    coincident with, or if the first day of the quarter does not so coincide, the first day of the quarter (in the Plan
                    Year) next following, the date on which an Employee meets the eligibility requirements of Article II of the Plan.

              [   ] (7)  The first day of the Plan Year in which an Employee meets the eligibility requirements of Article II of the Plan.

          [   ] (B) ELAPSED TIME METHOD.  The Employee's first day of
                employment or reemployment in accordance with the rules of
                Section 1.55(B) of the Plan.

      A.1.35 EXCESS COMPENSATION. Excess Compensation shall mean Compensation in excess of (check applicable block):

          [   ] (A)  Taxable Wage Base.

          [   ] (B)  [$       ] (if (B) is checked, insert dollar amount not to
                exceed the Taxable Wage Base).

          [ X ] (C)  N/A (The Plan is not integrated with Social Security).

      A.1.38  HIGHLY COMPENSATED EMPLOYEE.

              (A) CALENDAR YEAR ELECTION. Does the Employer desire to make the calendar year election provided in Section 1.38 of the Plan for purposes of determining the look-back year calculation (check one)?

              [   ]  (1)  Yes   [ X ]  (2)   No

IF THIS ELECTION IS MADE, SUCH ELECTION MUST APPLY TO ALL PLANS, ENTITIES AND ARRANGEMENTS OF THE EMPLOYER.

              (B) SIMPLIFIED DEFINITION. If the Employer maintains significant business activities (and employs Employees) in at least two significantly separate geographic areas, the Employer may elect the simplified definition of Highly Compensated Employee in Section 1.38 of the Plan. Does the Employer desire to make this election (check one):

              [   ]  (1)  Yes   [ X ]  (2)   No   [   ]  (3)   N/A

      A.1.44  INVESTMENT MANAGER.  The name and address of the Investment
Manager are: [                    N/A


                                       ]
(If no Investment Manager has been appointed by the Employer, the letters N/A should be inserted in these blanks).

      A.1.46 LEASED EMPLOYEES. Does the Employer have any Leased Employees (check one)?

          [   ] (A)  Yes    [ X ]  (B)   No

  If Section A.1.46(A) is checked, complete Section A.2.3(H) below.

      A.1.47 LIMITATION COMPENSATION. Limitation Compensation shall mean all of each Participant's (check one):

          [ X ] (A)  Wages, Tips and Other Compensation as Reported  on Form
                W-2.

          [   ] (B)  Code Section 3401(a) Wages.

          [   ] (C)  Code Section 415 Safe-Harbor Compensation.

      A.1.48 LIMITATION YEAR. The Limitation Year is the (check applicable block):

          [   ] (A)  Calendar year.

          [ X ] (B) Twelve-consecutive month period ending (insert month and day) [ NOVEMBER 30 ].

      A.1.53 NORMAL RETIREMENT AGE. Normal Retirement Age shall mean (check one):

          [ X ] (A) Age [ 65 ] (fill in blank but not earlier than age 62 and not later than age 65).

          [   ] (B)  The later of age [  ] fill in blank but not earlier than
                age 62 and not later than age 65) or the [    ] (fill in blank
                but not to exceed 5th) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

      A.1.55 ONE-YEAR BREAK IN SERVICE. A One-Year Break In Service shall be determined by the following method (check one):

          [ X ] (A)  REGULAR METHOD.  If this method is selected, a One-Year
                Break In Service shall occur in any Computation Period in which the Employee completes not more than [ 100] (fill in blank, but not to exceed 500) Hours of Service.

          [   ] (B)  ELAPSED TIME METHOD.

      A.1.56  OWNER-EMPLOYEES OR SHAREHOLDER-EMPLOYEES.

              (A)  Does the Plan cover any Owner-Employees, as defined in
  Section 1.56 of the Plan (check one)?

              [   ] (1)  Yes      [   ]  (2)   No

              [ X ] (3)  N/A (This Plan does not cover any Self-Employed
                    Persons)

  If Section A.1.56(A)(1) is checked, see Section 2.4 of the Plan.

              (B)  Does the Plan cover any shareholder-employees, as defined in
  Section 7.11(A)(7) of the Plan (check one)?

              [   ] (1)  Yes      [   ]  (2)   No

              [ X ] (3)  N/A  (The Employer is not an electing S corporation)

  If Section A.1.56(B)(1) is checked, see Section 7.11(A)(7) of the Plan.

      A.1.63 PLAN SPONSOR. The name(s) and address(es) of the Plan Sponsor(s) are: [ MUNICIPAL FUND FOR TEMPORARY INVESTMENT
       BELLEVUE PARK CORPORATE CENTER
       400 BELLEVUE PARKWAY, SUITE 100
       WILMINGTON, DE 19809                    ]

      A.1.64  PLAN YEAR.  The Plan Year shall be the Computation Period ending
(insert month and day) [ NOVEMBER 30   ].

      A.1.72 QUALIFYING EMPLOYER SECURITIES. If this Adoption Agreement provides for investments in Qualifying Employer Securities, the Employer may restrict the types of Employer Securities so qualifying by indicating the
restrictions in the following blanks: [    NO RESTRICTIONS
]
(If investment in Qualifying Employer Securities is not restricted to type, insert in the blanks the words "No Restrictions"; if investment in Qualifying Employer Securities is not permitted, insert the letters N/A in the blanks).

      A.1.78 SELF-EMPLOYED PERSONS. Does the Plan cover Self-Employed Persons (check one)?

          [   ] (A)  Yes      [ X ]  (B)   No

      A.1.79  SERVICE.

              (A) If not otherwise required by the Plan, shall service with predecessor employer(s) (to the extent specified in Section A.1.79 (B) and (C)) be treated as Service with the Employer (check one)?

              [   ] (1)  Yes      [   ]  (2)   No

              [ X ] (3)  N/A (No predecessor employer)

              (B) If Section A.1.79(A)(1) is checked, service with the predecessor employer(s) specified in Section A.1.79 (C) shall be treated as Service with the Employer for purposes of (check applicable blank(s)):

              [   ] (1) Eligibility for Participation

              [   ] (2) Vesting

              [ X ] (3) N/A

              (C)  If Section A.1.79(A)(1) is checked, indicate the name of the
    predecessor employer(s) in the following blanks: [      N/A             ]
    (If Section A.1.79(A)(2) or (3) is checked, insert the letters N/A in the blanks).

              (D) If Section A.18.17(A) is checked, and the Prior Plan credited service under the elapsed time method, indicate the equivalency (if any) which is to be used to credit service in the Computation Period in which the amendment is effective, if the effective date of the amendment is other than the first day of the Computation Period (check one):

              [   ]  Daily        [   ]  Monthly

              [   ]  Weekly       [ X ]  N/A

              [   ]  Semi-Monthly

      A.1.83  TAXABLE YEAR.  The Employer's Taxable Year is the year ending
(insert month and day) [ NOVEMBER 30   ].

      A.1.85 TOP-HEAVY RATIO. For purposes of establishing present value to compute the Top-Heavy Ratios of Section 1.85 of the Plan, any benefit shall be discounted only for mortality and interest based on the following:

              (A)  INTEREST RATE (check one):

              [ X ] (1)  APPLICABLE INTEREST RATE (For purposes of this Section
                    A.1.85, "Applicable Interest Rate" shall mean the interest rate or rates which would be used, as of the date distribution commences under a Defined Benefit Plan, by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a participant's benefits under such Defined Benefit Plan if such Defined Benefit Plan had terminated on the date distribution commences with insufficient assets to provide benefits guaranteed by the Pension Benefit Guaranty Corporation on that date. For purposes of this provision, the "date distribution commences" shall mean the Top-Heavy Valuation Date).

              [   ] (2)  OTHER (specify) [           ]%

              (B)  MORTALITY TABLE: [ 1984 UNISEX MORTALITY TABLE]

      A.1.86  TOP-HEAVY VALUATION DATE.  The Top-Heavy Valuation Date, for
purposes of calculating the Top-Heavy Ratios shall be (fill in blank) [   THE
LAST DAY    ] of each Plan Year.

      A.1.91  TRUSTEE(S).  The name(s) and address(es) of the Trustee(s) are:

    [(A)      ROBERT R. FORTUNE
     ----------------------------------------------------------------------
              BELLEVUE PARK CORPORATE CENTER
     ----------------------------------------------------------------------
              400 BELLEVUE PARKWAY, SUITE 100
     ----------------------------------------------------------------------
              WILMINGTON, DE  19809
     ----------------------------------------------------------------------

     (B)      EDWARD J. ROACH
     ----------------------------------------------------------------------
              BELLEVUE PARK CORPORATE CENTER
     ----------------------------------------------------------------------
              400 BELLEVUE PARKWAY, SUITE 100
     ----------------------------------------------------------------------
              WILMINGTON, DE 19809
     ----------------------------------------------------------------------

     (C)
     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------
                                                                            ]
     ----------------------------------------------------------------------

      A.1.93  VALUATION DATE.  Valuation Date shall mean:

              (A) For purposes of determining a Participant's Accrued Benefit which is distributable in accordance with Article VII of the Plan (check one):

              [   ] (1)  Last day of Plan Year.

              [ X ] (2)  Last day of Plan Year and [ THE LAST DAY OF EVERY
                    OTHER CALENDAR MONTH DURING THE PLAN YEAR
                                              ] (insert date(s)).

              (B) For purposes of determining the fair market value of assets in the Trust Fund and allocating the increase or decrease in the assets in accordance with Sections 5.3 and 5.4 of the Plan (check one):

              [ X ] (1)  The date(s) specified in Section A.1.93(A).

              [   ] (2)  Last day of Plan Year and [
                                                          ] (insert date(s)).

      A.1.97  YEAR OF SERVICE FOR BENEFIT ACCRUAL.

              (A) GENERAL. A Year of Service for Benefit Accrual shall be determined by the following method (check one):

              [ X ] (1)  REGULAR METHOD.  (This method must be selected if
                    Section A.1.55(A) is checked). In order for a Participant to have a Year of Service for Benefit Accrual for any Plan Year, the Participant must complete the number of Hours of Service indicated (check either (a) and fill in blank or (b)):

                  [ X ] (a)  The number of Hours of Service which must be
                        completed with the Employer in order for a Participant to have a Year of Service for Benefit Accrual is [ 200 ] (fill in blank but not to exceed 1,000 Hours of Service).

                  [   ] (b)  The number of Hours of Service which must be
                        completed with the Employer in order for a Participant to have a Year of Service for Benefit Accrual for a Plan Year is 501 if the Participant is not an active Employee on the last day of the Plan Year; if the Participant is an active Employee on the last day of the Plan Year, only one Hour of Service with the Employer must be completed in order for the Participant to have a Year of Service for Benefit Accrual for such Plan Year.

            NOTE: UNDER PROPOSED TREAS. REG. Sections 1.410(B) AND 1.401(A)(26), IT MAY BE NECESSARY TO PROVIDE THAT NO MORE THAN 501 HOURS OF SERVICE ARE REQUIRED FOR A YEAR OF SERVICE FOR BENEFIT ACCRUAL FOR ANY PARTICIPANT WHO HAS TERMINATED EMPLOYMENT AND IS NOT AN ACTIVE EMPLOYEE ON THE LAST DAY OF THE PLAN YEAR AND THAT NO MORE THAN ONE HOUR OF SERVICE IS REQUIRED FOR A YEAR OF SERVICE FOR BENEFIT ACCRUAL FOR ANY PARTICIPANT WHO IS AN ACTIVE EMPLOYEE ON THE LAST DAY OF THE PLAN YEAR. (PROPOSED TREAS. REG. Section
            Section  1.410(B)-3(C) AND 1.401(A)(26)-3(B)(8)).

              [   ] (2)  ELAPSED TIME METHOD.  (This method must be selected if
                    Section A.1.55(B) is checked).

              (B) ELECTIVE DEFERRAL CONTRIBUTIONS. If Elective Deferral Contributions are provided for under Section A.3.4 of the Adoption Agreement, the number of Hours of Service which a Participant must complete in a Year of Service for Benefit Accrual is [ N/A] (fill in blank but not to exceed 1,000 Hours of Service unless Section A.1.97(A)(2) is checked, in which case insert letters "ET" and the elapsed time rules apply; if there are no Elective Deferral Contributions, insert letters "N/A") in order for the Participant to have Elective Deferral Contributions made on his behalf under the Plan.

              (C) MATCHING CONTRIBUTIONS. If Matching Contributions by the Employer are provided for under Section A.3.5 of the Adoption Agreement, the number of Hours of Service which a Participant must complete in a Year
    of Service for Benefit Accrual is [  N/A    ] (fill in blank (if there are
    no Matching Contributions, insert letters "N/A") but not to exceed 1,000 Hours of Service unless Section A.1.97(A)(2) is checked, in which case insert letters "ET" and the elapsed time rules apply) in order for the Employer to match Participant Contributions or Elective Deferral Contributions of such Participant under Section A.3.5 of the Adoption Agreement.

    Except as provided in Sections A.1.97(B) and A.1.97(C), a Year of Service for Benefit Accrual shall be determined under Section A.1.97(A).

      A.1.98 YEAR OF SERVICE FOR ELIGIBILITY. The number of Hours of Service which must be completed in order for an Employee to have a Year of Service for
Eligibility is [   1     ] (fill in blank, but not to exceed 1,000 Hours of
Service; insert letters N/A if Section A.1.33(A)(4) is checked or if the elapsed time method is selected under Section A.2.2.(B)(2).

      A.1.99 YEAR OF SERVICE FOR VESTING. A Year of Service for Vesting shall be determined by the following method (check one):

          [ X ] (A)  REGULAR METHOD.  (This method must be selected if Section
                A.1.55(A) is checked). The number of Hours of Service which must be completed in order for a Participant to have a Year of
                Service for Vesting is [  200    ] (fill in blank but not to
                exceed 1,000 Hours of Service).

          [   ] (B)  ELAPSED TIME METHOD.  (This method must be selected if
                Section A.1.55(B) is checked).

          [   ] (C)  N/A (Plan provides 100% immediate vesting).

      A.2.2  ELIGIBILITY REQUIREMENTS.

              (A)  ELIGIBLE CLASSES OF EMPLOYEES:

                  (1) Except as provided in (2) below, the following Employees are or shall be eligible to participate in the Plan (check one):

                  [ X ] (a)  All Employees

                  [   ] (b)  Salaried Employees only (as defined in Section
                        1.77 of the Plan)

                  [   ] (c)  Hourly Employees only (as defined in Section 1.40
                        of the Plan)

                  [   ] (d)  All Employees except (specify class or classes of
                        Employees to be excluded): [
                                                  ]

                  (2) The following Employees shall not be eligible to participate in the Plan (check block(s) if such Employees are to be excluded):

                  [ X ] (a)  Union Employees (as defined in Section 1.92 of the
                        Plan)

                  [ X ] (b)  Non-Resident Aliens (as defined in Section 1.52 of the Plan)

              (B) LENGTH OF SERVICE; MINIMUM AGE: Participation in the Plan shall be determined under either the regular method or the elapsed time method (check (1) or (2)):

              [ X ] (1)  REGULAR METHOD.  If the regular method is selected, check (a) or (b):

                  [   ] (a)  SERVICE AND AGE REQUIREMENT.  In order to
                        participate in the Plan, an Employee shall meet the following requirements (complete blanks):

                        (i)  SERVICE.

                          (AA)  ELECTIVE DEFERRAL CONTRIBUTIONS.  An Employee
                          shall have completed [     ] Year of Service for
                          Eligibility (not more than one Year of Service for Eligibility) to be eligible to make Elective Deferral Contributions.

                          (BB)  MATCHING CONTRIBUTIONS.  An Employee shall have
                          completed [    ] Year(s) of Service for Eligibility
                          (not more than two Years of Service for Eligibility) to be eligible for Matching Contributions.

                          (CC)  EMPLOYER CONTRIBUTIONS AND ALL OTHER PURPOSES.
                          An Employee shall have completed [      ] Year(s) of
                          Service
                          for Eligibility (not more than two Years of Service for Eligibility) for Employer Contributions and for all other purposes of the Plan.

                      Note that in Section A.2.2(B)(1)(a)(i)(BB) and (CC) not more than one Year of Service for Eligibility may be selected, if the option under Section A.7.6(B)(1)(a) is not elected nor more than two Years of Service for Eligibility if the option under Section A.7.6(B)(1)(a) is elected. For purposes of this Section A.2.2(B)(1)(a)(i), Service includes service with a predecessor employer if the Employer adopting the Plan is maintaining the plan of a predecessor employer. Such Service also includes predecessor service to the extent required by the Secretary of the Treasury or his delegate.

                      Service for purposes of eligibility also includes service with a predecessor employer if such service is not otherwise required to be included under Sections 1.79 and
                      2.2 of the Plan to the extent provided in Section A.1.79.

                        (ii)  AGE.  An Employee shall have attained [      ]
                        years of age (not more than age 21).

                [ X ] (b)  NO SERVICE OR AGE REQUIREMENT.  The Plan shall
                      cover Employees in eligible classes effective on the first Entry Date coinciding with, or next following, their date of hire.

              [   ] (2)  ELAPSED TIME METHOD.  The Employee shall be eligible to participate in the Plan on his first day of employment or reemployment in accordance with the rules of Section 1.55(B) of the Plan.

      A.2.3  ADDITIONAL RULES.

              (A)-(F)  RESERVED.

              (G) ALLOCATIONS TO PARTICIPANTS. Except as otherwise provided below, a Participant shall share in Employer contributions in any Plan Year if the Participant completes a Year of Service for Benefit Accrual during such Plan Year. Notwithstanding any other provision of the Plan or this Adoption Agreement, any Participant making Elective Deferral or Participant Contributions to the Plan for any Plan Year shall be entitled to such Elective Deferral or Participant Contributions.

                  (1) EMPLOYER CONTRIBUTIONS. This provision shall only apply if Section A.1.97(A)(1) is checked and then only to the extent permitted by Section 3.11 of the Plan.

                    (a) SEPARATION FROM SERVICE FOR REASONS OTHER THAN DISABILITY, DEATH OR RETIREMENT.

                        (i) Shall Participants who separate from the service of the Employer (for reasons other than Disability, death or retirement) before the end of the Plan Year even if they have completed a Year of Service for Benefit Accrual share in Employer contributions for such Plan Year (check one)?

                        [ X ] (AA) Yes          [   ] (BB) No

                        [   ] (CC) N/A (Section A.1.97(A)(2) checked)

            NOTE THAT SECTION A.2.3(G)(1)(A)(I)(AA) MUST BE CHECKED IF SECTION A.1.97(A)(1)(B) IS CHECKED.

                        (ii) If Section A.2.3(G)(1)(a)(i)(AA) is checked, shall such Participant share in Employer contributions for such Plan Year if such Participant has not completed a Year of Service for Benefit Accrual (check one)?

                        [ X ] (AA) Yes      [   ] (BB) No

                        [   ] (CC) N/A (Section A.2.3 (G)(1) (a)(i)(AA) not
                              checked)

                    (b)  DISABILITY, DEATH OR RETIREMENT.

                        (i) Shall Participants who separate from the service of the Employer because of Disability, death or retirement before the end of the Plan Year even if they have completed a Year of Service for Benefit Accrual share in Employer contributions for such Plan Year (check one)?

                        [ X  ] (AA) Yes       [   ] (BB) No

                        [   ] (CC) N/A (Section A.1.97(A)(2) checked)

            NOTE THAT SECTION A.2.3(G)(1)(B)(I)(AA) MUST BE CHECKED IF SECTION A.1.97(A)(1)(B) IS CHECKED.

                        (ii) If Section A.2.3(G)(1)(b)(i)(AA) is checked, shall such Participant share in Employer contributions for such Plan Year if such Participant has not completed a Year of Service for Benefit Accrual (check one)?

                        [ X ] (AA) Yes      [   ] (BB) No

                        [   ] (CC) N/A (Section A.2.3(G)(1)(b) (i)(AA) not
                              checked)

                  (2) MATCHING CONTRIBUTIONS. This provision shall only apply if Section A.1.97(A)(1) is checked.

                    (a) SEPARATION FROM SERVICE FOR REASONS OTHER THAN DISABILITY, DEATH OR RETIREMENT.

                        (i) Shall Participants who separate from the service of the Employer (for reasons other than Disability, death
                        or retirement) before the end of the (check one) [   ]
                        (aa) month  [   ] (bb) quarter [   ] (cc) Plan Year for
                        which the Matching Contribution is being made even if they have completed a Year of Service for

                        Benefit Accrual share in Matching Contributions for such period (check one)?

                        [   ] (AA)  Yes   [   ] (BB)  No

                        [ X ] (CC)  N/A (No Matching Contributions or Section
                              A.1.97(A)(2) checked)

            NOTE THAT SECTION A.2.3(G)(2)(A)(I)(AA) MUST BE CHECKED IF SECTION
            A.1.97 (A)(1)(B) IS CHECKED.

                        (ii) If Section A.2.3(G)(2)(a)(i) (AA) is checked, shall such Participant share in Matching Contributions
                        for such (check one) [   ]  (aa) month [   ] (bb)
                        quarter [   ] (cc) Plan Year if such Participant has
                        not completed a Year of Service for Benefit Accrual (check one)?

                        [   ] (AA)  Yes   [   ] (BB)  No

                        [ X ] (CC) N/A (Section A.2.3(G)(2)(a)(i) (AA) not
                              checked)

                    (b) DISABILITY, DEATH OR RETIREMENT.

                        (i) Shall Participants who separate from the service of the Employer because of Disability, death or retirement before the end of the (check one) [ ] (aa)
                        month [  ] (bb) quarter  [   ] (cc) Plan Year for which
                        the Matching Contribution is being made even if they have completed a Year of Service for Benefit Accrual share in Matching Contributions for such period (check one)?

                        [   ] (AA)  Yes   [   ] (BB)  No

                        [ X ] (CC)  N/A (no Matching Contributions or Section
                               A.1.97(A)(2) checked)

            NOTE THAT SECTION A.2.3(G)(2)(B)(I)(AA) MUST BE CHECKED IF SECTION A.1.97(A)(1)(B) IS CHECKED.

                        (ii) If Section A.2.3(G)(2)(b) (i)(AA) is checked, shall such Participant share in Matching Contributions
                        for such (check one) [   ] (aa) month  [   ] (bb)
                        quarter  [   ] (cc) Plan Year if such Participant has
                        not completed a Year of Service for Benefit Accrual (check one):

                        [   ] (AA)  Yes   [   ] (BB)  No

                        [ X ] (CC) N/A (Section A.2.3(G)(2)(b)(i)(AA) not
                              checked.

              (H) LEASED EMPLOYEES. Shall Leased Employees be eligible to participate in the Plan (check applicable block)?

              [   ] (1)  Yes  [   ]  (2)   No [ X ]  (3)  N/A

  If Section A.2.3(H)(1) is checked, describe Leased Employees to be covered by the Plan and conditions and other limitations on such coverage in the
  following lines: [                        N/A                    ]
  (If not applicable, insert letters N/A in these blanks)

      A.2.4 PLANS COVERING OWNER-EMPLOYEES. Section 2.4 of the Plan does not apply unless Section A.1.56(A) is checked.

      A.3.1  EMPLOYER CONTRIBUTIONS.

              (A)  EMPLOYER CONTRIBUTIONS.

                  (1) GENERAL. Shall the Employer, in its sole discretion, be permitted to make Employer Contributions to the Plan (check one)?

                  [ X ] (a)  Yes    [   ] (b)  No

                  If Section A.3.1(A)(1)(a) is checked, such Employer Contributions shall be allocated under Section A.5.1(A).

                  (2) PROFIT REQUIREMENTS.  Shall Profits be required for
                      Employer Contributions to the Plan (check one)?

                  [   ]  (a)  Yes   [ X ]  (b)   No

              (B)  QUALIFIED NONELECTIVE CONTRIBUTIONS.

                  (1) ELECTION. May the Employer be permitted to make, in its sole discretion, Qualified Nonelective Contributions to the Plan (check one)?

                  [   ] (a)  Yes    [   ]  (b)   No

                  [ X ] (c)  N/A (No Elective Deferral or Participant
                        Contributions)

                  (2) AMOUNT. If the Employer does make such contributions to the Plan, then the amount of such contributions for each Plan Year shall be (check one):

                  [   ] (a)  [  ] percent (not to exceed 15 percent) of the
                        Compensation of all Participants eligible to share in the allocation.

                  [   ] (b)  [  ] percent of the Profits, but in no event more
                        than [$       ] for any Plan Year.

                  [   ] (c)  An amount determined by the Employer.

                  [ X ] (d)  N/A (Qualified Nonelective contributions not
                        permitted).

                  (3) PARTICIPANTS ELIGIBLE FOR ALLOCATION. Allocation of Qualified Nonelective Contributions shall be made to the accounts of (check one):

                  [   ] (a)  All Participants

                  [   ] (b)  Only Participants who are Non-Highly Compensated
                        Employees

                  [   ] (c)  Only Participants who are Non-Highly Compensated
                        Employees and who are (specify group to which allocations are to be made) [

                                                                             ]

                  [ X ] (d)  N/A (Qualified Nonelective Contributions not
                        permitted)

                  (4) MANNER OF ALLOCATION. Allocation of Qualified Nonelective Contributions shall be made (check one):

                  [   ] (a)  In the ratio which each affected Participant's
                        Compensation for the Plan Year bears to the total Compensation of all affected Participants for such Plan Year.

                  [   ] (b)  In the ratio which each affected Participant's
                        Compensation not in excess of [$       ] for the Plan
                        Year bears to the total Compensation of all affected
                        Participants not in excess of [$       ] for such Plan
                        Year.

                  [ X ] (c)  N/A (Qualified Nonelective Contributions not
                        permitted).

              (C)  QUALIFIED MATCHING CONTRIBUTIONS.

                  (1) ELECTION. May the Employer be permitted to make Qualified Matching Contributions to the Plan?

                  [   ] (a) Yes    [   ] (b) No

                  [ X ] (c) N/A (No Elective Deferrals or Participant
                        Contributions)

                  (2) ALLOCATION. The Employer shall, in its sole discretion, make Qualified Matching Contributions to the Plan on behalf of (check one):

                  [   ] (a)  All Participants

                  [   ] (b)  All Participants who are Non-Highly Compensated
                        Employees

                  [   ] (c)  All Participants who are Non-Highly Compensated
                        Employees and who are (specify group to which allocations are to be made)
                        [
                                                               ]

                  [ X ] (d)  N/A (No Qualified Matching Contributions)

                  If Section A.3.1(C)(2)(a), (b) or (c) is checked, the allocation shall be made to applicable Participants who make (check (i) and/or (ii) or (iii)):

                        [   ] (i)  Elective Deferral Contributions

                        [   ] (ii)  Participant Contributions

                        [ X ] (iii)  N/A (No Qualified Matching Contributions)

                  (3) AMOUNT. The Employer shall contribute and allocate to each Participant's Qualified Matching

                  Contribution account an amount determined as follows (check applicable block(s)):

                  [   ] (a)  ELECTIVE DEFERRAL CONTRIBUTIONS.  The Employer
                        shall contribute an amount equal to (check one):

                        [   ] (i)  [  ] percent of the Participant's Elective
                              Deferral Contributions; or

                        [   ] (ii)  that percent of the Participant's Elective
                              Deferral Contributions, as determined by the Employer, in its sole discretion, for the Plan Year.

                  [   ] (b)  PARTICIPANT CONTRIBUTIONS.  The Employer shall
                        contribute an amount equal to (check one):

                        [   ] (i)  [  ] percent of the Participant's
                              Participant Contributions; or

                        [   ] (ii)  that percent of the Participant's
                              Participant Contributions, as determined by the Employer, in its sole discretion, for the Plan Year.

                  [ X ] (c)  N/A (No Qualified Matching Contributions).

      The Employer shall not match amounts provided above in excess of [$ N/A], or in excess of [N/A] percent of the Participant's Compensation (if there are no limitations or if this provision is not otherwise applicable, insert letters N/A in blank(s)).

      A.3.2  PARTICIPANT CONTRIBUTIONS.

              (A)  PERMISSIBILITY.  Participant Contributions shall (check (1),
  (2) or (3)):

              [ X ] (1)  Not be permitted under the Plan (NOTE:  THIS BLOCK
                    MUST BE CHECKED UNLESS THE PLAN HAS A CODA AS INDICATED BY CHECKING SECTION A.3.4(A)(2)).

              [   ] (2)  Be permitted (but not required) in the amounts
                    provided by Section 3.2 of the Plan but subject to the limitations of Section 3.8 of the Plan.

              [   ] (3)  Be required in order for an Employee to participate in the Plan.  Such Participant Contributions shall be made by
                    payroll deduction and shall equal no less than [   ]
                    percent but shall not exceed [   ] percent (not to exceed 6
                    percent) of the Participant's Compensation for the Plan Year. The Employee shall enter into an agreement with the Employer providing for Participant Contributions in any
                    amount from [   ] percent to [   ] percent (not to exceed 6
                    percent) of the Participant's Compensation for the Plan Year. In addition, the Employee may, but is not required to, make voluntary Participant Contributions in the amounts provided for in Section 3.2 of the Plan subject to the limitations of Section 3.8 of the Plan.

              (B) PAYROLL DEDUCTION. Participant Contributions by payroll deduction (check (1), (2) or (3)):

              [   ] (1)  Shall not be permitted.

              [   ] (2)  Shall be permitted.

              [ X  ]  (3)  Are N/A (No Participant Contributions).

      A.3.4  ELECTIVE DEFERRAL CONTRIBUTIONS.

              (A) ELECTION. Elective Deferral Contributions shall (check (1) or (2)):

              [ X ] (1)  Not be permitted under the Plan.

              [   ] (2)  Be permitted in accordance with the provisions of
                    Section 3.4 of the Plan.

  If Section A.3.4(A)(2) is checked, a salary reduction agreement must be completed and filed by the Participant with the Administrative Committee prior to the date the Elective Deferral Contributions are made.

              (B) ELECTION CHANGES. If Section A.3.4(A)(2) is checked, the Participant shall be permitted to enter into a new salary reduction agreement (check one):

              [   ]  (1)  Monthly     [   ] (2)  Quarterly

              [   ]  (3)  Semi-Annually [   ] (4)  Annually

              [   ]  (5)  Other (Specify): [                          ]

              [ X ]  (6)  N/A

  A salary reduction agreement shall remain in effect until revoked or changed.

              (C) REVOCATION OF ELECTION. A Participant shall be permitted to revoke his salary reduction agreement (check one):

              [   ] (1)  Only as permitted under Section A.3.4(B).

              [   ] (2)  Upon 15 days' written notice to the Administrative
                    Committee on the Appropriate Form.

              [ X ] (3)  N/A.

              (D) INCLUSION OF QUALIFIED MATCHING AND QUALIFIED NONELECTIVE CONTRIBUTIONS. Qualified Matching Contributions and Qualified Nonelective Contributions may be taken into account as Elective Deferral Contributions for purposes of calculating the "Actual Deferral Percentages." In determining Elective Deferral Contributions for the purpose of the ADP test, the Employer shall include, under the Plan or any other plan of the Employer as provided by Treasury regulations under the Code, (check one):

              [   ] (1)  Qualified Matching Contributions.

              [   ] (2)  Qualified Nonelective Contributions.

              [ X ] (3)  N/A (Elective Deferral Contributions are not permitted or Employer does not desire to make this election or no Qualified Matching or Qualified Nonelective Contributions are permitted).

              (E) QUALIFIED MATCHING CONTRIBUTIONS - AMOUNT. The amount of Qualified Matching Contributions made under Sections 3.1 of the Plan and
  A.3.1 of this Adoption Agreement and taken into account as Elective Deferral Contributions for purposes of calculating the "Actual Deferral Percentages," subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be (check one):

              [   ] (1)  All such Qualified Matching Contributions.

              [   ] (2)  Such Qualified Matching Contributions that are needed to meet the "Actual Deferral Percentage" test stated in
                    Section 3.4(B)(2) of the Plan.

              [ X ] (3)  N/A (Elective Deferral Contributions not permitted and/or Qualified Matching Contributions not permitted).

              (F) QUALIFIED NONELECTIVE CONTRIBUTIONS - AMOUNT. The amount of Qualified Nonelective Contributions made under Sections 3.1 of the Plan and
  A.3.1 of this Adoption Agreement and taken into account as Elective Deferral Contributions for purposes of calculating the "Actual Deferral Percentages," subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be (check one):

              [   ] (1)  All such Qualified Nonelective Contributions.


              [   ] (2)  Such Qualified Nonelective Contributions that are
                    needed to meet the Actual Deferral Percentage test stated in Section 3.4(B)(2) of the Plan.

              [ X ] (3)  N/A (Elective Deferral Contributions and/or Qualified
                    Nonelective Contributions not permitted).

      A.3.5  MATCHING CONTRIBUTIONS.

              (A)  ELECTION.  Matching Contributions by the Employer (check
  (1), (2) or (3)):

              [   ] (1)  Shall not be permitted under the Plan.

              [   ] (2)  Shall be permitted in accordance with the provisions of Section 3.5 of the Plan and Section A.3.5(B) of the Adoption Agreement.

              [ X ] (3)  Are N/A (No Elective Deferral or Participant
                    Contributions).

      If Section A.3.5(A)(2) is checked, the Employer may, in its sole discretion, match, in accordance with Section A.3.5(B), the Elective Deferral Contributions of a Participant made pursuant to Section A.3.4 or Participant Contributions made pursuant to Section A.3.2.

              (B)  ALLOCATION OF MATCHING CONTRIBUTIONS.

                  (1) AMOUNT. If Section A.3.5(A)(2) is checked, Matching Contributions for the Plan Year shall be allocated to the Matching Account of each Participant, on whose behalf Elective Deferral Contributions for the Plan Year are being made, in an amount equal to (check one):

                  [   ] (a)  [      ] (insert percentage) percent of the (check
                        applicable block): (i) [       ] Elective Deferral
                        Contribution; (ii)[      ]

                        Participant Contribution made on behalf of each Participant for such Plan Year; or

                  [   ] (b)  that percent of the (check applicable block): (i)
                        [     ] Elective Deferral Contribution; (ii) [     ]
                        Participant Contribution made on behalf of each Participant for such Plan Year as determined by the Employer, in its sole discretion, for such Plan Year.

                  [ X ] (c)  N/A (No Matching Contributions).

                  In no event shall such Matching Contribution exceed the
                  lesser of (aaa) (insert percentage) [       ] percent of such
                  Participant's Compensation for such Plan Year or (bbb) (insert amount, if any, of dollar limitation)
                  [$               ].

                  (2) ALLOCATION DATE. Shall Matching Contributions be allocated effective as of a date or dates other than the last day of the Plan Year (check one)?

                  [   ] (a) Yes    [   ] (b) No   [ X ](c) N/A

                        (aaa) If Section A.3.5(B)(2)(a) is checked, list the date(s) (month and day) in each Plan Year as of which Matching Contributions shall be allocated:
                        [



                                                                          ].

                        (bbb) If Section A.3.5(B)(2)(a) is checked, a Participant who is employed as of a date specified for the allocation of Matching Contributions and on whose behalf Elective Deferral Contributions or Participant Contributions are being made shall receive an allocation of Matching Contributions as of such date regardless of the number of Hours of Service credited to the Participant for purposes of a Year of Service for Benefit Accrual as of such date, notwithstanding anything in the Plan to the contrary.

              (C) VESTING. Matching Contributions shall be vested in accordance with the following schedule (check one):

              [   ] (1)  Nonforfeitable when made.

              [   ] (2)  The Plan's general vesting schedule, other than that for Elective Deferral Contributions.

              [   ] (3)  [The sponsor may add elections for one or more of the vesting schedules that comply with section 411(a)(2) of the
                    Code:
                    [


                                                                           ].

              [ X ] (4)  N/A (No Matching Contributions).

              (D)  "AVERAGE CONTRIBUTION PERCENTAGE" COMPUTATIONS.

                  (1) In computing the "Average Contribution Percentage" with respect to Participant Contributions and Matching Contributions, the Employer shall take into account, under this Plan or any other plan of the Employer, as provided by Treasury regulations, and include as "Contribution Percentage Amounts" (check applicable block or blocks):

                  [   ] (a)  Elective Deferral Contributions.

                  [   ] (b)  Qualified Nonelective Contributions.

                  [ X ] (c)  N/A (There are no Participant or Matching
                        Contributions, or Employer does not desire to make this election).

                  (2) The amount of Qualified Nonelective Contributions that are made under Section 3.1 of the Plan and Section A.3.1 and taken into account as "Contribution Percentage Amounts" for purposes of calculating the "Average Contribution Percentage," subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be (check one):

                  [   ] (a)  All such Qualified Nonelective Contributions.

                  [   ] (b)  Such Qualified Nonelective Contributions that are
                        needed to meet the "Average Contribution Percentage" test stated in Section 3.2 of the Plan.

                  [ X ] (c)  N/A (No Participant or Matching Contributions or
                        Employer does not desire to make this election).

                  (3)  The amount of Elective Deferral Contributions made under
                  Section 3.4 of the Plan and Section A.3.4 and taken into account as "Contribution Percentage Amounts" for purposes of calculating the "Average Contribution Percentage", subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be:

                  [   ] (a)  All such Elective Deferral Contributions.

                  [   ] (b)  Such Elective Deferral Contributions that are
                        needed to meet the "Average Contribution Percentage" test stated in Section 3.2 of the Plan.

                  [ X ] (c)  N/A (There are no Elective Deferral Contributions
                        under the Plan or Employer did not make election under Section A.3.5(D)(1)).

                  (4) To the extent forfeitable, forfeitures of "Excess Aggregate Contributions" shall be:

                  [   ] (a) Applied to reduce Employer contributions.

                  [   ] (b) Allocated, after all other forfeitures under the
                        Plan, to each Participant's Matching Account in the ratio which each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year. Such forfeitures shall not be allocated to the account of any Highly Compensated Employee.

                  [ X ] (c) N/A (No Matching Contributions).

      A.3.8  LIMITATIONS ON ALLOCATIONS.

            (A) GENERAL RULES. If the Employer maintains or ever maintained another qualified plan (other than a paired defined contribution regional prototype plan) in which any Participant in this Plan is (or was) a participant or could become a participant, the Employer must complete this Section A.3.8. The Employer must also complete this Section A.3.8 if it maintains a Welfare Benefit Fund or an individual medical benefit account, as defined in section 415(l)(2) of the Code, under which amounts are treated as "Annual Additions" with respect to any Participant in this Plan. Does the Employer maintain or has the Employer maintained any such plan(s) (check one):

              [   ] (1)  Yes        [ X ] (2)  No

    If Section A.3.8(A)(1) is checked, complete Section A.3.8(B) and/or (C).

            (B) MAINTENANCE OF OTHER DEFINED CONTRIBUTION PLAN. If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, other than a regional prototype plan (check applicable provisions as necessary):

              [    ]  (1)  The provisions of Section 3.8(B) of the Plan shall apply as if the other plan were a regional prototype plan.

              [ X  ]  (2)  Provide the method under which the plans will limit the total "Annual Additions" to the "Maximum Permissible Amount", and will properly reduce any "Excess Amounts", in a manner that precludes Employer discretion: [CERTAIN OF THE PARTICIPATING EMPLOYERS HAVE MAINTAINED OTHER QUALIFIED DEFINED CONTRIBUTION PLANS. ALL SUCH PLANS WERE MERGED INTO THIS PLAN EFFECTIVE DECEMBER 1, 1987. TO THE EXTENT REQUIRED, ALL ADJUSTMENTS SHALL BE MADE UNDER THIS PLAN.].

              [   ] (3)  N/A (No other qualified Defined Contribution Plan
                    (other than a regional prototype plan), Defined Benefit Plan, Welfare Benefit Fund or individual medical benefit account maintained).

            (C) MAINTENANCE OF A DEFINED BENEFIT PLAN. If a Participant is or has ever been a participant in a Defined Benefit Plan maintained by the Employer, check either (1) or (2) and complete as necessary:

              [   ] (1) The limitations set forth in Section 3.8(C)(2) through
                    (4) of the Plan shall apply.

              [   ] (2) Provide the method under which the Plan will satisfy the 1.0 limitation of section 415(e) of the Code (such language must preclude employer discretion; see Treas. Reg.
                    Section  1.415-1 for guidance) in the following blanks:
                    [

                                                                           ].

          IF ADDITIONAL SPACE IS REQUIRED THE EMPLOYER IS TO INSERT APPLICABLE LIMITATIONS IN AN ATTACHMENT TO THIS ADOPTION AGREEMENT. SUCH ATTACHMENT SHALL BE ADDED TO, AND MADE A PART OF, THIS ADOPTION AGREEMENT.

      A.3.9  ROLLOVERS.

              (A) PARTICIPANT ROLLOVERS. May Participants be permitted to make Rollover Contributions to the Plan (check one)?

              [ X ]  (1)  Yes   [  ] (2)  No

              (B) NON-PARTICIPANT ROLLOVERS. May Employees other than Participants be permitted to make Rollover Contributions to the Plan (check one)?

              [   ]  (1)  Yes   [ X ]  (2)   No

      A.3.10  TRANSFERS.

              (A) PARTICIPANT DIRECT TRANSFERS. May Participants be permitted to have direct transfers made on their behalf to the Plan (check one)?

              [ X ]  (1)  Yes   [  ]  (2)   No

              (B) NON-PARTICIPANT DIRECT TRANSFERS. May Employees other than Participants be permitted to have direct transfers made on their behalf to the Plan (check one)?

              [   ]  (1)  Yes   [ X ]  (2)   No

              (C) TRANSFERS OF ACCOUNTS. Are assets being transferred to this Plan from a qualified plan covering Key Employees in a Top-Heavy Plan or five-percent owners (within the meaning of section 416(i)(1) of the Code) (check one)?

              [   ] (1)  Yes    [ X ]  (2)   No

  If such assets are transferred, the restrictions of Section 3.10(B) of the Plan apply.

      A.3.11  TOP-HEAVY PROVISIONS.

              (A)  APPLICATION OF PROVISIONS AND ADJUSTMENTS.

                  (1) APPLICATION. Is the Plan a Top-Heavy Plan on the Effective Date (check one):

                  [   ] (a) Yes     [ X ]  (b) No

                  [   ] (c) Uncertain (Note that if this box is checked and the
                        Plan is a Top-Heavy Plan, the Top-Heavy Plan provisions as set forth herein shall apply)

                  (2) ADJUSTMENTS. If the Employer maintains more than one plan in a Permissive or Required Aggregation Group, set forth here any adjustments to be made for Employer contributions or benefits attributable to Employer contributions under such other plan(s) in determining the amount of contributions to be made under the Top-Heavy provisions of this Plan (if not applicable, insert letters
                  N/A)): [        N/A


                                                                           ]

              (B) VESTING. The nonforfeitable interest of each Employee in his account balance attributable to Employer contributions shall be determined on the basis of the following (check either (1) or (2) and fill in blank(s):

              [   ] (1) 100% vesting after [      ] (not to exceed 3) Years of
                        Service for Vesting;

              [ X ] (2) [  10 ]% (no minimum) vesting after 1 Year of Service for Vesting;

                        [ 25 ]% (not less than 20) vesting after 2 Years of Service for Vesting;

                        [ 50 ]% (not less than 40) vesting after 3 Years of Service for Vesting;

                        [ 75 ]% (not less than 60) vesting after 4 Years of Service for Vesting;

                        [ 100 ]% (not less than 80) vesting after 5 Years of Service for Vesting;

                        100% vesting after 6 Years of Service for Vesting.

    If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's top-heavy status, such shift is an amendment to the vesting schedule and the election in Section 15.2(G) of the Plan applies.

      A.5.1 ALLOCATIONS. If Section A.3.1(A)(1)(a) is checked, complete the following:

              (A)  ALLOCATION OF EMPLOYER CONTRIBUTIONS.

                  (1) METHOD. Shall Employer Contributions (if any) to the Employer Accounts of Participants be integrated with Social Security contributions, subject to the overall permitted disparity limits set forth below (check (a) if integrated, (b) if not integrated)?

                  [   ] (a)  Yes

                  The annual Employer Contribution shall not exceed the limitations set forth in Section A.5.1(A)(2). In any Plan Year in which there are Employer Contributions, such Employer Contributions shall, subject to the Top-Heavy Plan provisions, be allocated to each Participant's Employer Account as follows:

                        (i) ALLOCATION OF EMPLOYER CONTRIBUTIONS FOR PLAN YEARS IN WHICH PLAN IS A TOP-HEAVY PLAN. If the Plan is a Top-Heavy Plan for the Plan Year, the Employer Contribution for such Plan Year shall be allocated to each Participant's Employer Account as follows:

                          (aa) "BASE CONTRIBUTION PERCENTAGE". First, (check either (aaa) or (bbb))(percent in either (aaa) or
                          (bbb) must not be less than the "Minimum Top-Heavy Rate"):

                            [   ]   (aaa) [   ] (insert percent), or

                            [   ]   (bbb) that percent determined by the
                            Employer for the Plan Year

                          of the Participant's "Base Compensation" for such Plan Year shall be allocated to the Employer Account of such Participant;

                          (bb) "EXCESS CONTRIBUTION PERCENTAGE". Second, (check either (aaa) or (bbb))(percent in either
                          (aaa) or (bbb) must not be less than the "Minimum Top-Heavy Rate" and must not exceed the "Maximum Excess Allowance"):

                            [   ]  (aaa)[   ] (insert percent)   percent, or

                            [   ]  (bbb) that percent determined by the
                            Employer for the Plan Year

                          of the Participant's Excess Compensation for such Plan Year shall be allocated to the Employer Account of such Participant (for purposes of this allocation, forfeitures allocated to a Participant in the Plan Year shall be treated as Employer Contributions); however, in the case of any Participant who has exceeded the cumulative permitted disparity limit described below, the Employer shall contribute for such Participant an amount equal to the "Excess Contribution Percentage" multiplied by the Participant's total Compensation for the Plan Year; and

                          (cc) "ADDITIONAL CONTRIBUTION PERCENTAGE". Lastly, any excess over (aa) and (bb) shall be allocated to each Participant's Employer Account in the same ratio as his Compensation for such Plan Year bears to the Compensation of all Participants for such Plan Year.

                        (ii) ALLOCATION OF EMPLOYER CONTRIBUTIONS FOR PLAN YEARS IN WHICH PLAN IS NOT A TOP-HEAVY PLAN. The Employer Contribution for the Plan Year, if the Plan is not a Top-Heavy Plan for the Plan Year, shall be allocated as follows:

                          (aa) "BASE CONTRIBUTION PERCENTAGE". First, (check either (aaa) or (bbb)):

                            [   ]  (aaa)[   ] (insert percent)  percent, or

                            [   ]  (bbb) that percent determined by the
                            Employer for the Plan Year

                          of the Participant's "Base Compensation" for such Plan Year shall be allocated to the Employer Account of such Participant;

                          (bb) "EXCESS CONTRIBUTION PERCENTAGE". Second, (check either (aaa) or (bbb))(percent in either (aaa) or (bbb) must not exceed the "Maximum Excess Allowance"):

                            [   ]  (aaa)[   ] (insert percent)  percent, or

                            [   ]  (bbb) that percent determined by the
                            Employer for the Plan Year

                          of the Participant's Excess Compensation for such Plan Year shall be allocated to the Employer Account of such Participant (for purposes of this allocation, forfeitures allocated to a Participant in the Plan Year shall be treated as Employer Contributions); however, in the case of any Participant who has exceeded the cumulative permitted disparity limit described below, the Employer shall contribute for such Participant an amount equal to the "Excess Contribution Percentage" multiplied by the Participant's total Compensation for the Plan Year; and

                          (cc) "ADDITIONAL CONTRIBUTION PERCENTAGE". Lastly, any excess over (aa) and (bb) shall be allocated to each Participant's Employer Account in the same ratio as his Compensation for such Plan Year bears to the Compensation of all Participants for such Plan Year.

            With respect to any Employee who is a Participant in the Plan for only a portion of the Plan Year for which the Employer Contribution is made, the allocation to such Employee of the Employer Contribution (other than the Top-Heavy portion, if the Plan is a Top-Heavy Plan), shall be (check one):

                        [   ] (AA)  Based only upon the amount of "Base
                              Compensation", Excess Compensation and/or
                              Compensation earned by such Employee and all other Employees during the portion of the Plan Year in which they are or were Plan Participants.

                        [   ] (BB)  Based upon the amount of "Base
                              Compensation", Excess Compensation and/or
                              Compensation earned by such Employee and all other Employees during the entire Plan Year.

  NOTE THAT THIS PLAN MAY NOT PROVIDE FOR PERMITTED DISPARITY IF THE EMPLOYER MAINTAINS ANY OTHER PLAN THAT PROVIDES FOR PERMITTED DISPARITY AND BENEFITS ANY OF THE SAME PARTICIPANTS.

                  [ X ] (b)  No

            The annual Employer Contributions (if any) shall be determined by the Employer for each Plan Year but shall not exceed the limitations of Section A.5.1(A)(2). In any Plan Year in which there are Employer Contributions, such Employer Contributions shall, subject to the Top-Heavy Plan provisions, be allocated to such Participant's Employer Account as follows:

                        (i) ALLOCATION OF EMPLOYER CONTRIBUTIONS FOR PLAN YEARS IN WHICH PLAN IS A TOP-HEAVY PLAN. If the Plan is a Top-Heavy Plan for the Plan Year, the Employer Contribution for such Plan Year shall be first allocated to each Participant's Employer Account in the same ratio as his Compensation for such Plan Year bears to the Compensation of all Participants for such Plan Year, in an amount which is not less than the "Minimum Top-Heavy Rate". The balance of the Employer Contribution for such Plan Year shall be allocated to each Participant's Employer Account as follows (check one):

                          [   ] (aa)  In the same ratio as his Compensation for
                                such Plan Year bears to the Compensation of all Participants for such Plan Year.

                          [ X ] (bb)  In the same ratio as his Compensation for
                                the portion of the Plan Year in which he was a Participant bears to the Compensation of all Participants for the portion of the Plan Year in which they were Participants.

                        (ii) ALLOCATION OF EMPLOYER CONTRIBUTIONS FOR PLAN YEARS IN WHICH PLAN IS NOT A TOP-HEAVY PLAN. The Employer Contribution for the Plan Year, if the Plan is not a Top-Heavy Plan for the Plan Year, shall be allocated to each Participant's Employer Account as follows (check one):

                          [   ] (aa)  In the same ratio as his Compensation for
                                such Plan Year bears to the Compensation of all Participants for such Plan Year.

                          [ X ] (bb)  In the same ratio as his Compensation for
                                the portion of the Plan Year in which he was a Participant bears to the Compensation of all Participants for the portion of the Plan Year in which they were Participants.

                  [   ] (c)  N/A (Section A.3.1(A)(1)(b) checked)

                  (2) LIMITATIONS ON EMPLOYER CONTRIBUTIONS. The following limitations on Employer Contributions apply:

                      (a) DEDUCTION LIMITATIONS. The annual Employer, Matching, and Elective Deferral Contributions and any other Employer contribution shall, in the aggregate, not exceed the greater of:

                        (i) the Employer's "Primary Limitation" (as defined below) for the Taxable Year which ends with or within the Plan Year for which the Employer, Matching, and/or Elective Deferral Contribution and/or other Employer contribution is being made: or

                        (ii) the Employer's "Secondary Limitation" (as defined below) for the Taxable Year which ends with or within the Plan Year for which the Employer, Matching, and/or Elective Deferral Contribution and/or other Employer contribution is being made.

                      (b) CODE SECTION 415 LIMITATION. The allocation of the Employer contributions for the Plan Year shall be further limited by Section 3.8 of the Plan (Limitations on Allocations).

                      (c)  OVERALL PERMITTED DISPARITY LIMITS.

                        (i) ANNUAL OVERALL PERMITTED DISPARITY LIMIT. Notwithstanding the preceding paragraphs, for any Plan Year this Plan "Benefits" any Participant who "Benefits" under another qualified plan or simplified employee pension, as defined in section 408(k) of the Code, maintained by the Employer that provides for permitted disparity (or imputes disparity), Employer contributions and forfeitures shall be allocated to the account of every Participant otherwise eligible to receive an allocation in the ratio that such Participant's total Compensation bears to the total Compensation of all Participants.

                        (ii) CUMULATIVE PERMITTED DISPARITY LIMIT. Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not "Benefitted" under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

                  (3) DEFINITIONS. For purposes of this Section A.5.1(A), the following definitions apply:

                      (a) "BASE CONTRIBUTION PERCENTAGE" means, for any Plan Year, the percentage of Compensation contributed under the Plan with respect to that portion of each Participant's Compensation up to the "Integration Level" (i.e., with respect to such Participant's "Base Compensation") specified in the Plan for such Plan Year.

                      (b) "BASE COMPENSATION" means, for any Plan Year, Compensation up to the "Integration Level" for such Plan Year.

                      (c) "BENEFIT" OR" BENEFITING" means, with respect to a Participant, that such Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Treas. Reg. Section 1.410(b)-3(a).

                      (d) "EXCESS CONTRIBUTION PERCENTAGE" means, for any Plan Year, the percentage of Compensation which is contributed under the Plan with respect to that portion of each Participant's Compensation in excess of the "Integration Level" (i.e., with respect to such Participant's Excess Compensation) specified in the Plan for such Plan Year.

                      (e) "INTEGRATION LEVEL" means the amount of Compensation specified in the Plan at or below which the rate of contributions (expressed as a percentage of such Compensation) provided under the Plan is less than the rate of contributions (expressed as a percentage of Compensation) provided under the Plan with respect to Compensation above such level. The "Integration Level" for any Plan Year may in no event exceed the Taxable Wage Base as in effect on the first day of such Plan Year.

                      (f) "MAXIMUM EXCESS ALLOWANCE" means, for any Plan Year beginning before January 1, 1989, the "Base Contribution Percentage" plus 5.7% and for any Plan Year beginning after December 31, 1988, the percentage determined under either (i) or (ii):

                        (i) If the "Integration Level" for such Plan Year is equal to the Taxable Wage Base, in effect on the first day of such Plan Year, or if the "Integration Level" is a uniform dollar amount for all Participants which is no greater than the greater of $10,000 or 1/5 of the Taxable Wage Base in effect on the first day of such Plan Year, then the "Maximum Excess

                        Allowance" for such Plan Year is the lesser of:

                            (aa)  The "Base Contribution Percentage", or

                            (bb)  The greater of (AA) 5.7% or (BB) the
                            percentage equal to the rate of tax under section 3111(a) of the Code (in effect on the first day of the Plan Year) which is attributable to the old age insurance portion of the Old Age, Survivors and Disability Insurance provisions of the Social Security Act.

                        (ii) If the "Integration Level" for such Plan Year is greater than the greater of $10,000 or 1/5 of the Taxable Wage Base in effect on the first day of such Plan Year but less than the Taxable Wage Base in effect on the first day of such Plan Year then the "Maximum Excess Allowance" shall be determined as follows:



                      IF THE "INTEGRATION LEVEL"          THE "MAXIMUM EXCESS
                      ----------------------------------
                      IS MORE THAN   BUT NOT MORE THAN        ALLOWANCE" IS
                      ---------------------------------- ----------------------

                      (1)  X*        80% OF TAXABLE
                                     WAGE BASE                 4.3%

                      (2)  80% OF      Y**
                           TAXABLE
                           WAGE BASE                           5.4%



                      * x=The greater of $10,000 or 1/5 of Taxable Wage Base

                      **y=Any amount more than 80% of Taxable Wage Base but
                          less than 100% of Taxable Wage Base.

                      (g) "MINIMUM TOP-HEAVY RATE" means a rate of at least three percent (unless the total Employer contribution to the Plan is less than three percent), or, in certain cases where a Defined Benefit Plan is maintained, five percent or seven and one-half percent (whichever is applicable) of each Participant's Compensation for such Plan Year; if the Plan is integrated with Social Security, the "Base Contribution Percentage" plus the "Excess Contribution Percentage" plus the "Additional Contribution Percentage" (if any) must be no less than the "Minimum Top-Heavy Rate" as set forth in the preceding clause.

                      (h) "PRIMARY LIMITATION" means 15 percent of the Compensation otherwise paid or accrued by the Employer during such Taxable Year to, or for, the Participants in the Plan.

                      (i)  "SECONDARY LIMITATION" means the lesser of:

                        (i) 25 percent of the Participants' Compensation for the Taxable Year which ends with or within the Plan Year for which the Employer, Matching, and/or Elective Deferral Contribution or other Employer contribution is being made, or

                        (ii) Any excess of (aa) the aggregate of the "Primary Limitations" for all Taxable Years beginning before January 1, 1987, over (bb) the aggregate of the deductions allowed or allowable (for Employer, Matching, and Elective Deferral Contributions or other Employer contributions paid or deemed paid to the Plan) under section 404(a)(3)(A) of the Code for all Taxable Years beginning before January 1, 1987, which excess is available as a carryforward to the current Taxable Year from such prior Taxable Year(s) under said section 404(a)(3)(A).

               (B) OTHER ALLOCATIONS. Other contributions shall be allocated in accordance with the Plan document.

             A.5.4 ALLOCATION OF INCREASES AND DECREASES. Allocation of increases or decreases in the fair market value of assets described in Section
5.4 of the Plan shall be made on the basis of the amounts in the Accounts under the Plan (as adjusted under Section 5.4 of the Plan) as determined on (check either (A) or (B)):

                     [ X ] (A) First day of the period in which the Valuation Date occurs (except that the last day of the period shall be used for the initial allocation).

                     [   ]    (B) Last day of the period in which the Valuation
                              Date occurs.

             A.5.5  ALLOCATION OF FORFEITURES.

                              (A)  Shall forfeitures be allocated in accordance
    with Section 5.5 of the Plan (check one)?

                              [ X ]  (1)  Yes      [   ]  (2)   No

                              [   ]  (3)  N/A (No forfeitures)

    If Section A.5.5(A)(1) is checked, such allocation shall be effected as of
    the last day of the (check one): [   ] (a) month  [   ] (b) quarter  [ X ]
    (c) Plan Year in which the forfeiture occurs under Section 7.6(c) of the Plan, in proportion to the Employer and/or Matching Contributions (as applicable) allocated to the remaining Participants for the period for which the allocation is effected.

                              (B)  If Section A.5.5(A)(2) is checked,
    forfeitures shall be allocated as follows (check applicable block):

                              [   ]   (1)  Matching Account forfeitures shall
                                      be used to reduce Matching Contributions for the Plan Year in which such forfeitures occur but otherwise the provisions of Section 5.5 of the Plan shall apply.

                              [   ]   (2)  All Matching and Employer Account
                                      forfeitures shall be used to reduce
                                      Matching and Employer Contributions for
                                      the Plan Year in which such forfeitures
                                      occur.

                              [ X ] (3) N/A (Forfeitures shall be allocated under Section 5.5 of Plan or no forfeitures).

             A.6.1  INVESTMENT OF ACCOUNTS.

                              (A)  INVESTMENT POWER.  Investment of Trust
    assets shall be directed as follows (check (1), (2) or (3)):

                              [ X ] (1) Subject to the terms of the Plan, the Trustee shall, subject to any limitations indicated below, have the sole power and authority to direct investment of Trust assets.

                              [   ]   (2)  Subject to the terms of the Plan,
                                      the Investment Manager shall, subject to any limitations indicated below, have the sole power and authority to direct investment of Trust assets held in (check applicable block(s)):

                                      [   ] Employer Accounts  [   ]  Matching
                                                                       Accounts

                                      [   ] Participant Accounts [   ] Elective
                                                                       Deferral
                                                                       Accounts

                                      [   ] QVEC Accounts      [   ]  Rollover
                                                                      Accounts

                                      [   ] Transfer Accounts  [   ]  Other
                                                                      Accounts

                     Subject to the terms of the Plan, the Trustee shall have the sole power and authority to direct investment of Trust assets not committed to the direction of the Investment Manager.

                              [   ]   (3)  Subject to the terms of the Plan,
                                      each Plan Participant or Beneficiary
                                      shall, subject to any limitations
                                      indicated below, have the sole power and authority to direct investment of the Trust assets held in (check applicable block(s)):

                                      [   ] Employer Accounts    [   ] Matching
                                                                       Accounts

                                      [   ] Participant Accounts [   ] Elective
                                                                       Deferral
                                                                       Accounts

                                      [   ]  QVEC Accounts       [   ] Rollover
                                                                       Accounts

                                      [   ]  Transfer Accounts   [   ] Other
                                                                       Accounts

                     The investments which the Participant or Beneficiary may select are any one or more of the following (specify investment selections available):
                     [


                                                                             ]

                     Investment instructions shall be given by the Participant or Beneficiary on the Appropriate Form to the Administrative Committee not later than (fill in blank)
                     [   ] days before the Valuation Date preceding the
                     effective date of the investment direction. The Administrative Committee shall deliver such instructions to the Trustee. Such investment instructions shall be effected by the Trustee not later than (fill in blank)
                     [   ] days following the Valuation Date coincident with or
                     next
                     following the date on which the investment instructions are delivered to the Administrative Committee.

                     Subject to the terms of the Plan, the Trustee shall have the sole power and authority to direct investment of Trust assets not committed to the direction of the Participant or Beneficiary.

                              (B)  LIMITATIONS.  List any limitations on types
    of investments and transitional investment rules (if none, write "none"): [ NONE


                                                                          ]

                              (C)  QUALIFYING EMPLOYER SECURITIES.  May Plan
    assets be invested in Qualifying Employer Securities (check one)?

                              [ X ]  (1)  Yes      [   ]  (2)   No

    In no event may Employer, Participant, Elective Deferral, Matching, Rollover or Qualified Voluntary Employee Contributions or other Employer contributions or direct transfers or Employer, Participant, Elective Deferral, Matching, Rollover, Transfer or QVEC Accounts or other accounts be invested in Qualifying Employer Securities unless such investment is in compliance with applicable Federal and state securities laws (including any necessary filings under such Federal and state securities laws) and the requirements of the Plan.

    If such investment is in compliance with such laws (including any required filings) and Plan requirements, the prohibition on investment of Plan assets in Qualifying Employer Securities does not apply and up to [ 100 ] (insert percentage; if not applicable, insert letters N/A in blank) percent of Plan assets may be so invested.

    If any such required filings have not been made, only Employer Contributions and Employer Accounts not subject to Participant or Beneficiary directed investment may be invested in Qualifying Employer Securities. In such case, indicate the percentage of Employer Contributions and Employer Accounts which may be invested in Qualifying Employer Securities in the following blank: [ 100 ] percent (insert percentage; if not applicable, insert letters N/A in blank).

             A.7.6  SEPARATION FROM SERVICE.

                              (A)  DISTRIBUTION OF ACCRUED BENEFITS UPON
        SEPARATION FROM SERVICE.

                                      (1)  NORMAL RULES.  Upon separation of a
                                      Participant from the service of his
                                      Employer under Section 7.6(A) of the
                                      Plan, distribution of such Participant's
                                      Vested Accrued Benefit shall be made
                                      (check only one block (i.e., (a), (b) or (c)):

                                      [   ]    (a)  Upon the request of the
                                               Participant in writing on the
                                               Appropriate Form, within 60 days
                                               following the last day of the
                                               Plan Year in which such
                                               Participant incurs five
                                               consecutive One-Year Breaks In
                                               Service but if distribution is
                                               not so requested by the
                                               Participant, distribution shall
                                               be made on the date the
                                               Participant would have attained
                                               his Normal Retirement Age had he
                                               remained in the employ of the
                                               Employer;

                                      [ X ]    (b)  Upon the request of the
                                               Participant in writing on the
                                               Appropriate Form, at any time
                                               following the first Valuation
                                               Date coincident with or next
                                               following the date such
                                               Participant separates from the
                                               service of the Employer;
                                               however, if distribution is not
                                               so requested by the Participant
                                               earlier, distribution shall be
                                               made no later than 60 days
                                               following the date the
                                               Participant would have attained
                                               his Normal Retirement Age had he
                                               remained in the employ of the
                                               Employer; or

                                      [   ]    (c)  Within 60 days following
                                               the date the Participant would
                                               have attained his Normal
                                               Retirement Age had he remained
                                               in the employ of the Employer.

             Notwithstanding any other provision in the Plan or Adoption Agreement, if the Plan provides for distribution on an Early Retirement Date and if a separated Participant met the service but not the age requirement for such Early Retirement Date on the date of his separation from the service of his Employer, upon meeting such age requirement after separation, such Participant, if he so requests in writing on the Appropriate Form, shall commence receiving his deferred Vested Accrued Benefit no later than the date which would have been his Early Retirement Date had he continued in the service of the Employer. If no such request is made, distribution shall be made in accordance with Section A.7.6(A)(1)(a), (b) or (c), as elected by the Employer in this Adoption Agreement. All requests for payment under this Section A.7.6(A) shall be made within the 90-day period preceding the date payment is to commence.

                                      (2)  EXCEPTION.  If a Participant
                                      separates from the service of the
                                      Employer and the value of the
                                      Participant's Vested Accrued Benefit does not exceed and at the time of any prior distribution did not exceed $3,500, the Participant shall automatically, whether or not he requests distribution, receive, in one lump sum, a distribution of his entire Vested Accrued Benefit (and if the Vested Accrued Benefit is $-0-, he shall be deemed to have received such Vested Accrued Benefit) within 60 days following the first Valuation Date coincident with or next following the date such Participant separates from the service of the Employer.

             This provision shall only apply if this block is checked [  X  ].

             If the above block is not checked or if the value of the Participant's Vested Accrued Benefit exceeds or at the time of a prior distribution exceeded $3,500, the election made under Section A.7.6(A)(1) shall apply to the distribution of the Participant's Vested Accrued Benefit under the Plan.

                              (B)  VESTING UPON SEPARATION FROM SERVICE.

                                      (1)  Except as otherwise provided in the
                                      Plan and in Sections A.3.5 and A.3.11,
                                      the interest of each Participant in his
                                      Employer Account and Matching Account
                                      shall vest as follows (check one and
                                      complete applicable blanks):

                                      [   ]    (a)  100 percent vesting
                                               immediately.  (This alternative
                                               must be chosen if a period of
                                               more than one year has been
                                               designated in Section
                                               A.2.2(B)(1)(a)(i)).

                                      [   ]    (b)  [    ] percent for each
                                               Year of Service for Vesting (not
                                               less than 20 percent for each
                                               Year of Service for Vesting, but
                                               not more than 100 percent).

                                      [   ]    (c)  Nothing for the first five
                                               Years of Service for Vesting and
                                               100 percent thereafter.

                                      [   ]    (d)  Nothing for the first
                                               [     ] Years of Service for
                                               Vesting, then [     ] percent
                                               for each Year of Service for
                                               Vesting thereafter, but not more
                                               than 100 percent.  (Full vesting
                                               must occur after five Years of
                                               Service for Vesting).

                                      [   ]    (e)  In accordance with the
                                               following table:

                                                   IF YEARS OF SERVICE
                                                       FOR VESTING                   THEN THE VESTED
                                                     EQUAL OR EXCEED         -         PERCENTAGE IS

                                                       3..................................20
                                                       4..................................40
                                                       5..................................60
                                                       6..................................80
                                                       7 or more.........................100

                                      [ X ]    (f)  [Other.  (This alternative,
                                               if chosen, must provide a
                                               percentage of vesting which is
                                               not less than the percentage
                                               that would be provided under
                                               options (c) or (e) used
                                               consistently) - Specify:

                                                   [IF YEARS OF SERVICE
                                                    -------------------
                                                       FOR VESTING                   THEN THE VESTED
                                                       -----------               -------------------
                                                     EQUAL OR EXCEED         -         PERCENTAGE IS
                                                     ---------------        ---      ---------------

                                                       1..................................10
                                                       -------------------------------------
                                                       2..................................25
                                                       -------------------------------------
                                                       3..................................50
                                                       -------------------------------------
                                                       4..................................75
                                                       -------------------------------------
                                                       5 OR MORE.........................100
                                                       -------------------------------------

                                      (2)  For purposes of Section A.7.6(B)(1)
                                      above and for purposes of Section A.3.5
                                      and Section 3.11(B) of the Plan, Years of Service for Vesting attributable to the following shall be disregarded (check applicable blocks):

                                      [   ]    (a)  Service prior to the
                                               attainment of age 18, exclusive
                                               of the year within which the
                                               Employee attained age 18.

                                      [   ]    (b)  Service during any period
                                               for which the Employer did not
                                               maintain this Plan or a
                                               predecessor trust or plan.

                                      [   ]    (c)  Service before January 1,
                                               1971, unless the Employee has
                                               had at least three years of
                                               credited service after December
                                               31, 1970, determined without
                                               application of paragraphs (a),
                                               (b), (d) and (e) hereof if
                                               selected by the Employer.

                            [ X ] (d) If an Employee is reemployed by the Employer following a One-Year Break In Service, service before such One-Year Break In Service, if the Employee has not completed a Year of Service for Vesting after such One-Year Break In Service, for the purpose of determining the vested percentage in his Employer-derived Accrued Benefit which accrues after such One-Year Break In Service.

                            [ X ] (e) If an Employee is reemployed by the Employer following five consecutive One-Year Breaks In Service (check only (i) or (ii) whichever is to apply):

                                        [   ]    (i)  Service after such five
                                                  consecutive One-Year Breaks
                                                  In Service, for the purpose
                                                  of determining the vested
                                                  percentage in his
                                                  Employer-derived Accrued
                                                  Benefit which accrued before
                                                  such five consecutive
                                                  One-Year Breaks In Service
                                                  but both pre-Break and
                                                  post-Break service will count
                                                  for purposes of determining
                                                  the vested percentage in his
                                                  Employer-derived Accrued
                                                  Benefit which accrued after
                                                  such Break.

                                        [ X ]    (ii)  Service after such five
                                                  consecutive One-Year Breaks
                                                  In Service, for the purpose
                                                  of determining the vested
                                                  percentage in his
                                                  Employer-derived Accrued
                                                  Benefit which accrued before
                                                  such five consecutive
                                                  One-Year Breaks In Service
                                                  and, if the Employee had no
                                                  vested interest in his
                                                  Employer-derived Accrued
                                                  Benefit prior to such
                                                  Break(s) and the number of
                                                  consecutive One-Year Breaks
                                                  In Service equals or exceeds
                                                  the aggregate Years of
                                                  Service for Vesting, service
                                                  before such five consecutive
                                                  One-Year Breaks In Service
                                                  for the purpose of
                                                  determining the vested
                                                  percentage in his
                                                  Employer-derived Accrued
                                                  Benefit which accrues after
                                                  such five consecutive
                                                  One-Year Breaks In Service.

                      To the extent required by the Plan, separate accounts shall be maintained for the Participant's pre-Break and post-Break Employer-derived account balances.

                            (3) Except as otherwise provided in Section 7.6(C) of the Plan relating to benefits accruing before a separation from service, if a Participant separates from service and thereafter returns to employment with the Employer without incurring five consecutive One-Year Breaks In Service, he shall continue to vest in his Accrued Benefit.

                            (4) In the event that an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such
                                      Employee shall, subject to any applicable limitation set forth in this Section A.7.6, receive credit, for vesting purposes, for Service with the Employer while such Employee was not a member of the eligible class.

                                      (5)  Service, for purposes of Section
                                      A.7.6(B)(1), includes service with a
                                      predecessor employer if the Employer
                                      adopting the Plan is maintaining the Plan as a plan of a predecessor employer.

             Service, for purposes of Section A.7.6(B)(1), also includes service with a predecessor employer whose plan is not being continued by the Employer to the extent provided in Section A.1.79.

                              (C)  FORFEITURES.  If the provisions of Section
    7.6(C)(1)(b) of the Plan are to apply, check this block [     X     ];
    otherwise the provisions of Section 7.6(C)(1)(a) of the Plan shall apply.

             A.7.9 COMMENCEMENT OF PAYMENTS; DEFERRAL OF PAYMENTS; MINIMUM DISTRIBUTION REQUIREMENTS.

                              (A)  DATE PAYMENTS TO COMMENCE.  This provision
    is contained in the Plan.

                              (B)  DEFERRAL OF PAYMENTS.  Shall a Participant,
    to the extent permitted by the Plan, be permitted to defer payment of benefits under Sections 7.3, 7.4, 7.5 and 7.7 of the Plan (check one)?

                              [ X ] (1) Yes    [   ]  (2) No

                              (C)  MINIMUM DISTRIBUTION REQUIREMENTS.  This
    provision is contained in the Plan.

             A.7.10  WITHDRAWALS DURING EMPLOYMENT.

                              (A)  WITHDRAWALS FROM PARTICIPANT ACCOUNTS.
    Shall withdrawals of Participant Accounts (other than the portion of such Participant Accounts attributable to required Participant Contributions and to Participant Contributions which are matched by the Employer) be permitted (check one)?

                              [   ] (1) Yes  [   ]  (2) No  [ X ]  (3)  N/A

                              (B)  WITHDRAWALS FROM QVEC ACCOUNTS.  Shall
    withdrawals of QVEC Accounts be permitted (check one)?

                              [   ] (1) Yes  [   ]  (2) No  [ X ]  (3)  N/A

                              (C)  WITHDRAWALS FROM ROLLOVER ACCOUNTS.  Shall
    withdrawals of Rollover Accounts be permitted (check one)?

                              [   ] (1) Yes  [ X ]  (2) No  [   ]  (3)  N/A

                              (D)  HARDSHIP AND POST - 59 1/2 WITHDRAWALS FROM
    ELECTIVE DEFERRAL ACCOUNTS. Shall withdrawals of Elective Deferral Accounts be permitted (if such withdrawals are to be permitted, check
    either (1) or (2) or both) [   ] (1) on account of hardship [   ] (2) after
    reaching age 59-1/2 (check one)?

                              [   ] (a) Yes  [   ]  (b)   No  [ X ]  (c)  N/A

                              (E)  HARDSHIP AND POST - 59 1/2 WITHDRAWALS FROM
    EMPLOYER, PARTICIPANT, ROLLOVER AND TRANSFER ACCOUNTS. Shall withdrawals of Employer, Participant, Rollover and Transfer Accounts be permitted (if such withdrawals
    are to be permitted, check either (1) or (2) or both) [   ] (1) on account
    of hardship [   ] (2) after reaching age 59-1/2 (check one)?

                                    [   ] (a) Yes  [ X ] (b) No

                              (F)  HARDSHIP AND POST - 59 1/2 WITHDRAWALS FROM
    MATCHING ACCOUNTS. Shall hardship and post - age 59 1/2 withdrawals of Matching Accounts be permitted (if such withdrawals are to be permitted,
    check either (1) or (2) or both) [   ] (1) on account of hardship [   ] (2)
    after reaching age 59-1/2 (check one)?

                                    [   ] (a) Yes  [   ] (b) No  [ X ] (c) N/A

                              (G)  OTHER PRE-59-1/2 IN-SERVICE WITHDRAWALS.
    Shall withdrawals of a Participant's Vested Accrued Benefit attributable to Participant Contributions, Employer Contributions, and Matching Contributions after such Participant completes five Years of Service for Benefit Accrual but before he attains age 59 1/2 be permitted (check one)?

                              [   ]  (1)  Yes      [ X ]  (2)   No

    WITHDRAWALS SHALL ONLY BE MADE IN ACCORDANCE WITH THE PROVISIONS OF SECTION
    7.10 OF THE PLAN.

             A.7.11  LOANS.

                              (A)  Shall loans to Participants and
    Beneficiaries if such Beneficiaries are parties-in-interest (as defined in the Plan) be permitted (check one)?

                              [ X ]  (1)  Yes      [   ]  (2)   No

                 NOTE: NO LOANS MAY BE MADE TO OWNER-EMPLOYEES OR TO SHAREHOLDER EMPLOYEES (AS DEFINED IN SECTION 7.11(A)(7) OF THE PLAN).

                              (B)  The interest rate shall be determined as
follows: [   THE INTEREST RATE SHALL EQUAL ONE PERCENTAGE POINT ABOVE THE PRIME
INTEREST RATE AS PUBLISHED IN THE WALL STREET JOURNAL ON THE FIRST BUSINESS DAY OF THE WEEK IN WHICH THE LOAN IS MADE.
]

                              (C)  Shall the exception to the 50% of Vested
    Accrued Benefit limitation on loans not in excess of $10,000 apply?

                              [   ] (1)  Yes           [ X ]  (2)   No

                              [   ] (3)  N/A (No loans permitted)

         If the exception is to apply, note that only 50% of the Vested Accrued Benefit may be used as security for the loan. Additional security must be provided by the Participant or Beneficiary. Specify the type of additional collateral which will be used to secure the remainder of
         the loan: [                                N/A

                                                                             ]

                              (D)  Specify the types of collateral to be used
    to secure loans under the Plan: [ ONE HALF OF THE PRESENT VALUE OF THE PARTICIPANT'S OR BENEFICIARY'S VESTED ACCRUED BENEFIT UNDER THE PLAN.
                                                                         ]

                              (E)  If Section A.7.11(A)(1) is checked, indicate
    any additional limitations to be placed on loans (if none, so state; if not applicable, insert letters N/A):[ LOANS FROM THE PLAN WILL BE PERMITTED ONLY IN THE EVENT OF A PERSONAL EMERGENCY OR FINANCIAL HARDSHIP IN ACCORDANCE WITH THE GUIDELINES SET FORTH IN SECTION 7.10(C)(3) OF THE PLAN.
                                                                    ]

                              (F)  Shall loans to a Participant be treated as
    an investment by such Participant for his Accounts only (check one)?

                              [ X ] (1)  Yes           [   ]  (2)   No

                              [   ] (3)  N/A (No loans permitted)

             A.7.14  JOINT AND SURVIVOR ANNUITY.  The provisions of Section
7.14 of the Plan shall not apply to the Plan, as adopted under this Adoption Agreement.

             A.8.2 SPECIAL PROVISION WITH RESPECT TO QUALIFIED DOMESTIC RELATIONS ORDERS. Shall the special provision of Section 8.2 of the Plan with respect to Qualified Domestic Relations Orders apply to the Plan as adopted by the Employer (check one)?

                     [ X ]    (A)  Yes             [   ]  (B)   No

             A.15.1 AMENDMENT. THE CHANGES MADE BY THIS AMENDMENT AND RESTATEMENT SHALL BE DEEMED ADOPTED BY EACH ADOPTING EMPLOYER ON THE DATE THE NOTIFICATION LETTER IS ISSUED BY THE DISTRICT OFFICE OF THE INTERNAL REVENUE SERVICE WITHOUT FURTHER ACTION ON THE PART OF THE ADOPTING EMPLOYER EXCEPT THAT SUCH ADOPTING EMPLOYER MUST SEND A NOTICE TO INTERESTED PARTIES INFORMING SUCH INTERESTED PARTIES THAT THE PLAN HAS BEEN AMENDED. SUCH NOTICE MUST BE GIVEN IN ACCORDANCE WITH THE RULES OF SECTION 15.1(C) OF THE PLAN. SEE SECTION 15.1(C) OF THE PLAN FOR FURTHER INFORMATION.

             A.18.4 AGENT FOR SERVICE OF LEGAL PROCESS. The name(s) and address(es) of the agent(s) for service of legal process under the Plan are:
    [ ADMINISTRATIVE COMMITTEE, FUND OFFICE RETIREMENT PROFIT-SHARING PLAN
         C/O MUNICIPAL FUND FOR TEMPORARY INVESTMENT
         BELLEVUE PARK CORPORATE CENTER
         400 BELLEVUE PARKWAY, SUITE 100
         WILMINGTON, DE  19809

             A.18.17  RESTATEMENT.

                              (A)  RESTATEMENT OF EXISTING PLAN.  The Employer
    may adopt the Plan as an amendment and restatement of any Prior Plan (including a prior version of this Plan and Trust Agreement). Adoption shall not require termination of the Prior Plan, except that amendment and restatement of an existing Defined Benefit Plan into the Plan shall be deemed to be a termination of such Prior Plan for the purposes of Title IV of ERISA. Upon adoption of this Plan, the assets of the Prior Plan shall be invested in accordance with the provisions of this Plan. Check if applicable:

                 [ X ] This is an amendment and restatement of the [ FUND OFFICE RETIREMENT PROFIT-SHARING ] PLAN, an existing qualified [ PROFIT-SHARING ] plan, which was adopted effective as of [ SEPTEMBER 18, 1981].

                              (B)  LIMITATIONS APPLICABLE TO PLAN PROVISIONS.
    Except as otherwise provided in Section 3.11 of the Plan, the participation and/or vesting provisions of the Plan, as adopted by the Employer, shall apply as follows (check applicable block or blocks; to the extent not checked, the Plan shall apply in accordance with the terms set forth herein):

                              [   ]   (1)  The participation provisions of this
                                      Plan, as adopted by the Employer, shall
                                      apply only to Employees hired on or after the date the Plan is adopted by the Employer. The participation provisions of the Prior Plan shall otherwise apply.

                              [   ]   (2)  The vesting provisions of this Plan,
                                      as adopted by the Employer, shall apply
                                      only to Employees hired on or after the
                                      date the Plan is adopted by the

                                      Employer. The vesting provisions of the Prior Plan shall otherwise apply.

                              [ X ]   (3)  N/A.

                              (C)  INCORPORATION OF APPLICABLE PRIOR PLAN
    PROVISIONS AND TRANSITIONAL RULES. If the Employer checked A.18.17(A), such Employer shall insert here any Prior Plan provisions and any transitional rules which such Employer desires or is required to make applicable to this Plan (if none, write the word "none"):

[        (1) MERGER OF PLANS.  EFFECTIVE DECEMBER 1, 1987, THE CHESTNUT STREET
EXCHANGE FUND RETIREMENT PROFIT-SHARING PLAN, THE INDEPENDENCE SQUARE INCOME SECURITIES, INC. RETIREMENT PROFIT-SHARING PLAN, THE TEMPORARY INVESTMENT FUND, INC. RETIREMENT PROFIT-SHARING PLAN, AND THE TRUST FOR SHORT-TERM FEDERAL SECURITIES RETIREMENT PROFIT-SHARING PLAN WERE MERGED INTO, AND THEIR ASSETS TRANSFERRED INTO, THE PLAN.

         (2) CHANGE IN ACCRUAL COMPUTATION PERIODS, LIMITATION YEARS, PLAN YEARS AND VESTING COMPUTATION PERIODS. AS A RESULT OF THE MERGER AND TRANSFER OF ASSETS, THE ACCRUAL COMPUTATION PERIODS, LIMITATION YEARS, PLAN YEARS AND VESTING COMPUTATION PERIODS FOR THE CHESTNUT STREET EXCHANGE FUND, INDEPENDENCE SQUARE INCOME SECURITIES, INC., TEMPORARY INVESTMENT FUND, INC., AND TRUST FOR FEDERAL SECURITIES RETIREMENT PROFIT-SHARING PLANS HAVE BEEN CHANGED AS
FOLLOWS:

      PLAN               OLD (UNDER OLD PLAN) NEW (UNDER THIS PLAN)
--------------------------------------------------------------------------

CHESTNUT STREET EX-
-------------------------------------------------------------------------
  CHANGE FUND            1/1 TO 12/31            12/1 TO 11/30
-------------------------------------------------------------------------
INDEPENDENCE SQUARE
-------------------------------------------------------------------------
  INCOME SECURITIES,
-------------------------------------------------------------------------
  INC.                   1/1 TO 12/31            12/1 TO 11/30
-------------------------------------------------------------------------
TEMPORARY INVESTMENT
-------------------------------------------------------------------------
  FUND, INC.             10/1 TO 9/30            12/1 TO 11/30
-------------------------------------------------------------------------
TRUST FOR FEDERAL
-------------------------------------------------------------------------
  SECURITIES             11/1 TO 10/31           12/1 TO 11/30
-------------------------------------------------------------------------

             THIS RESULTED IN THE FOLLOWING SHORT ACCRUAL COMPUTATION PERIODS, LIMITATION YEARS, PLAN YEARS AND VESTING COMPUTATION PERIODS:

     PLAN                                     SHORT PERIOD/YEAR
-------------------------------------------------------------------------

CHESTNUT STREET                              1/1/87 TO 11/30/87
-------------------------------------------------------------------------
INDEPENDENCE SQUARE INCOME SECURITIES, INC.  1/1/87 TO 11/30/87
-------------------------------------------------------------------------
TEMPORARY INVESTMENT FUND, INC.              10/1/87 TO 11/30/87
-------------------------------------------------------------------------
TRUST FOR FEDERAL SECURITIES                 11/1/87 TO 11/30/87
-------------------------------------------------------------------------

         (A) CHANGE IN VESTING COMPUTATION PERIODS. EACH PARTICIPANT IN THE ABOVE LISTED PLANS RECEIVED VESTING CREDIT FOR TWO YEARS OF SERVICE FOR VESTING PROVIDED SUCH PARTICIPANT COMPLETED 200 OR MORE HOURS OF SERVICE IN BOTH THE OLD VESTING COMPUTATION PERIOD AND THE NEW VESTING COMPUTATION PERIOD AS SET FORTH ABOVE.

         (B) CHANGE IN ACCRUAL COMPUTATION PERIODS. ANY PARTICIPANT IN THE ABOVE LISTED PLANS WHO COMPLETED 200 HOURS OF SERVICE MULTIPLIED BY THE NUMBER OF MONTHS IN THE SHORT ACCRUAL COMPUTATION PERIOD DIVIDED BY TWELVE RECEIVED HIS PROPORTIONATE SHARE OF EMPLOYER CONTRIBUTIONS DURING THE SHORT ACCRUAL COMPUTATION PERIOD SET FORTH ABOVE.

         (C) CHANGE IN LIMITATION YEARS. FOR THE SHORT LIMITATION YEARS, THE DOLLAR LIMITATIONS UNDER SECTION 415(C)(1)(A) OF THE CODE WERE ADJUSTED AS PROVIDED UNDER TREAS. REG. Section 1.415-2(B)(4).

         THE ABOVE CHANGES WERE MADE PURSUANT TO THE AUTOMATIC APPROVAL
PROVISIONS OF REV. PROC. 87-27, 1987-25 I.R.B. 41.             ]

             A.18.18 INDIVIDUAL PROVISIONS. Any provisions applicable to the adopting Employer only should be inserted here (if none, write the word "none"):

 [ (A) EMPLOYER AMENDMENT OF PLAN AND/OR TRUST. ANY EMPLOYER AMENDMENT OF THE PLAN AND/OR TRUST PERMITTED BY SECTION 15.1 OF THE PLAN AND TRUST AGREEMENT SHALL BE EFFECTED BY RESOLUTION OF THE EMPLOYER'S BOARD OF DIRECTORS ADOPTED AT A DULY HELD MEETING OF SAID BOARD OR BY UNANIMOUS WRITTEN CONSENT OF SAID BOARD, IF THE EMPLOYER IS INCORPORATED AND OTHERWISE BY APPROPRIATE WRITTEN ACTION OF EMPLOYER'S OWNER OR OTHER GOVERNING ENTITY UNDER STATE LAW. A CERTIFIED COPY OF SUCH RESOLUTIONS OR OTHER WRITTEN ACTION SHALL BE DELIVERED TO THE ADMINISTRATIVE COMMITTEE AND THE TRUSTEE.

    (B) TERMINATION OR PARTIAL TERMINATION OF PLAN AND/OR TRUST. TERMINATION OR PARTIAL TERMINATION OF THE PLAN AND/OR TRUST UNDER ARTICLE XVI OF THE PLAN AND TRUST AGREEMENT SHALL BE EFFECTED BY RESOLUTION OF THE EMPLOYER'S BOARD OF DIRECTORS ADOPTED AT A DULY HELD MEETING OF SAID BOARD OR BY UNANIMOUS WRITTEN CONSENT OF SAID BOARD, IF SUCH EMPLOYER IS INCORPORATED AND OTHERWISE BY APPROPRIATE WRITTEN ACTION OF EMPLOYER'S OWNER OR OTHER GOVERNING ENTITY UNDER STATE LAW. A CERTIFIED COPY OF SUCH RESOLUTIONS OR OTHER WRITTEN ACTION SHALL BE DELIVERED TO THE ADMINISTRATIVE COMMITTEE AND THE TRUSTEE.

    (C)  ADOPTION OF PLAN BY OTHER EMPLOYERS.

         (1) EFFECTIVE DATE. THIS SECTION A.18.18(C) SHALL BE EFFECTIVE AS OF DECEMBER 1, 1989.

         (2) ADOPTION OF PLAN AND TRUST. ANY OTHER EMPLOYER MAY ADOPT THE TERMS OF THIS PLAN AS ADOPTED BY THE ADOPTING EMPLOYER, AND THEREBY BECOME A "PARTICIPATING EMPLOYER," PROVIDED:

             (A) THE BOARD OF DIRECTORS OR OTHER GOVERNING ENTITY OF THE ADOPTING EMPLOYER CONSENTS TO SUCH ADOPTION;

             (B) THE BOARD OF DIRECTORS OR OTHER GOVERNING ENTITY OF THE ADOPTING PARTICIPATING EMPLOYER ADOPTS THIS PLAN BY APPROPRIATE ACTION;

             (C) THE ADOPTING PARTICIPATING EMPLOYER EXECUTES THE ADOPTION AGREEMENT; AND

             (D) THE ADOPTING PARTICIPATING EMPLOYER EXECUTES SUCH OTHER DOCUMENTS AS MAY BE REQUIRED TO MAKE SUCH ADOPTING PARTICIPATING EMPLOYER A PARTY TO THE PLAN AND TRUST AS A PARTICIPATING EMPLOYER (EXCEPT AS PROVIDED BELOW).

         A PARTICIPATING EMPLOYER WHICH ADOPTS THE PLAN AND TRUST AGREEMENT IS THEREAFTER AN EMPLOYER WITH RESPECT TO ITS EMPLOYEES FOR PURPOSES OF THE PLAN, THE TRUST AGREEMENT AND THIS ADOPTION AGREEMENT EXCEPT THAT SUCH PARTICIPATING EMPLOYER DELEGATES TO THE ADOPTING EMPLOYER THE POWER TO AMEND THE ADOPTION AGREEMENT ON ITS BEHALF AND ON BEHALF OF THE ADOPTING EMPLOYER AND EACH OTHER PARTICIPATING EMPLOYER, PROVIDED SUCH AMENDMENT DOES NOT MATERIALLY AFFECT THE SUBSTANCE OF THE PLAN WITH RESPECT TO THE ADOPTING EMPLOYER OR ANY PARTICIPATING EMPLOYER OR MATERIALLY AFFECT THE COSTS OF THE ADOPTING EMPLOYER OR ANY PARTICIPATING EMPLOYER. A PARTICIPATING EMPLOYER RESERVES THE POWER TO WITHDRAW FROM THE PLAN, AS PROVIDED IN SECTION A.18.18(C)(3), AND TO TERMINATE THE PLAN AND TRUST AGREEMENT WITH RESPECT TO SUCH PARTICIPATING EMPLOYER, AS PROVIDED IN SECTION A.18.18(5).

         (3) WITHDRAWAL FROM PLAN. SUBJECT TO THE REQUIREMENTS OF ARTICLE XVII, ANY PARTICIPATING EMPLOYER MAY, AT ANY TIME, WITHDRAW FROM THE PLAN UPON GIVING THE BOARD OF DIRECTORS OR OTHER GOVERNING ENTITY OF THE ADOPTING EMPLOYER, THE ADMINISTRATIVE COMMITTEE AND THE TRUSTEE AT LEAST 30 DAYS NOTICE IN WRITING OF ITS INTENTION TO WITHDRAW. UPON THE WITHDRAWAL OF A PARTICIPATING EMPLOYER PURSUANT TO THIS SECTION A.18.18(C)(3), THE TRUSTEE SHALL SEGREGATE A PORTION OF THE ASSETS IN THE TRUST AS SET FORTH BELOW, THE VALUE OF WHICH SHALL EQUAL THE TOTAL AMOUNT CREDITED TO THE ACCOUNTS OF PARTICIPANTS EMPLOYED BY THE WITHDRAWING PARTICIPATING EMPLOYER. SUBJECT TO THE REQUIREMENTS OF ARTICLE XVII, THE DETERMINATION OF WHICH ASSETS ARE TO BE

    SO SEGREGATED SHALL BE MADE BY THE TRUSTEE IN ITS SOLE DISCRETION AS SET FORTH BELOW.

         THE ADMINISTRATIVE COMMITTEE MAY, AT ANY TIME, DIRECT THE TRUSTEE TO SEGREGATE FROM THE TRUST SUCH PART THEREOF AS THE ADMINISTRATIVE COMMITTEE SHALL DETERMINE TO BE HELD FOR THE BENEFIT OF THE EMPLOYEES OF A PARTICIPATING EMPLOYER, AND SHALL GIVE A COPY OF SUCH DIRECTIONS TO THE ADOPTING EMPLOYER AND EACH PARTICIPATING EMPLOYER. SUCH DIRECTIONS SHALL SPECIFY THE ASSETS OF THE TRUST TO BE SEGREGATED. UNLESS THE ADOPTING EMPLOYER OR ANY PARTICIPATING EMPLOYER FILES WITH THE TRUSTEE A WRITTEN PROTEST WITHIN 30 DAYS AFTER DELIVERY OF SUCH DIRECTIONS TO THE TRUSTEE, SUCH DIRECTIONS SHALL CONCLUSIVELY ESTABLISH THAT THE ASSETS SPECIFIED THEREIN REPRESENT THE PART OF THE TRUST HELD FOR THE BENEFIT OF THE EMPLOYEES OF THE ADOPTING EMPLOYER AND OF EACH PARTICIPATING EMPLOYER.

         AFTER THE EXPIRATION OF SUCH 30 DAY PERIOD, AND AFTER SETTLEMENT OF ANY SUCH PROTEST, THE TRUSTEE SHALL FOLLOW THE ADMINISTRATIVE COMMITTEE'S DIRECTIONS, INCLUDING ANY MODIFICATION THEREOF ADOPTED IN SETTLEMENT OF ANY PROTEST. ANY PART OF THE TRUST SEGREGATED PURSUANT TO SUCH DIRECTIONS SHALL THEREAFTER BE HELD IN A SEPARATE TRUST IDENTICAL IN TERMS TO THE TRUST HEREBY ESTABLISHED OR MAINTAINED, EXCEPT THAT, WITH RESPECT TO SUCH SEPARATE TRUST, THIS PLAN AND TRUST AGREEMENT SHALL BE CONSTRUED AS IF SUCH PARTICIPATING EMPLOYER WERE THE ADOPTING EMPLOYER AND ALL POWERS AND AUTHORITY CONFERRED UPON THE ADOPTING EMPLOYER OR ITS BOARD OR OTHER GOVERNING ENTITY AND THE ADMINISTRATIVE COMMITTEE SHALL DEVOLVE UPON SUCH PARTICIPATING EMPLOYER OR ITS BOARD OF DIRECTORS OR OTHER GOVERNING ENTITY. AT ANY TIME THEREAFTER, SUCH PARTICIPATING EMPLOYER AND THE TRUSTEE MAY (BUT THEY SHALL NOT BE REQUIRED TO) ENTER INTO A SEPARATE AGREEMENT STATING THE TERMS OF SUCH SEPARATE PLAN AND TRUST AGREEMENT WHICH MAY BE THE DRINKER BIDDLE & REATH REGIONAL PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST AGREEMENT. IF THE DRINKER BIDDLE & REATH REGIONAL PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST AGREEMENT IS NOT SO ADOPTED, THE PLAN AND TRUST AGREEMENT WITH RESPECT TO THE WITHDRAWING PARTICIPATING EMPLOYER SHALL BE CONSIDERED AN INDIVIDUALLY DESIGNED PLAN.

         (4) EXCLUSIVE PURPOSE OF TRUST. NEITHER THE SEGREGATION AND TRANSFER OF THE TRUST ASSETS UPON THE WITHDRAWAL OF A PARTICIPATING EMPLOYER NOR THE EXECUTION OF A NEW PLAN AND TRUST AGREEMENT BY SUCH WITHDRAWING PARTICIPATING EMPLOYER SHALL OPERATE TO PERMIT ANY PART OF THE TRUST TO BE USED FOR, OR DIVERTED TO, PURPOSES OTHER THAN FOR THE EXCLUSIVE BENEFIT OF THE PARTICIPANTS OR THEIR BENEFICIARIES.

         (5) APPLICATION OF WITHDRAWAL PROVISIONS. THE WITHDRAWAL PROVISIONS CONTAINED IN SECTION A.18.18(C)(3) AND (4) SHALL BE APPLICABLE ONLY IF THE WITHDRAWING PARTICIPATING EMPLOYER CONTINUES TO COVER ITS PARTICIPANTS AND ELIGIBLE EMPLOYEES IN ANOTHER PLAN AND TRUST QUALIFIED UNDER SECTIONS 401 AND 501 OF THE CODE. OTHERWISE, THE TERMINATION PROVISIONS OF THE PLAN AND TRUST AGREEMENT SHALL APPLY WITH RESPECT TO THE WITHDRAWING PARTICIPATING EMPLOYER.

         (6) SINGLE PLAN. NOTWITHSTANDING ANY OTHER PROVISION SET FORTH HEREIN, THE PLAN, AS ADOPTED PURSUANT TO THIS SECTION A.18.18(C) BY THE ADOPTING EMPLOYER AND EACH PARTICIPATING EMPLOYER, SHALL CONSTITUTE A SINGLE PLAN, AS SUCH TERM IS DEFINED IN TREAS. REG. Section 1.414(1)-1(B)(1), AS TO THE ADOPTING EMPLOYER AND EACH PARTICIPATING EMPLOYER.

         (7) QUALIFYING EMPLOYER SECURITIES. FOR PURPOSES OF SECTIONS A.1.72 AND A.6.1(B), AND FOR ALL OTHER PURPOSES OF THE PLAN AND TRUST AGREEMENT, THE STOCK OF ANY ADOPTING EMPLOYER AND ANY PARTICIPATING EMPLOYER SHALL BE TREATED AS QUALIFYING EMPLOYER SECURITIES.

         (8) ADOPTING EMPLOYER APPOINTED AGENT OF PARTICIPATING EMPLOYERS. EACH PARTICIPATING EMPLOYER APPOINTS THE BOARD OF DIRECTORS OR OTHER GOVERNING ENTITY OF THE ADOPTING EMPLOYER AS ITS AGENT TO EXERCISE ON ITS BEHALF ALL OF THE ADMINISTRATIVE POWER AND AUTHORITY CONFERRED UPON THE ADOPTING EMPLOYER BY THIS PLAN AND TRUST AGREEMENT, INCLUDING THE POWER TO AMEND THE ADOPTION AGREEMENT ON ITS BEHALF AND ON BEHALF OF THE ADOPTING EMPLOYER AND

    EACH OTHER PARTICIPATING EMPLOYER AS SET FORTH IN ARTICLE XV, PROVIDED SUCH AMENDMENT DOES NOT MATERIALLY AFFECT THE SUBSTANCE OF THE PLAN WITH RESPECT TO THE ADOPTING EMPLOYER OR ANY PARTICIPATING EMPLOYER OR MATERIALLY AFFECT THE COST OF THE ADOPTING EMPLOYER OR ANY PARTICIPATING EMPLOYER. THE AUTHORITY OF THE BOARD OF DIRECTORS OR OTHER GOVERNING ENTITY OF THE ADOPTING EMPLOYER TO ACT AS AGENT OF ANY PARTICIPATING EMPLOYER, IN ACCORDANCE WITH SECTIONS A.18.18(C)(2) AND A.18.18(C)(8), SHALL TERMINATE ONLY IF THE PART OF THE PLAN'S ASSETS HELD FOR THE BENEFIT OF THE EMPLOYEES OF SUCH PARTICIPATING EMPLOYER SHALL BE SEGREGATED IN A SEPARATE TRUST AS PROVIDED IN SECTION A.18.18(C)(3) AND SUCH PARTICIPATING EMPLOYER THEREUPON WITHDRAWS FROM THE PLAN IN ACCORDANCE WITH SECTION A.18.18(C)(3). ANY MATERIAL AMENDMENT (I.E., ANY AMENDMENT MATERIALLY AFFECTING THE SUBSTANCE OF THE PLAN WITH RESPECT TO THE ADOPTING EMPLOYER OR ANY PARTICIPATING EMPLOYER OR MATERIALLY AFFECTING THE COSTS OF THE ADOPTING EMPLOYER OR ANY PARTICIPATING EMPLOYER CAN ONLY BE ADOPTED BY THE ADOPTING EMPLOYER AND ALL PARTICIPATING EMPLOYERS. EACH PARTICIPATING EMPLOYER EXCLUSIVELY RESERVES THE POWER TO TERMINATE THIS PLAN AND/OR THE TRUST AGREEMENT AS SET FORTH IN
    ARTICLE XVI WITH RESPECT TO SUCH PARTICIPATING EMPLOYER. THE COMPLETE TERMINATION OF THE PLAN CAN ONLY BE EFFECTED BY ACTION OF THE ADOPTING EMPLOYER AND ALL PARTICIPATING EMPLOYERS.

         (9) NAME OF ADOPTING EMPLOYER. THE MUNICIPAL FUND FOR TEMPORARY INVESTMENT IS THE ADOPTING EMPLOYER.

         (10) PARTICIPATING EMPLOYERS. THE NAMES AND PERTINENT DATA FOR THE PARTICIPATING EMPLOYERS ARE AS FOLLOWS:

             (A)     CHESTNUT STREET EXCHANGE FUND:

                     ADDRESS: BELLEVUE PARK CORPORATE CENTER
                              400 BELLEVUE PARKWAY, SUITE 100
                              WILMINGTON, DE  19809

                     EMPLOYER IDENTIFICATION NUMBER:51-0199471

                     TAXABLE YEAR:  JANUARY 1 - DECEMBER 31

                     BUSINESS CODE NUMBER:  6742

                     TYPE OF ENTITY:  PARTNERSHIP

                     PLACE OF ORGANIZATION: CALIFORNIA

             (B)     INDEPENDENCE SQUARE INCOME SECURITIES, INC.:

                     ADDRESS: ONE ALDWYN CENTER
                              VILLANOVA, PA 19085


                     EMPLOYER IDENTIFICATION NUMBER:23-1861553

                     TAXABLE YEAR:  JANUARY 1 - DECEMBER 31

                     BUSINESS CODE NUMBER:  6742

                     TYPE OF ENTITY:  CORPORATION

                     PLACE OF ORGANIZATION: MARYLAND

             (C)     TEMPORARY INVESTMENT FUND, INC.:

                     ADDRESS: BELLEVUE PARK CORPORATE CENTER
                              400 BELLEVUE PARKWAY, SUITE 100
                              WILMINGTON, DE  19809

                     EMPLOYER IDENTIFICATION NUMBER:52-0983343

                     TAXABLE YEAR:  OCTOBER 1 - SEPTEMBER 30

                     BUSINESS CODE NUMBER:  6742

                     TYPE OF ENTITY:  CORPORATION

                     PLACE OF ORGANIZATION: MARYLAND

             (D)     TRUST FOR FEDERAL SECURITIES:

                     ADDRESS: BELLEVUE PARK CORPORATE CENTER
                              400 BELLEVUE PARKWAY, SUITE 100
                              WILMINGTON, DE  19809

                     EMPLOYER IDENTIFICATION NUMBER:52-1036683

                     TAXABLE YEAR:  NOVEMBER 1 - OCTOBER 31

                     BUSINESS CODE NUMBER:  6742

                     TYPE OF ENTITY:  BUSINESS TRUST

                     PLACE OF ORGANIZATION: PENNSYLVANIA

             (E)     MUNICIPAL FUND FOR CALIFORNIA INVESTORS, INC.:

                     ADDRESS: BELLEVUE PARK CORPORATE CENTER
                              400 BELLEVUE PARKWAY, SUITE 100
                              WILMINGTON, DE  19809

                     EMPLOYER IDENTIFICATION NUMBER:51-0266273

                     TAXABLE YEAR:  FEBRUARY 1 - JANUARY 31

                     BUSINESS CODE NUMBER:  6742

                     TYPE OF ENTITY:  CORPORATION

                     PLACE OF ORGANIZATION: MARYLAND

             (F)     MUNICIPAL FUND FOR NEW YORK INVESTORS, INC.:

                     ADDRESS: BELLEVUE PARK CORPORATE CENTER
                              400 BELLEVUE PARKWAY, SUITE 100
                              WILMINGTON, DE  19809

                     EMPLOYER IDENTIFICATION NUMBER:51-0270312

                     TAXABLE YEAR:  AUGUST 1 - JULY 31

                     BUSINESS CODE NUMBER:  6742

                     TYPE OF ENTITY:  CORPORATION

                     PLACE OF ORGANIZATION: MARYLAND

             (G)     PORTFOLIOS FOR DIVERSIFIED INVESTMENT:

                     ADDRESS: BELLEVUE PARK CORPORATE CENTER
                              400 BELLEVUE PARKWAY, SUITE 100
                              WILMINGTON, DE  19809

                     EMPLOYER IDENTIFICATION NUMBER:51-0300345

                     TAXABLE YEAR:  JULY 1 - JUNE 30

                     BUSINESS CODE NUMBER:  6742

                     TYPE OF ENTITY:  BUSINESS TRUST

                     PLACE OF ORGANIZATION: MASSACHUSETTS

             (H)     THE PNC(R) FUND:

                     ADDRESS: BELLEVUE PARK CORPORATE CENTER
                              400 BELLEVUE PARKWAY, SUITE 100
                              WILMINGTON, DE  19809

                     EMPLOYER IDENTIFICATION NUMBER:51-0318674

                     TAXABLE YEAR:  OCTOBER 1 - SEPTEMBER 30

                     BUSINESS CODE NUMBER:  6742

                     TYPE OF ENTITY:  BUSINESS TRUST

                     PLACE OF ORGANIZATION: MASSACHUSETTS

             (I)     THE RBB FUND, INC.:

                     ADDRESS: BELLEVUE PARK CORPORATE CENTER
                              400 BELLEVUE PARKWAY, SUITE 100
                              WILMINGTON, DE  19809

                     EMPLOYER IDENTIFICATION NUMBER:51-0312196

                     TAXABLE YEAR:  SEPTEMBER 1 - AUGUST 31

                     BUSINESS CODE NUMBER:  6742

                     TYPE OF ENTITY:  CORPORATION

                     PLACE OF ORGANIZATION: MARYLAND

             (J) PROVIDENT INSTITUTIONAL FUNDS, INC. (EFFECTIVE FEBRUARY 16, 1995):

                     ADDRESS: BELLEVUE PARK CORPORATE CENTER
                              400 BELLEVUE PARKWAY, SUITE 100
                              WILMINGTON, DE  19809

                     EMPLOYER IDENTIFICATION NUMBER:41-1769812

                     TAXABLE YEAR:  JANUARY 1 - DECEMBER 31

                     BUSINESS CODE NUMBER:  6742

                     TYPE OF ENTITY:  CORPORATION

                     PLACE OF ORGANIZATION: MARYLAND          ]


             A.19.1  ADOPTION OF PLAN AND TRUST BY AFFILIATED EMPLOYERS.  Shall
Article XIX of the Plan apply (check one)?

                     [   ]    (A)  Yes             [   ]  (B)   No

                     [ X ]    (C)  N/A (No Affiliated Employers adopting Plan)

If Section A.19.1(A) is checked, fill in the following blanks:

    Name of Adopting Employer: [                                            ]

    Name(s), Address(es), Type of Entity and Tax Identification
    Number(s) of Adopting Affiliated Employer(s):[

                                                                            ]

The adopting Employer and each adopting Affiliated Employer must adopt the Plan and execute the Adoption Agreement upon the initial adoption by an adopting Affiliated Employer of the Plan. Thereafter the adopting Affiliated Employer, pursuant to Article XIX of the Plan, authorizes the adopting Employer to take all further action including, but not limited to, the amendment and/or termination of the Plan, on behalf of the adopting Affiliated Employer under the Plan (unless such adopting Affiliated Employer withdraws from the Plan pursuant to Article XIX of the Plan) and such adopting Affiliated Employer need not be a party to this Adoption Agreement with respect to any such subsequent action relating to the Plan and Trust Agreement and/or Adoption Agreement.

THE ADOPTING EMPLOYER OR ADOPTING AFFILIATED EMPLOYER MAY NOT RELY ON THE NOTIFICATION LETTER ISSUED BY THE NATIONAL OR DISTRICT DIRECTOR OF THE INTERNAL REVENUE SERVICE AS EVIDENCE THAT THE PLAN IS QUALIFIED UNDER SECTION 401 OF THE INTERNAL REVENUE CODE. IN ORDER TO OBTAIN RELIANCE WITH RESPECT TO PLAN QUALIFICATION, THE ADOPTING EMPLOYER AND/OR ADOPTING AFFILIATED EMPLOYER MUST APPLY TO THE APPROPRIATE KEY DISTRICT OFFICE FOR A DETERMINATION LETTER.

                 Executed at [WILMINGTON ], [ DELAWARE ], on this the [ 28th ] day of [ March ], 19[95].

                                                       ADOPTING EMPLOYER:

ATTEST:                                                MUNICIPAL FUND FOR TEMPORARY
                                                       INVESTMENT
                                                       ---------------------------------
[SEAL]                                                 NAME OF ADOPTING EMPLOYER


/s/ MORGAN R. JONES                                    By: /s/ G. WILLING PEPPER
-----------------------------------                       ------------------------------
Morgan R. Jones, Secretary                             G. Willing Pepper, President

                                                       PARTICIPATING EMPLOYERS:


ATTEST:                                                CHESTNUT STREET EXCHANGE FUND
                                                       ---------------------------------
                                                       Name of Participating Employer
[SEAL]

/s/ MORGAN R. JONES                                By: /s/ ROBERT R. FORTUNE
-----------------------------------                    ---------------------------------
Morgan R. Jones, Secretary                             Robert R. Fortune, President


ATTEST:                                                INDEPENDENCE SQUARE INCOME
                                                       SECURITIES, INC.
                                                       ---------------------------------
[SEAL]                                                 Name of Participating Employer

/s/ GARY M. GARDNER                                By: /s/ ROBERT R. FORTUNE
-----------------------------------                    ---------------------------------
Gary M. Gardner, Secretary                             Robert R. Fortune, President

ATTEST:                                                TEMPORARY INVESTMENT FUND, INC.
                                                       ---------------------------------
                                                       Name of Participating Employer
[SEAL]

/s/ W. BRUCE McCONNEL                              By: /s/ G. WILLING PEPPER
----------------------------------                     ---------------------------------
W. Bruce McConnel, III, Secretary                      G. Willing Pepper, President

ATTEST:                                                TRUST FOR FEDERAL SECURITIES
                                                       ---------------------------------
                                                       Name of Participating Employer
[SEAL]

/s/ W. BRUCE McCONNEL                              By: /s/ G. WILLING PEPPER
----------------------------------                     ---------------------------------
W. Bruce McConnel, III, Secretary                      G. Willing Pepper, President

ATTEST:                                                MUNICIPAL FUND FOR CALIFORNIA
                                                       INVESTORS, INC.
                                                       ---------------------------------
[SEAL]                                                 Name of Participating Employer

/s/ MORGAN R. JONES                                By: /s/ G. WILLING PEPPER
----------------------------------                     ----------------------------------
Morgan R. Jones, Secretary                             G. Willing Pepper, President

ATTEST:                                                MUNICIPAL FUND FOR NEW YORK
                                                       INVESTORS, INC.
                                                       ---------------------------------
[SEAL]                                                 Name of Participating Employer

/s/ MORGAN R. JONES                                By: /s/ EDWARD J. ROACH
----------------------------------                     ---------------------------------
Morgan R. Jones, Secretary                             Edward J. Roach, Vice President

ATTEST:                                                PORTFOLIOS FOR DIVERSIFIED
                                                       INVESTMENT
                                                       ---------------------------------
[SEAL]                                                 Name of Participating Employer

/s/ W. BRUCE McCONNEL                              By: /s/ G. WILLING PEPPER
---------------------------------                      ---------------------------------
W. Bruce McConnel, III, Secretary                      G. Willing Pepper, President

ATTEST:                                                THE PNC(R) FUND
                                                       -----------------------------------
                                                       Name of Participating Employer
[SEAL]

/s/ MORGAN R. JONES                                By: /s/ G. WILLING PEPPER
---------------------------------                      ---------------------------------
Morgan R. Jones, Secretary                             G. Willing Pepper, President

ATTEST:                                                THE RBB FUND, INC.
                                                       ---------------------------------
                                                       Name of Participating Employer
[SEAL]

/s/ MORGAN R. JONES                                By: /s/ EDWARD J. ROACH
---------------------------------                      ---------------------------------
Morgan R. Jones, Secretary                             Edward J. Roach, President

ATTEST:                                                PROVIDENT INSTITUTIONAL FUNDS, INC.
                                                       -----------------------------------
[SEAL]                                                 Name of Participating Employer

/s/ W. BRUCE McCONNEL                              By: /s/ G. WILLING PEPPER
---------------------------------                      ---------------------------------
W. Bruce McConnel, III, Secretary                      G. Willing Pepper, President


The undersigned hereby agree(s) to serve as the Trustee(s) under the Plan and Trust Agreement.


EDWARD J. ROACH                                        ROBERT R. FORTUNE
---------------------------------                      ---------------------------------
Name of Trustee                                        Name of Trustee

/s/ ANTHONY M. SANTOMERO                                    /s/ ROBERT R. FORTUNE
---------------------------------                           -----------------------------
Witness                                                     Signature


/s/ LINDA G. HAGAN                                          /s/ EDWARD J. ROACH
---------------------------------                           -----------------------------
Witness                                                     Signature